  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1996
                                                             FILE NO. 333-04349
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                       AMENDMENT NO. 3 TO FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------

                          TELESPECTRUM WORLDWIDE INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                        7389                23-2845501
 (STATE OR OTHER        (PRIMARY STANDARD INDUSTRIA      (I.R.S. EMPLOYER
 JURISDICTION OF         CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
 INCORPORATION OR        443 SOUTH GULPH ROAD
  ORGANIZATION)         KING OF PRUSSIA, PA 19406
                            (610) 962-5140
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                               J. BRIAN O'NEILL
               Chairman of the Board and Chief Executive Officer
                          TeleSpectrum Worldwide Inc.
                             443 South Gulph Road
                           King of Prussia, PA 19406
                                (610) 962-5140
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

                                  Copies to:

      THOMAS J. SHARBAUGH                   BARRY M. ABELSON
        DAVID A. GERSON                      BRIAN M. KATZ
  Morgan, Lewis & Bockius LLP          Pepper, Hamilton & Scheetz
     2000 One Logan Square               3000 Two Logan Square
   Philadelphia, Pennsylvania             18th & Arch Streets
           19103-6993                  Philadelphia, Pennsylvania
         (215) 963-5000                        19103-2799
                                             (215) 981-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                     CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
                                                  PROPOSED        PROPOSED
                                  AMOUNT          MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED(1)    PER SHARE(2)  OFFERING PRICE(2)    FEE(3)
- --------------------------------------------------------------------------------------------
 Common stock, par value
  $.01 per share........     12,213,000 shares     $16.00       $195,408,000      $67,385
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

(1) Includes 1,611,471 shares that may be issued upon the exercise of an over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee; based on a bona fide estimate of the maximum offering price of the securities being registered in accordance with Rule 457.

(3) Previously paid.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET

                             LOCATION IN PROSPECTUS
                       OF INFORMATION REQUIRED BY PART I
                                  OF FORM S-1

 ITEM NO.            CAPTION                     LOCATION IN PROSPECTUS
 --------            -------                     ----------------------
    1.    Forepart of the Registration
           Statement and Outside Front
           Cover Page of Prospectus...   Outside Front Cover Page
    2.    Inside Front and Outside
           Back Cover Pages of
           Prospectus.................   Inside Front and Outside Back Cover
    3.    Summary Information, Risk       Pages
           Factors and Ratio of
           Earnings to Fixed Charges..   Prospectus Summary; Risk Factors;
                                          The Company
    4.    Use of Proceeds.............   Prospectus Summary; Use of Proceeds
    5.    Determination of Offering
           Price......................   Underwriting
    6.    Dilution....................   Dilution
    7.    Selling Security Holders....   Principal and Selling Stockholders
    8.    Plan of Distribution........   Outside Front Cover Page; Underwriting
    9.    Description of Securities to
           be Registered..............   Description of Capital Stock
   10.    Interests of Named Experts
           and Counsel................   Not applicable
   11.    Information with Respect to
           the Registrant.............   Prospectus Summary; Risk Factors;
                                         Dividend Policy; Capitalization;
                                         Selected Pro Forma Combined Financial
                                         Data; Management's Discussion and
                                         Analysis of Pro Forma Financial
                                         Condition and Pro Forma Results of
                                         Operations; Selected Financial Data of
                                         TeleSpectrum Worldwide and the
                                         Operating Businesses; Management's
                                         Discussion and Analysis of Financial
                                         Condition and Results of Operations;
                                         Business; Management; Certain
                                         Relationships and Related Party
                                         Transactions; Shares Eligible for
                                         Future Sale; Index to Financial
                                         Statements
   12.    Disclosure of Commission
           Position on Indemnification
           for Securities Act
           Liabilities................   Not applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                   Subject to Completion

                           Dated August 7, 1996

10,620,000 Shares
[LOGO]

Common Stock
(par value $.01 per share)

Of the 10,620,000 shares of Common Stock offered hereby, 10,286,000 shares are being sold by TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and 334,000 shares are being sold by the Selling Stockholder. See "Principal and Selling Stockholders." Following the Offering, the Company's officers, directors and five-percent stockholders will own approximately 56.4% of the outstanding shares of Common Stock. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. Of the net proceeds from the sale of Common Stock by the Company, an aggregate of approximately $108.9 million will benefit certain persons who are to become officers, directors or five-percent stockholders of the Company upon the consummation of the Offering.

Prior to the Offering, there has been no public market for the Common Stock of the Company. It is currently anticipated that the initial public offering price will be between $14.00 and $16.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price.

The Company's Common Stock has been approved for quotation and trading on The Nasdaq National Market under the symbol "TLSP."

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------

                                 PROCEEDS   PROCEEDS TO
           PRICE TO UNDERWRITING TO         SELLING
           PUBLIC   DISCOUNT(1)  COMPANY(2) STOCKHOLDERS
- --------------------------------------------------------
Per Share  $        $            $          $
- --------------------------------------------------------
Total(3)   $        $            $          $
- --------------------------------------------------------

(1) The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company, estimated at $2,600,000.

(3) The Company has granted the Underwriters an option to purchase up to an additional 1,593,000 shares of Common Stock, on the same terms as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company
will be $   , $    and $   , respectively. See "Underwriting."

The shares of Common Stock being offered by this Prospectus are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Pepper, Hamilton & Scheetz, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock will be made against payment therefor on
or about    , 1996 at the offices of J.P. Morgan Securities Inc., 60 Wall
Street, New York, New York.

J.P. MORGAN & CO.
  DILLON, READ & CO. INC.
     LEGG MASON WOOD WALKER
           INCORPORATED
         THE ROBINSON-HUMPHREY COMPANY, INC.
   , 1996

                               [INSIDE COVER ART]

No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

No action has been or will be taken in any jurisdiction by the Company, the Selling Stockholder or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

                               TABLE OF CONTENTS

                                      Page
Prospectus Summary..................     4
Risk Factors........................     9
Use of Proceeds.....................    17
Dividend Policy.....................    18
Capitalization......................    19
Dilution............................    20
Selected Pro Forma Combined
 Financial Data.....................    21
Management's Discussion and Analysis
 of Pro Forma Financial Condition
 and Pro Forma Results of
 Operations.........................    23
Selected Financial Data of
 TeleSpectrum Worldwide and the
 Operating Businesses...............    25

                                    Page
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations.........   28
Business...........................   45
Management.........................   54
Certain Relationships and Related
 Party Transactions................   62
Principal and Selling
 Stockholders......................   69
Description of Capital Stock.......   72
Shares Eligible for Future Sale....   74
Underwriting.......................   75
Legal Matters......................   76
Experts............................   76
Additional Information.............   77
Index to Financial Statements......  F-1

UNTIL   , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The Company intends to furnish to its stockholders annual reports containing consolidated financial statements audited by its independent public accountants and quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

Simultaneously with the closing of the offering made by this Prospectus (the "Offering"), TeleSpectrum Worldwide Inc. will acquire, in separate transactions (the "Acquisitions"), a number of telemarketing, market research and direct mail and fulfillment businesses (collectively, the "Operating Businesses") for an aggregate consideration of $160.8 million, which consists of: (i) $90.9 million in cash to be paid to the Sellers of the Operating Businesses described in this Prospectus upon the consummation of the Offering; (ii) forgiveness of a $0.5 million promissory note from one of the Operating Businesses; (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the Acquisitions; (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants as discussed in this Prospectus to purchase 2,272,562 shares of Common Stock currently owned by CRW Financial, Inc. ("CRW Financial") at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at closing and earn-out arrangements. See "Certain Relationships and Related Party Transactions--The Acquisitions" and "--CRW Transactions." Unless otherwise indicated, all references herein to the "Company" include the Operating Businesses after the effectiveness of the Acquisitions, and references herein to "TeleSpectrum Worldwide" shall mean TeleSpectrum Worldwide Inc. prior to the effectiveness of the Acquisitions.

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial information set forth herein: (i) has been adjusted to give effect to the Acquisitions and a 8.510137-for-1 stock split effected through a stock dividend in May 1996; (ii) assumes an initial public offering price of $15.00 per share, which is the midpoint of the range of anticipated public offering prices set forth on the cover page of this Prospectus; and (iii) assumes no exercise of the Underwriters' over-allotment option. In addition, all references to years, unless otherwise noted, refer to the Company's fiscal year, which ends on December 31.

This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  THE COMPANY

TeleSpectrum Worldwide was founded in April 1996 to create a premier provider of integrated teleservices solutions. With the capabilities of the Operating Businesses, the Company can offer its clients complete direct marketing solutions that build upon a foundation of outbound and inbound telemarketing and include inbound customer service, market research, direct mail and fulfillment and other direct marketing services. The Company operates over 1,700 "workstations" (each of which consists of a telephone- and computer-equipped work area designed to accommodate one employee) in 23 call centers located primarily in the eastern United States, and currently has the capacity to handle over 300 million calls per year. The Company focuses on providing teleservices to major clients in the telecommunications, insurance, financial services, pharmaceuticals and healthcare, consumer products and high technology industries. The Company's pro forma revenues were $88.0 million for 1995 (of which the Company estimates that approximately 60% was derived from outbound telemarketing) and $57.7 million for the six months ended June 30, 1996, and its pro forma net income was $2.6 million for 1995 and $2.5 million for the six months ended June 30, 1996.

The teleservices industry facilitates the direct communication of marketing information to and from current and prospective customers by telephone. Direct marketing methods, such as telemarketing and direct mail, employ a "one-to-one" approach to deliver a marketing message directly to a specific current or prospective customer and to elicit immediate customer response. As businesses seek greater returns from their investments in marketing activities, they are increasingly coupling traditional indirect marketing methods such as advertising with direct marketing methods such as telemarketing. Advances in computer and telecommunications technology are helping telemarketers to more accurately identify and contact prospective customers, and are providing call center representatives ("CCRs") with more complete on-line guidance and support. Improvements in the scale and speed of computer and telecommunications networking capabilities allow teleservices providers to implement larger and more complex programs for their clients. As the trend toward outsourcing continues, the Company believes, based upon management's experience in the teleservices industry and in other industries which provide or use outsourced services, that businesses will increasingly seek to reduce the number of vendors they utilize, and may prefer single-source providers of integrated solutions drawing upon a variety of related teleservices capabilities. Moreover, the Company believes that further opportunities may emerge for an integrated teleservices provider that can assemble and offer other value-added teleservices, such as inbound customer service, market research, direct mail and fulfillment, training, consulting, call center management and electronic order processing. See "Business--Industry Overview" and "--Competition."

The Company's goal is to become the premier provider of integrated teleservices solutions. To attain this goal, the Company intends to provide a single source for complete, integrated solutions to its clients' direct marketing and customer service needs, establish long-term relationships with major clients, add new clients in its targeted industries and pursue strategic acquisitions that will enable the Company to broaden its market reach. See "Business-- Strategy" and "--Sales, Marketing and Clients."

The Company is being formed by the Acquisitions of substantially all of the assets of the following Operating Businesses from the entities described below and their affiliates (the "Sellers"):

The SOMAR Business ("SOMAR")--Headquartered in Salisbury, North Carolina, SOMAR, Inc. operates 712 workstations in seven call centers located in North Carolina and West Virginia. SOMAR currently focuses on outbound services and has a diverse portfolio of clients in the insurance, financial services, telecommunications and retail industries.

The NBG Business ("NBG")--Headquartered in Cambridge, Massachusetts, NBG Services, Inc. operates 314 workstations in seven call centers located in Massachusetts and Arizona. NBG provides outbound telemarketing services to clients in the high technology, financial services and telecommunications industries. NBG also provides market research, database development and account management services.

The Harris Businesses ("Harris")--Harris Direct Marketing, Inc. ("HDM"), headquartered in Philadelphia, Pennsylvania, and Harris Fulfillment, Inc. ("HFI"), headquartered in King of Prussia, Pennsylvania, comprise a regional vertically-integrated direct mail and fulfillment organization. Harris provides its services primarily to companies in the pharmaceuticals and healthcare, financial services and insurance industries. In addition, Harris operates an automated inbound call center to provide fulfillment services to a client in the pharmaceuticals and healthcare industry.

The Reich Business ("Reich")--Headquartered in Philadelphia, Pennsylvania, The Reich Group, Inc. and its affiliates comprise a fully-integrated direct marketing company with expertise in strategic planning, marketing, telemarketing and database development services. Reich, which operates 320 workstations in three call centers, specializes in providing services to companies in the financial services, telecommunications and insurance industries.

The TeleSpectrum Business ("TeleSpectrum")--Headquartered in Annapolis, Maryland, TeleSpectrum, Inc. provides inbound and outbound telemarketing and fulfillment services. TeleSpectrum operates 307 workstations in four call centers and focuses on providing inbound customer services to companies in the high technology, pharmaceuticals and healthcare and consumer products industries. In addition, TeleSpectrum's affiliate provides call center management outsourcing and telemarketing consulting and training services for businesses.

The Response Center Business ("The Response Center")--Headquartered in Upper Darby, Pennsylvania, The Response Center, Inc. and its affiliate provide custom market research, data tabulation, analysis and consulting, principally to clients in the telecommunications, financial services, utilities and pharmaceuticals and healthcare industries. The Response Center operates 130 workstations in one call center.

The Company maintains its principal executive offices at 443 South Gulph Road, King of Prussia, Pennsylvania 19406, and has facilities in Arizona, California, Delaware, Maryland, Massachusetts, North Carolina, Pennsylvania and West Virginia. The telephone number of its principal executive offices is (610)-962-5140. See "Business--TeleSpectrum Worldwide Facilities."

                                  THE OFFERING

COMMON STOCK OFFERED:

  By the Company....................... 10,286,000 shares
  By the Selling Stockholder...........    334,000 shares
TOTAL OFFERING(1) ..................... 10,620,000 shares
COMMON STOCK OUTSTANDING AFTER THE
 OFFERING(2)(3)........................ 23,200,000 shares
USE OF PROCEEDS BY THE COMPANY......... To pay the cash portion of the purchase price for the Operating
                                        Businesses, to repay indebtedness
                                        assumed in connection with the
                                        Acquisitions, to make certain capital
                                        expenditures and to fund general
                                        corporate purposes, including working
                                        capital and possible acquisitions. See
                                        "Use of Proceeds."
DIVIDEND POLICY........................ The Company intends to retain its earnings to fund development of its
                                        business and does not anticipate
                                        paying cash dividends in the
                                        foreseeable future. See "Dividend
                                        Policy."
RISK FACTORS........................... For a discussion of certain considerations relevant to an
                                        investment in the Common Stock, see
                                        "Risk Factors."
NASDAQ NATIONAL MARKET SYMBOL.......... "TLSP"

- --------

(1)Assumes that the Underwriters' over-allotment option for up to 1,593,000 shares of Common Stock is not exercised. See "Underwriting."

(2)Includes 4,403,863 shares of Common Stock to be issued in connection with the closing of the Acquisitions. Excludes additional shares of Common Stock which may be issued to three of the Sellers pursuant to earn-out arrangements. See "Certain Relationships and Related Party Transactions--The Acquisitions."

(3)Excludes 1,436,100 shares of Common Stock issuable upon the exercise of options to be granted on the date of this Prospectus under the TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan (the "1996 Stock Incentive Plan") and 593,400 shares of Common Stock issuable upon the exercise of warrants to be granted on the date of this Prospectus. All of such options and warrants have a per share exercise price equal to the initial public offering price. Also excludes 400,000 shares that would be issuable upon the exercise of options that the Company is to grant, pursuant to employment agreements with two of its executive officers, ratably over the course of the next four years. As of the date of this Prospectus, 863,900 additional shares are reserved for future issuance under the 1996 Stock Incentive Plan (463,900 shares, if all of the options to be granted to two of its executive officers over the next four years were to be granted). See "Certain Relationships and Related Party Transactions--The Acquisitions" and "Management--Employment Agreements" and "-- 1996 Stock Incentive Plan."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

TeleSpectrum Worldwide will acquire, simultaneously with and as a condition to the consummation of the Offering, the Operating Businesses. These Acquisitions will be recorded using the purchase method of accounting. The Summary Pro Forma Combined Financial Data assume the consummation of the Acquisitions and the consummation of the Offering. See "Certain Relationships and Related Party Transactions--The Acquisitions," "Pro Forma Combined Financial Statements" and "Notes to Pro Forma Combined Financial Statements."

                                             ----------------------------------------
                                                           PRO FORMA
                                               YEAR ENDED
                                             DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                                     1995          1995          1996
Dollars in thousands, except per share data  ------------  ------------  ------------
PRO FORMA STATEMENT OF INCOME DATA(1):
Revenues                                          $87,954       $42,588       $57,706
Cost of services                                   59,597        27,337        39,317
Selling, general and administrative
 expense(2)                                        17,525         8,657        10,956
Goodwill amortization(3)                            5,860         2,930         2,930
                                                  -------  ------------  ------------
Operating income                                    4,972         3,664         4,503
Interest income                                       158            28           103
Interest expense(4)                                   (94)          (34)          (49)
                                                  -------  ------------  ------------
Income before income taxes                          5,036         3,658         4,557
Income taxes(5)                                     2,407         1,749         2,060
                                                  -------  ------------  ------------
  Net income                                      $ 2,629       $ 1,909       $ 2,497
                                                  -------  ------------  ------------
  Net income per share(6)                         $  0.12       $  0.09       $  0.12
                                                  =======  ============  ============

Shares used in computing pro forma net
 income per share (6)                    21,200,000 21,200,000 21,200,000
                                        ----------- ---------- ----------


                                         -----------------------
                                            AT JUNE 30, 1996
                                                      PRO FORMA,
                                          ACTUAL  AS ADJUSTED(1)
Dollars in thousands                     -------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents                $   --         $ 32,384
Working capital (deficit)                 (1,506)         45,819
Goodwill                                     --          146,505
Total assets                              22,446         218,175
Long-term debt, less current maturities      --              --
Stockholders' equity                      20,440         208,310

- --------
(1)Assumes that the closings of the Acquisitions and the Offering had occurred as of January 1, 1995, in the case of the pro forma statement of income data, and as of June 30, 1996, in the case of the pro forma balance sheet data. The pro forma combined financial data are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period or of the future results of the Company. The pro forma combined financial data should be read in conjunction with the other financial data and notes thereto included elsewhere in this Prospectus. The aggregate consideration for the Acquisitions is $160.8 million, which consists of: (i) $90.9 million of cash to be paid to the Sellers upon the consummation of the Offering; (ii) forgiveness of a $0.5 million promissory note from one of the Operating Businesses; (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the Acquisitions; (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants as discussed in this Prospectus to purchase 2,272,562 shares of Common Stock currently owned by CRW Financial at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at closing and earn-out arrangements. See "Certain Relationships and Related Party Transactions--The Acquisitions" and "--CRW Transactions."
(2)Includes a pro forma adjustment to reflect compensation expense of the officers of the Operating Businesses and officers of TeleSpectrum Worldwide based upon employment agreements to be entered into not later than the closing of the Acquisitions. Does not reflect costs (which will be significant) related to other employees of TeleSpectrum Worldwide or corporate expenses related to being a public company. See "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations," "Management-- Executive Compensation" and "--Employment Agreements" and Note 2 of Notes to Pro Forma Combined Financial Statements.
(3)Represents a pro forma adjustment to reflect the amortization expense on the goodwill recorded in connection with the Acquisitions.
(4)Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the reduction of debt paid from the net proceeds of the Offering.
(5)Includes a pro forma adjustment to calculate the provision for income taxes on the pro forma combined results at effective tax rates of 47.8% and 45.2% in 1995 and 1996, respectively.
(6)Computed on a basis described in Note 5 of Notes to Pro Forma Combined Financial Statements.

                                  RISK FACTORS

In addition to the other information in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

ABSENCE OF COMBINED OPERATING HISTORY

TeleSpectrum Worldwide was founded in April 1996 and has conducted no operations to date. TeleSpectrum Worldwide has entered into agreements to acquire the Operating Businesses simultaneously with the consummation of the sale of the shares of Common Stock offered hereby. The Operating Businesses have been operating independently and the Company may not be able to successfully integrate these businesses and their disparate operations, employees and management. In connection with the Acquisitions, three of the Sellers and certain of the executives of the Operating Businesses may receive earn-outs and bonuses based upon the performance of that Operating Business, and certain of the Acquisition agreements require the Company to maintain the separate existence of certain of the Operating Businesses pending completion of earn-out arrangements. Such provisions may delay the integration by the Company of the Operating Businesses and therefore may adversely impact the Company's business, financial condition and results of operations. The Company's management group has been assembled only recently and the management control structure is still in its formative stages. Management may not be able to oversee the combined entity and implement effectively the Company's operating strategies. See "Certain Relationships and Related Party Transactions--The Acquisitions," "Business--The Operating Businesses" and "Management."

POTENTIAL INABILITY TO MANAGE GROWTH

The Operating Businesses, particularly those engaged primarily in telemarketing, have expanded significantly in the past several years and this expansion will place demands on the Company's administrative, operational and financial resources. Any continued growth of the Company's client base and its services could place an additional strain on the capacity, management and operations of the Company and the Operating Businesses. The Company's future performance and profitability will depend in part on its ability to successfully implement improved financial and management systems, to add capacity as and when needed and to hire qualified personnel to respond to changes in its business. The failure to implement such systems, add any such capacity or hire such qualified personnel may have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELIANCE ON MAJOR CLIENTS AND KEY INDUSTRIES

It is anticipated that a significant portion of the Company's revenues will be derived from relatively few clients. The Company's ten largest clients in 1995 accounted for approximately 56.4% of the Company's 1995 pro forma revenues, and one client--Mass Marketing Insurance Group--accounted for approximately 11.9% of the Company's 1995 pro forma revenues. In addition, each of the Company's Operating Businesses is substantially dependent on one or a limited number of clients. Certain of the clients of the Operating Businesses, including certain material clients of individual Operating Businesses, compete with one another. When providing services to clients that compete with one another, the Company's policy is to abide by procedures with respect to the maintenance of confidentiality or other safeguards that may be requested by either client, which may include performing services in facilities and with staff that are separate from those used in performing services for competitors. Notwithstanding these procedures, competing clients may realign their outsourcing needs after the Acquisitions so as to avoid potential or perceived conflicts. The Company's contracts with its clients can generally be canceled by the client upon relatively short notice. Moreover, the Company does not believe that it is the sole or primary source for any of the services rendered to those clients which utilize a number of other teleservices organizations. The loss of one or more of its major clients could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business--Sales, Marketing and Clients."

In addition, the Company's future prospects are dependent in large part upon continued demand from the industries primarily served by the Company. A significant downturn in the demand for teleservices generally, and particularly from clients in the insurance, financial services, pharmaceuticals and healthcare, telecommunications, consumer products or high technology industries, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business."

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

An element of the Company's strategy is to pursue strategic acquisitions that either expand or complement the Company's business. The Company may not be able to identify additional attractive acquisition candidates on terms favorable to the Company or in a timely manner. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, adverse short-term effects on the Company's operating results and the potential inability to integrate financial and management reporting systems. A significant portion of the Company's capital resources, including any remaining balance of the net proceeds of this Offering, could be used for these acquisitions. The Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. Moreover, the Company may not be able to successfully integrate any acquired business into the Company's business or to operate any acquired business profitably. See "Business--Strategy--Pursue Strategic Acquisitions" and "Use of Proceeds."

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

The Operating Businesses have in the past experienced, and the Company could in the future experience, quarterly variations in revenues, operating income and cash flow as a result of many factors, including the timing and magnitude of clients' marketing campaigns and customer service programs, the opening of new call centers, the loss of a major client, weather-related interruptions, additional selling, general and administrative expenses to acquire and support new business, the timing and magnitude of required capital expenditures and changes in the revenue mix among the Company's various service offerings or in the relative contribution of the several Operating Businesses. In connection with certain contracts, the Company could incur costs in periods prior to recognizing revenues under those contracts. In addition, the Company must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect the Company's operating results for that quarter. See "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations."


POSSIBLE DECLINE IN EFFECTIVENESS OF TELEMARKETING

The Company derives its revenues primarily from telemarketing activities. Although the telemarketing industry has grown significantly in the last ten years, advances in new forms of direct marketing, such as the development of interactive commerce through television, computer networks (including the Internet) and other media, could have an adverse effect on the demand for teleservices as a form of direct marketing. As the industry continues to grow, telemarketing's effectiveness as a direct marketing tool may also decrease as a result of consumer saturation and consumer resistance to telemarketing generally. Although the Company attempts to monitor industry trends and respond accordingly, the Company may not be able to anticipate and successfully respond to such trends in a timely manner.

RELIANCE ON KEY PERSONNEL

The Company's operations are dependent upon the efforts of the senior management of the Operating Businesses, as well as J. Brian O'Neill, Chairman of the Board and Chief Executive Officer, Michael C. Boyd, President and Chief Operating Officer, Richard C. Schwenk, Jr., Senior Vice President and Chief Financial Officer, and William F. Rhatigan, who is to be President of the Company's Telemarketing Group following consummation of the Offering. Although Mr. O'Neill intends to devote the majority of his time to the Company's business, he is also Chairman of the Board and Chief Executive Officer of CRW Financial, a principal stockholder of the Company, and is required to devote a substantial amount of time to those duties. The Company will likely also be dependent on the senior management of companies that may be acquired in the future. If any of these executives become unable to continue in or devote adequate time to their present roles, or if the Company is unable to attract and retain other skilled management personnel, the Company's business, results of operations and financial condition could be adversely affected. See "Management." The Company does not maintain any policies of key person life insurance on the lives of any of its senior management personnel.

DEPENDENCE ON LABOR FORCE

Teleservices are labor-intensive and often characterized by high personnel turnover. Unskilled and semi-skilled employees typically work part-time and receive relatively modest hourly wages; skilled or licensed employees commonly work full-time and command higher wages. Some of the Company's telemarketing activities, particularly insurance product sales and inbound customer service, require highly-trained employees. A high turnover rate among the Company's employees would increase the Company's recruiting and training costs, and if the Company were unable to recruit and retain a sufficient number of employees, it would be forced to limit its growth or possibly curtail its operations. In certain markets, the Company competes for qualified personnel with other teleservices providers, and periodically is required to pay premium hourly wages to attract and retain personnel. The Company may be unable to continue to hire and retain a sufficient number of qualified personnel, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Personnel and Training."

RELIANCE ON TECHNOLOGY

The Operating Businesses have invested significant resources in sophisticated telecommunications and computer technology, including universal workstations, predictive dialers, automated call distributors, digital switches and computer systems. The Company anticipates that it will be necessary to continue investing in technology. The Company may not be successful in anticipating technological changes or in selecting and developing new and enhanced technology on a timely basis. In addition, the temporary or permanent loss of telecommunications, computer equipment or software, through casualty or operating malfunction, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--The Operating Businesses."

The telecommunications and computer systems of the Operating Businesses contain certain incompatible software and hardware systems. Accordingly, it may not be feasible to integrate such systems and any attempt to do so may cause disruptions which could delay or prevent the Company from realizing any benefits that might be derived from integration, such as the elimination of duplicate functions and the facilitation of capacity shifting. Such disruptions could have a material adverse effect on the Company.

POSSIBLE ADVERSE IMPACT OF GOVERNMENT REGULATION

The telemarketing industry has become subject to an increasing amount of federal and state regulation during the past five years. The federal Telephone Consumer Protection Act of 1991 limits the hours during which telemarketers may call consumers and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. The federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 (the "TCFAPA") broadly authorizes the Federal Trade Commission (the "FTC") to issue regulations prohibiting misrepresentations in telemarketing sales. The FTC's new telemarketing sales rules prohibit misrepresentations of the cost, terms, restrictions, performance or duration of products or services offered by telephone solicitation, prohibit a telemarketer from calling a consumer when that consumer has instructed the telemarketer not to contact him or her, prohibit a telemarketer from calling prior to 8:00 a.m. or after 9:00 p.m. and specifically address other perceived telemarketing abuses in the offering of prizes and the sale of business opportunities or investments. Violation of these rules may result in injunctions, monetary penalties or disgorgement of profits and can give rise to private actions for damages. While the FTC's new rules have not caused the Operating Businesses to alter their operating procedures, additional federal or state consumer-oriented legislation could limit the telemarketing activities of the Company or its clients or significantly increase the Company's costs of regulatory compliance.

Several of the industries served by the Company, particularly the insurance industry, are subject to varying degrees of government regulation. Although compliance with these regulations is generally the responsibility of the Company's clients, the Company could be subject to a variety of enforcement or private actions for its failure or the failure of its clients to comply with such regulations. Employees of the Company who sell insurance products are required to be licensed by various state insurance commissions and participate in regular continuing education programs, many of which are currently provided by the Company. This requires the Company to comply with the extensive regulations of these state commissions, and changes in these regulations could materially increase the Company's operating costs. See "Business--Government Regulation."

COMPETITION

The teleservices industry is extremely competitive and highly fragmented. The Company competes with numerous independent direct marketing services firms, some of which are larger than the Company, as well as the in-house telemarketing, customer service, market research and direct mail and fulfillment operations of many of its clients or potential clients. The teleservices industry competes with other marketing tools, such as television, radio, print and other advertising media, as well as electronic commerce media such as the Internet. The Company's business, financial condition and results of operations could be materially and adversely affected if additional competitors with greater resources than the Company were to enter the industry, or if the Company's clients were to choose to conduct more of their direct marketing activities internally. See "Business--Competition."

POSSIBLE NEED FOR ADDITIONAL FINANCING

The Company currently estimates that the net proceeds of the Offering, together with cash generated from operations, will be sufficient to finance its current operations, potential obligations relating to the Acquisitions and planned capital expenditure requirements at least through 1997. There can be no assurance, however, that the Company will not be required to seek additional capital at an earlier date. In particular, the maximum aggregate amount that may ultimately be payable by the Company with respect to purchase price adjustments or earn-out payments related to the Acquisitions cannot currently be quantified. If such an amount substantially exceeds the Company's expectations and the benefits to the Company from the operations of the Operating Business which result in such payment obligations, the Company could be required to seek additional financing. The Company may, from time to time, seek additional funding through public or private financing, including equity financing. There can be no assurance that adequate funding will be available as needed or, if available, on terms acceptable to the Company. If additional funds are raised by issuing equity securities, existing shareholders may experience dilution. Insufficient funds may require the Company to scale back or eliminate some or all of its teleservices offerings. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

AMORTIZATION OF INTANGIBLE ASSETS

Approximately $146.5 million, or 67.2%, of the Company's pro forma total assets as of June 30, 1996 consists of goodwill arising from the Acquisitions of the Operating Businesses. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired and the amount of such purchase price allocated to such assets for purposes of the Company's pro forma balance sheet. Goodwill is amortized over a period of time, with the amount amortized in a particular period constituting an expense that would reduce the Company's net income in that period. A reduction in net income resulting from the amortization of goodwill may have an adverse impact upon the market price of the Company's Common Stock.

PORTIONS OF OFFERING PROCEEDS PAYABLE TO AFFILIATES

Approximately $90.9 million of the net proceeds to the Company from the sale of the shares of Common Stock offered hereby will be used to pay the cash portion of the purchase price for the Operating Businesses. Approximately $25.0 million, or 27.5%, of such amount will be paid to SOMAR, Inc., which will become a greater than 5% stockholder of the Company following consummation of the Acquisition of the SOMAR Operating Business. Richard W. Virtue, who is named to become a director of the Company and will enter into a consulting agreement with the Company upon consummation of the Offering (see "Certain Relationships and Related Party Transactions--Consulting Agreement with Person Named to Become Director"), is the Chairman and a principal stockholder of SOMAR, Inc., and Gregory M. Alcorn, who is to become Chief Executive Officer of the Company's SOMAR division, is the President and a stockholder of SOMAR, Inc.; Messrs. Virtue and Alcorn will thus benefit indirectly from amounts to be received by SOMAR, Inc. Approximately $14.1 million, or 15.5%, of the cash portion of the purchase price will be paid to NBG Services, Inc. William F. Rhatigan, who is named to become a director of the Company and the President of its Telemarketing Group, is the Chairman and a principal stockholder of NBG Services, Inc., and Michael J. Gallant, who is to become President of the Company's NBG division, is the President and a principal stockholder of NBG Services, Inc.; Messrs. Rhatigan and Gallant will thus benefit indirectly from amounts to be received by NBG Services, Inc. Approximately $12.2 million, or 13.4%, of the cash portion of the purchase price will be paid to HDM and HFI as the Sellers of the Harris Operating Business. Edward M. Idzik, who is to become President of the Company's Harris division, is the President and a principal stockholder of both HDM and HFI, and thus will benefit indirectly from amounts to be received by HDM and HFI. Approximately $20.0 million, or 22.0%, of the cash portion of the purchase price will be paid to entities affiliated with The Reich Group, Inc. as the Sellers of the Reich Operating Business. Morton M. Reich, who is to become President of the Company's Reich division, is the President and sole stockholder of the Sellers of the Reich Operating Business, and thus will benefit indirectly from amounts to be received by such Sellers. Approximately $8.0 million, or 8.8%, of the cash portion of the purchase price will be paid to entities affiliated with TeleSpectrum, Inc. as the Sellers of the TeleSpectrum Operating Business. Karen E. Schweitzer, who is to become President of the Company's TeleSpectrum division, is the President and a principal stockholder of the Sellers of the TeleSpectrum Operating Business and thus will benefit indirectly from amounts to be received by such Sellers. Approximately $11.6 million, or 12.8%, of the cash portion of the purchase price will be paid to entities affiliated with The Response Center, Inc. as the Sellers of The Response Center Operating Business. Patrick M. Baldasare, who is to become President of the Company's The Response Center division, is the President and a principal stockholder of the Sellers of The Response Center Operating Business and thus will benefit indirectly from amounts to be received by such Sellers. The foregoing affiliates, other than Mr. Virtue will enter into employment agreements with the Company upon consummation of the Offering. See "Management--Employment Agreements."

Simultaneously with the consummation of the Acquisitions, the Company will repay indebtedness of the Operating Businesses of approximately $17.0 million; Messrs. Virtue, Alcorn, Rhatigan, Gallant, Idzik and Reich and Ms. Schweitzer, in their respective capacities with the Sellers of the Operating Businesses, will benefit indirectly from such repayments. The Company has entered into earn-out arrangements with the Sellers of the SOMAR, NBG and Reich Operating Businesses, pursuant to which the Sellers may receive payments based upon the performance of the Operating Businesses. Messrs. Virtue, Rhatigan, Gallant and Reich, in their respective capacities with the Sellers of the Operating Businesses, will benefit indirectly from such payments. See "Certain Relationships and Related Party Transactions--The Acquisitions."

The Company has agreed to pay certain fees and expenses of the Sellers of the respective Operating Businesses incurred in connection with the Acquisitions; the maximum amount of such fees and expenses cannot be determined in advance, but is expected to be approximately $1.0 million. Messrs. Virtue, Alcorn, Rhatigan, Gallant, Idzik, Reich and Baldasare and Ms. Schweitzer, in their respective capacities with the Sellers of the Operating Businesses, will benefit indirectly from such payments.

NBG Services, Inc. is the Selling Stockholder in the Offering. The net proceeds to the Selling Stockholder are expected to be approximately $5.0 million. Messrs. Rhatigan and Gallant, in their respective capacities with NBG Services, Inc., will benefit indirectly from such net proceeds.

POTENTIAL INFLUENCE OF EXISTING STOCKHOLDERS

After the sale of shares of Common Stock offered hereby, the Company's executive officers, directors and 5% stockholders will own beneficially an aggregate of approximately 56.4% of the outstanding shares of Common Stock (approximately 52.8% if the Underwriters' over-allotment option is exercised in full). In particular, CRW Financial will own approximately 36.7% of the outstanding shares of Common Stock (approximately 34.3% if the Underwriters' over-allotment option is exercised in full). J. Brian O'Neill, Chairman of the Board and Chief Executive Officer of the Company, is the Chairman of the Board and Chief Executive Officer of CRW Financial.

The Company's officers, directors and 5% stockholders if acting together would, and CRW Financial may, be able to control the election of directors and matters requiring the approval of stockholders of the Company. This concentration of ownership by existing stockholders may also have the effect of delaying or preventing a change in control of the Company. See "Principal and Selling Stockholders."

POTENTIAL CONFLICTS OF INTEREST

The Company is subject to risks associated with potential conflicts of interest that may arise out of the interrelationships among certain of its officers, directors, significant stockholders and third parties. J. Brian O'Neill, Chairman of the Board and Chief Executive Officer of the Company, is the Chairman of the Board and Chief Executive Officer of CRW Financial. CRW Financial is a principal stockholder of the Company. Mark J. DeNino, a director of the Company, is a director of CRW Financial and a general partner of Technology Leaders II Management L.P., which is the sole general partner of Technology Leaders II L.P. Technology Leaders II L.P. is a principal stockholder of CRW Financial. See "Principal and Selling Stockholders." William
F. Rhatigan, who will serve as President of the Company's Telemarketing Group and is a person named to become a director of the Company upon consummation of the Offering, and Michael J. Gallant, who will serve as President of the Company's NBG division upon consummation of the Offering, together own all of the common stock of the Seller of the NBG Operating Business. In connection with the Acquisition of the NBG Operating Business, the Seller of the NBG Operating Business may receive a payment from the Company based upon 1996 earnings of the NBG Operating Business. See "Certain Relationships and Related Party Transactions--The Acquisitions--NBG." Richard W. Virtue, who will be engaged as a consultant to the Company and who is a person named to become a director of the Company upon consummation of the Offering, is a principal stockholder of the Seller of the SOMAR Operating Business, and Gregory M. Alcorn, who will serve as the President of the Company's SOMAR division upon consummation of the Offering, is a minority stockholder of the Seller of the SOMAR Operating Business. In connection with the Acquisition of the SOMAR Operating Business, the Seller of the SOMAR Operating Business may receive payments from the Company based upon 1996 and 1997 earnings of the SOMAR Operating Business. See "Certain Relationships and Related Party Transactions-- The Acquisitions--SOMAR." Morton M. Reich, who will serve as the President of the Company's Reich division upon consummation of the Offering, is the sole stockholder of the Seller of the Reich Operating Business. In connection with the Acquisition of the Reich Operating Business, the Seller of the Reich Operating Business may receive payments from the Company based upon 1996 earnings of the Reich Operating Business. See "Certain Relationships and Related Party Transaction--The Acquisitions--Reich." In addition to the possible effect upon the Company's ability to integrate the Operating Businesses described in "--Absence of Combined Operating History" above, the interests of the foregoing persons in their capacities with the third parties identified may come into conflict with the interests of such persons in their respective capacities with the Company in ways that cannot currently be foreseen.

DEPENDENCE ON TELEPHONE AND POSTAL SERVICE

The Company's business is materially dependent upon service provided by various local and long distance telephone companies and the United States Postal Service. Rate increases imposed by these organizations will increase the Company's operating expenses and adversely affect its operating results to the extent that the Company is unable to pass the increases through to its clients. Any significant interruption or capacity limitation in either service would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Services Overview."

SHARES ELIGIBLE FOR FUTURE SALE

The 10,620,000 shares being sold in this Offering will be freely tradeable unless acquired by affiliates of the Company; an aggregate of 12,580,000 unregistered shares of Common Stock will be outstanding immediately following consummation of the Offering. The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market following the Offering.

Simultaneously with the closing of this Offering, the Sellers will receive, in the aggregate, 4,403,863 shares of Common Stock as a portion of the consideration for their businesses; except for the 334,000 shares of Common Stock to be sold by the Selling Stockholder, these shares are not being offered by this Prospectus. The Company, each of its directors and officers, the holders of all of the shares of Common Stock and options or warrants to purchase shares of Common Stock that are or will be outstanding prior to the consummation of the Acquisitions, certain related persons and all of the holders of the CRW Lender Warrants and CRW Management Warrants have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 180 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc. The holders of the shares of Common Stock and warrants issued or to be issued in the Acquisitions and certain related persons have agreed not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 360 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc. In connection with the Acquisitions, the Company has granted certain stockholders the right to include up to 4,069,863 shares of Common Stock in certain registrations of Common Stock under the Securities Act of 1933, as amended (the ""Securities Act''), effected following consummation of the Offering. In addition, certain of such stockholders have the right to demand or piggyback registration of all or a portion of the shares of Common Stock that may be issued to them in payment of the earn-out component of the purchase price for their Operating Businesses. In connection with the CRW Lender Warrants and the CRW Management Warrants (each as defined in ""Certain Relationships and Related Party Transactions--CRW Transactions--Initial Capitalization''), the Company has granted demand and piggyback registration rights with respect to 2,272,562 shares of Common Stock purchasable from CRW Financial upon exercise thereof. In addition, the Company intends to file a registration statement under the Securities Act to register initially the issuance or, if applicable, resale of an aggregate of 2,300,000 shares of Common Stock reserved for issuance in connection with the 1996 Stock Incentive Plan (less any shares theretofore issued upon exercise of any options exercisable prior to the filing of such registration statement, as to which shares the exemption provided pursuant to Rule 701 under the Securities Act may be available). The issuance of shares upon the exercise of options or warrants could result in the dilution of the voting power of the shares of Common Stock purchased in the Offering and could have a dilutive effect on earnings per share. None of the securities described above was acquired in a transaction registered under the Securities Act, and, accordingly, such securities may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. See ""Certain Relationships and Related Party Transactions'' and ""Shares Eligible for Future Sale.''

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to the Offering, there has not been a public market for the Common Stock, and there can be no assurance that an active trading market will develop and continue after the Offering is completed or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price will be determined by negotiations between the Company and the representatives of the Underwriters. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The trading price of the Common Stock could be subject to significant fluctuations in response to introduction of new products or services by competitors, variations in quarterly operating results, changes in government regulations or market conditions affecting the teleservices and direct marketing industries and other events or factors. In addition, the stock market in the past has experienced significant price and value fluctuations, which have not necessarily been related to corporate operating performance. The volatility of the market could adversely affect the market price of the Common Stock and the ability of the Company to raise equity in the public markets. See "Underwriting."

ANTI-TAKEOVER PROVISIONS

Certain provisions of the Company's Bylaws impose certain procedures and limitations applicable to stockholders' meetings, proposal of business and nomination of directors that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Such provisions may limit the price that certain investors may be willing to pay in the future for shares of the Common Stock. These provisions may also reduce the likelihood of an acquisition of the Company at a premium price by another person or entity. In addition, under the Company's Certificate of Incorporation, the Board of Directors has the authority to fix the rights and preferences of, and issue shares of, preferred stock without further action of the stockholders. Therefore, preferred stock could be issued, without stockholder approval, that could have voting, liquidation and dividend rights superior to that of existing stockholders. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation, and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of preferred stock. See "Description of Capital Stock."

DILUTION

After giving effect to the Acquisitions, the purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution of $12.34 per share in the pro forma as adjusted net tangible book value of their shares. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares which may be issued in connection with earn-out arrangements relating to the Acquisitions or with future acquisitions, purchasers of Common Stock in this Offering may experience further dilution in the net tangible book value per share of the Common Stock.

                                USE OF PROCEEDS

The net proceeds to the Company from the sale of the shares of Common Stock offered hereby, after deducting estimated underwriting discounts and other offering expenses, all of which are payable by the Company, are estimated to be approximately $140.9 million (approximately $163.2 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $15.00 per share. The Company will not receive any of the net proceeds from the sale of shares of Common Stock by the Selling Stockholders. The principal uses of such net proceeds to the Company are described below.

Consummation of Acquisitions

Approximately $90.9 million of the net proceeds will be used to pay the cash portion of the aggregate purchase price for the Operating Businesses at closing of the Acquisitions. See "Certain Relationships and Related Party Transactions--The Acquisitions." In addition, approximately $3.9 million of the net proceeds will be used to pay fees and expenses incurred in connection with the negotiation and consummation of the Acquisitions.

Repayment of Indebtedness

An aggregate of approximately $17.0 million of the net proceeds will be used to repay indebtedness of the Operating Businesses assumed in the Acquisitions. See "Certain Relationships and Related Party Transactions--The Acquisitions. As of June 30, 1996 the following indebtedness was to be repaid:

                      PRINCIPAL-6/30/96
                    -------------------------  6/30/96                                PURPOSE OF DEBT
Dollars in            SHORT                   INTEREST            INCURRED SINCE       INCURRED SINCE
thousands              TERM LONG TERM   TOTAL     RATE   MATURITY         1/1/95               1/1/95
- ----------          ------- --------- ------- --------  --------- -------------- --------------------
SOMAR
 Note Payable       $ 1,149    $    0 $ 1,149     9.75%      1996 $        1,149      Working capital
 Bank Notes Payable     347       401     748   4-9.75%   1996-99            748 Capital expenditures
 Bank Payable           266       323     589   4-9.75%   1998-99            589 Capital expenditures
 Note Payable             0       300     300    10.00%      1997             30 Capital expenditures
 Notes Payable           36        50      86     9.00%      1998             86 Capital expenditures
 Bank Payable            24         0      24     9.25%    Demand             24      Working capital
 Line of Credit       4,413         0   4,413     9.25%    Demand          4,413      Working capital
 Capital Leases       1,059     2,145   3,204     6-21% 1996-2006          2,948 Capital expenditures
                    -------    ------ -------
  Totals            $ 7,294    $3,219 $10,513
                    =======    ====== =======
NBG
 Capital Leases     $   434    $  760 $ 1,194     4-18% 1996-2000 $        1,135 Capital expenditures
                    -------    ------ -------
  Totals            $   434    $  760 $ 1,194
                    =======    ====== =======
Harris
 Mortgage Payable   $   101    $1,102 $ 1,203     9.00%      2005 Not Applicable       Not Applicable
 Equipment Loan         206       275     481     8.25%      1998 Not Applicable       Not Applicable
 Equipment Loan           2        14      16    16.00%      2001 $           16 Capital expenditures
                    -------    ------ -------
  Totals            $   309    $1,391 $ 1,700
                    =======    ====== =======
Reich
 Note Payable       $    35    $   45 $    80     8.90%      1998 Not Applicable       Not Applicable
 Loan Payable            38        49      87     8.75%      1998 Not Applicable       Not Applicable
 Loan Payable            31       108     139     5.00%      2000 $          139 Capital expenditures
 Capital Leases         142       212     354  11-15.5% 1996-1999            345 Capital expenditures
                    -------    ------ -------
  Totals            $   246    $  414 $   660
                    =======    ====== =======
Telespectrum
 Line of Credit     $ 2,289    $    0 $ 2,289     9.75%    Demand $        2,289      Working capital
 Note Payable            24         0      24    15.00%      1997             24 Capital expenditures
 Note Payable           500         0     500     9.00%      1997            500 Capital expenditures
 Capital Leases          70         3      73  12-18.5%      1998 Not Applicable       Not Applicable
                    -------    ------ -------
  Totals            $ 2,883    $    3 $ 2,886
                    =======    ====== =======
  Grand Totals      $11,166    $5,787 $16,953
                    =======    ====== =======

Capital Expenditures
Approximately $16.0 million of the net proceeds will be used to make certain anticipated capital expenditures related to telephone equipment, computer hardware and software and purchases in connection with the opening of new call center facilities for SOMAR and TeleSpectrum. Of this amount, the Company is committed to expend up to $14.0 million for the purpose of meeting SOMAR's capital expenditure requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Certain Relationships and Related Party Transactions--The Acquisitions-- SOMAR."

Working Capital and General Corporate Purposes

The balance of the net proceeds, approximately $13.1 million (approximately $35.4 million if the Underwriters' over-allotment option is exercised in full), will be added to the Company's working capital and used for general corporate purposes, including possible acquisitions and capital expenditures associated with integrating the Operating Businesses. In addition, a portion of the net proceeds may be used for closing purchase price adjustments in connection with the Acquisitions and to pay that portion of the purchase price of certain Acquisitions that is subject to earn-out arrangements; the Company cannot currently quantify the maximum amount that it may ultimately be required to pay for these purposes. See "Certain Relationships and Related Party Transactions-- The Acquisitions." With the exception of the Acquisitions, the Company is not currently involved in negotiations and has no current commitments or agreements with respect to any acquisitions, and no such acquisitions may ever be consummated.

Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term investment grade securities.

                                DIVIDEND POLICY

The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Company's Board of Directors deems relevant.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company at June 30, 1996, on a pro forma as adjusted basis to reflect (i) the sale of 10,286,000 shares of Common Stock offered hereby at an assumed initial public offering price of $15.00 per share and the application of a portion of the estimated net proceeds therefrom and (ii) the consummation of the Acquisitions and the issuance of 4,403,863 shares of Common Stock in connection therewith. See "Selected Financial Data of TeleSpectrum Worldwide and the Operating Businesses" and "Use of Proceeds." This table should be read in conjunction with the pro forma financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                      -----------------------
                                                         AT JUNE 30, 1996
                                                                   PRO FORMA,
                                                       ACTUAL  AS ADJUSTED(1)
Dollars in thousands                                  -------  --------------
Long-term debt and capital lease obligations, less
 current portion                                      $   --         $    --
                                                      -------        --------
Stockholders' equity:
  Preferred stock, $.01 par value per share,
   5,000,000 shares authorized, no shares issued and
   outstanding                                            --              --
  Common stock, $.01 par value per share, 200,000,000
   shares authorized, 8,510,137 shares issued and
   outstanding, actual, 23,200,000 shares issued and
   outstanding, pro forma as adjusted                      85             232
  Additional paid-in capital                           20,774         208,497
  Retained earnings (deficit)                            (419)           (419)
                                                      -------        --------
    Total stockholders' equity                         20,440         208,310
                                                      -------        --------
      Total capitalization                            $20,440        $208,310
                                                      =======        ========

- --------

(1)Excludes additional shares of Common Stock which may be issued to three of the Sellers pursuant to earn-out arrangements. Also excludes 2,029,500 shares of Common Stock issuable upon the exercise of options and warrants to be granted on the date of this Prospectus, with a per share exercise price equal to the initial public offering price. As of the date of this Prospectus, 863,900 additional shares are reserved for future issuance under the 1996 Stock Incentive Plan (463,900 shares, if all of the options to be granted ratably over the next four years to two executive officers of the Company pursuant to their employment agreements were to be granted). See "Certain Relationships and Related Party Transactions--The Acquisitions" and "Management--1996 Stock Incentive Plan."

                                    DILUTION

The Company had a net tangible book value at June 30, 1996, of $279,000, or $.03 per share of Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (tangible assets less liabilities) by the number of shares of Common Stock outstanding. Adjusting for the Acquisitions and the sale by the Company of the 10,286,000 shares of Common Stock offered hereby at an assumed initial public offering price of $15.00 per share, and the application of the estimated net proceeds therefrom as described under "Use of Proceeds," the pro forma net tangible book value of the Company, as adjusted, at June 30, 1996 would have been $61,805,000, or $2.66 per share. This amount represents an immediate dilution to new investors of $12.34 per share and an immediate increase in pro forma as adjusted net tangible book value per share to existing stockholders of $2.63 per share. The following table illustrates this per share dilution to new investors:

                                                                   ------------
Assumed initial public offering price per share                          $15.00
  Net tangible book value per share at June 30, 1996               $ .03
  Increase in net tangible book value per share resulting from the
   Acquisitions and the Offering (1)                                2.63
                                                                   -----
Pro forma as adjusted net tangible book value per share after the
 Acquisitions and the Offering                                             2.66
                                                                         ------
Pro forma as adjusted dilution to new investors(2)                       $12.34
                                                                         ======

- --------
(1)The increase in net tangible book value per share consists of a decrease of $3.44 to the net tangible book value per share resulting from the Acquisitions and an increase of $6.07 to the net tangible book value per share resulting from the Offering.
(2)Determined by subtracting the pro forma as adjusted net tangible book value per share after the Offering from the assumed initial public offering price per share.

If the Underwriters' over-allotment option is exercised in full, the increase in pro forma net tangible book value per share attributable to the Offering, pro forma as adjusted net tangible book value per share after the Offering, and pro forma as adjusted dilution to new investors would be $3.36, $3.39 and $11.61, respectively.

The following table sets forth at June 30, 1996, after giving effect to the Acquisitions and the sale of the Common Stock offered by the Company in the
Offering: (i) the number of shares of Common Stock purchased by existing stockholders from the Company and the total consideration (including the fair value of the shares of Common Stock issued to the Sellers) and average price per share paid to the Company for such shares; (ii) the number of shares of Common Stock purchased by new investors in the Offering from the Company and the total consideration and the price per share paid by them for such shares; and (iii) the percentage of shares purchased from the Company by existing stockholders and the new investors and the percentages of consideration paid to the Company for such shares by existing stockholders and new investors.

                          --------------------------------------------------------
                                  SHARES PURCHASED           TOTAL CONSIDERATION
                                                                     AVERAGE PRICE
                              NUMBER PERCENT         AMOUNT PERCENT      PER SHARE
                          ---------- -------  ------------- -------  -------------
Existing stockholders(1)  12,914,000    55.7% $  47,000,000    23.3%        $ 3.64
New investors             10,286,000    44.3    154,290,000    76.7         $15.00
                          ----------   -----  -------------   -----
  Total                   23,200,000   100.0% $ 201,290,000   100.0%
                          ==========   =====  =============   =====

- --------

(1)Consists of the Sellers and the stockholders of TeleSpectrum Worldwide prior to the consummation of the sale of the shares of Common Stock offered hereby. Sales by the Selling Stockholder in the Offering will reduce the outstanding number of shares held by existing stockholders to 12,580,000 shares, or approximately 54.2% of the total number of shares of Common Stock outstanding after the Offering, and will increase the number of shares to be held by new stockholders to 10,620,000 shares, or approximately 45.8% of the total number of shares of Common Stock outstanding after the Offering. See "Principal and Selling Stockholders."

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

TeleSpectrum Worldwide will acquire, simultaneously with and as a condition to the consummation of the Offering, the Operating Businesses. These Acquisitions will be recorded using the purchase method of accounting. The Selected Pro Forma Combined Financial Data assume the consummation of the Acquisitions and the consummation of the Offering. See "Certain Relationships and Related Party Transactions--The Acquisitions," and the Pro Forma Combined Financial Statements and Notes to Pro Forma Combined Financial Statements included elsewhere in this Prospectus.

                                      ----------------------------------------
                                                      PRO FORMA
                                        YEAR ENDED
                                      DECEMBER 31,  SIX MONTHS ENDED JUNE 30,
                                              1995        1995            1996
                                      ------------  ----------  --------------
Dollars in thousands, except per
share data
PRO FORMA STATEMENT OF INCOME
 DATA(1):
Revenues                                   $87,954     $42,588         $57,706
Cost of services                            59,597      27,337          39,317
Selling, general and administrative
 expense(2)                                 17,525       8,657          10,956
Goodwill amortization(3)                     5,860       2,930           2,930
                                        ----------  ----------      ----------
Operating income                             4,972       3,664           4,503
Interest income                                158          28             103
Interest expense(4)                            (94)        (34)            (49)
                                        ----------  ----------      ----------
Income before income taxes                   5,036       3,658           4,557
Income taxes(5)                              2,407       1,749           2,060
                                        ----------  ----------      ----------
  Net income                               $ 2,629     $ 1,909         $ 2,497
                                        ----------  ----------      ----------
  Net income per share(6)                  $  0.12     $  0.09         $  0.12
                                        ==========  ==========      ==========
Shares used in computing pro forma
 net income per share(6)                21,200,000  21,200,000      21,200,000
                                        ----------  ----------      ----------

                                                      -------------------------
                                                          JUNE 30, 1996
                                                                     PRO FORMA
                                                        ACTUAL  AS ADJUSTED(1)
Dollars in thousands                                ----------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents                           $      --       $   32,384
Working capital (deficit)                               (1,506)         45,819
Goodwill                                                   --          146,505
Total assets                                            22,446         218,175
Long-term debt, less current
 maturities                                                --              --
Stockholders' equity                                    20,440         208,310

- --------

(1)Assumes that the closings of the Acquisitions and the Offering had occurred as of January 1, 1995, in the case of the pro forma statement of income data, and as of June 30, 1996, in the case of the pro forma balance sheet data. The pro forma combined financial data are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period, or of the future results of the Company. The pro forma combined financial data should be read in conjunction with the other financial data and notes thereto included elsewhere in this Prospectus. The aggregate consideration for the Acquisitions is $160.8 million which consists of: (i) $90.9 million in cash to be paid to the Sellers upon the consummation of the Offering; (ii) forgiveness of a $0.5 million promissory note from one of the Operating Businesses; (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers;
(iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of

Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the Acquisitions; (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants as discussed in this Prospectus to purchase 2,272,562 shares of Common Stock at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at closing and earn-out arrangements. See "Certain Relationships and Related Party Transactions--The Acquisitions."
(2)Includes a pro forma adjustment to reflect compensation expense of the officers of the Operating Businesses and officers of TeleSpectrum Worldwide based upon employment agreements to be entered into not later than the closing of the Acquisitions. Does not reflect costs (which will be significant) related to other employees of TeleSpectrum Worldwide or corporate expenses related to being a public company. See "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations," "Management-- Executive Compensation" and "--Employment Agreements" and Note 2 of Notes to Pro Forma Combined Financial Statements.
(3)Represents a pro forma adjustment to reflect the amortization expense on the goodwill recorded in connection with the Acquisitions.
(4)Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the reduction of debt paid from the net proceeds of the Offering.
(5)Includes a pro forma adjustment to calculate the provision for income taxes on the pro forma combined results at effective tax rates of 47.8% and 45.2% in 1995 and 1996, respectively.
(6)Computed on a basis described in Note 5 of Notes to Pro Forma Combined Financial Statements.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL CONDITION AND PRO
                          FORMA RESULTS OF OPERATIONS

GENERAL

TeleSpectrum Worldwide was founded in April 1996 to create a premier provider of integrated teleservices solutions that build upon a foundation of outbound and inbound telemarketing and include inbound customer service, market research, direct mail and fulfillment and other direct marketing services. The Company focuses on providing teleservices to major clients in the telecommunications, insurance, financial services, pharmaceuticals and healthcare, consumer products and high technology industries.

The Company's revenues are derived primarily from service fees charged to clients on an hourly or project basis and commissions charged on a per result basis. A majority of the Company's pro forma 1995 revenues were derived from service fees. In the aggregate, the revenues of the Operating Businesses have grown from $23.7 million in 1991 to $88.0 million in 1995. This growth primarily resulted from the Operating Businesses' ability to meet their clients' increasing demands to deliver new services as the market required and to attract new clients with quality service at competitive prices.

The Company's cost of services consists primarily of compensation, telephone and other call center-related operating and support expenses. Cost of services as a percentage of revenues has fluctuated during the period 1991 through 1995 as a result of call center start-up costs, offset in certain periods by efficiencies associated with increased operations. The Company anticipates continued fluctuations in cost of services as a percentage of revenues.

TeleSpectrum Worldwide, which has conducted no operations to date, has entered into agreements to acquire the Operating Businesses simultaneously with the consummation of the sale of the Common Stock offered hereby. The Operating Businesses have been operating independently. The Company intends to integrate these businesses, their operations and administrative functions over a period of time, subject to contractual obligations in the agreements relating to the Acquisitions. See "Certain Relationships and Related Party Transactions--The Acquisitions." Such integration may present opportunities to reduce costs through the elimination of duplicate functions and through economies of scale, particularly in obtaining greater volume discounts from telecommunications service providers, but may also necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration, employee relocation and severance and facilities expansion. These various costs and possible cost-savings may make comparison of future operating results with historical results difficult. See "Management--Executive Compensation" and "--Employment Agreements."

PRO FORMA RESULTS OF OPERATIONS

The following discussions should be read in conjunction with the Selected Pro Forma Combined Financial Data, the Selected Financial Data of TeleSpectrum Worldwide and the Operating Businesses and the Financial Statements and related notes appearing elsewhere in this Prospectus.

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

Revenues. Revenues increased to $57.7 million in the six months ended June 30, 1996 from $42.6 million in the six months ended June 30, 1995, an increase of $15.1 million, or 35.5%. The increase in revenues resulted primarily from increased call volume from existing clients and the addition of new clients.

Cost of Services. Cost of services increased to $39.3 million in the six months ended June 30, 1996 from $27.3 million in the six months ended June 30, 1995, an increase of $12.0 million, or 43.8%. As a percentage of revenues, cost of services increased to 68.1% in the six months ended June 30, 1996 from 64.2% in the six months ended June 30, 1995. This percentage increase was primarily the result of start-up costs associated with adding new capacity to support the Operating Businesses' growth and a temporary shift at one of the Operating

Businesses to lower margin services to fill capacity resulting from an unexpected reduction in demand from a major client.

Selling, General and Administrative. Selling, general and administrative expenses, excluding goodwill, increased to $11.0 million in the six months ended June 30, 1996 from $8.7 million in the six months ended June 30, 1995, an increase of $2.3 million, or 26.6%. The increase was primarily the result of additional administrative, personnel and related corporate expenses associated with the Operating Businesses' growth. As a percentage of revenues, selling, general and administrative expenses decreased to 19.0% in the six months ended June 30, 1996 from 20.3% in the six months ended June 30, 1995, primarily as a result of the spreading of expenses over increased revenues.

LIQUIDITY AND CAPITAL RESOURCES

The Company will utilize proceeds from the Offering to repay substantially all of the Operating Businesses' existing short-term and long-term debt. In addition, TeleSpectrum Worldwide has obtained a commitment for a bank credit facility with a borrowing limit of $50.0 million. Interest on borrowings under the credit facility will accrue at an annual rate equal to LIBOR plus a percentage that will range from 0.75% to 1.50% based on the Company's debt to earnings before interest, taxes, depreciation and amortization ratio. The closing of the credit facility is subject to: (i) the consummation of the Offering, with gross proceeds to the Company of at least $144.0 million resulting in cash remaining on the balance sheet of the Company (following consummation of the Acquisitions and payment of the consideration therefor, and the repayment of indebtedness assumed in the Acquisitions) of no less than $22.0 million; and (ii) customary conditions. The Company does not believe that the credit facility will be required to meet the Company's planned capital expenditures through at least 1997.

In connection with the acquisition of the assets of the SOMAR Operating Business, the Company has agreed to expend up to $14.0 million, if necessary, to meet that Operating Business's capital expenditures requirements, which primarily relate to potential openings of additional call centers. The Company may also be required to expend certain amounts in payment of the cash portion of earn-out provisions and purchase price adjustments related to the Acquisitions. The Company does not have any other commitments for significant capital expenditures, although it anticipates expanding and upgrading existing call centers and opening new call centers in the ordinary course of business.

The Company believes that funds generated from operations, together with the net proceeds of the Offering, will be sufficient to finance its current operations, potential obligations relating to the Acquisitions and planned capital expenditure requirements at least through 1997. In the longer term, the Company may require additional sources of liquidity to fund future growth. Such sources of liquidity may include additional offerings or debt financings.

INFLATION

The Company does not believe that inflation has had a material effect on the operating results of the Operating Businesses. However, there can be no assurance that the Company's business will not be affected by inflation in the future.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

The Operating Businesses have in the past experienced, and the Company could in the future experience, quarterly variations in revenues, operating income and cash flow as a result of many factors, including the timing and magnitude of clients' marketing campaigns and customer service programs, the opening of new call centers, the loss of a major client, weather-related interruptions, additional selling, general and administrative expenses to acquire and support new business, the timing and magnitude of required capital expenditures and changes in the revenue mix among the Company's various service offerings or in the relative contribution of the several Operating Businesses. In connection with certain contracts, the Company could incur costs in periods prior to recognizing revenues under those contracts. In addition, the Company must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect the Company's operating results for that quarter.

 SELECTED FINANCIAL DATA OF TELESPECTRUM WORLDWIDE AND THE OPERATING BUSINESSES

The selected financial data of TeleSpectrum Worldwide and the Operating Businesses are derived in part from the more detailed financial statements and notes thereto of TeleSpectrum Worldwide and the Operating Businesses included elsewhere in this Prospectus. The balance sheet data at June 30, 1996, and the statement of income data for the period from inception through June 30, 1996, for TeleSpectrum Worldwide have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1994 and 1995, and the statement of income data for each of the three years in the period ended December 31, 1995, for SOMAR, Harris and Reich have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1991, 1992 and 1993, and the statement of income data for each of the two years in the period ended December 31, 1992, for SOMAR, Harris and Reich have been derived from unaudited data. The balance sheet data at September 30, 1994 and 1995 and the statement of income data for each of the two years in the period ended September 30, 1995 for The Response Center have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of September 30, 1991, 1992 and 1993 and the statement of income data for each of three years in the period ended September 30, 1993 for The Response Center have been derived from unaudited data. The balance sheet data as of December 30, 1994 and December 29, 1995, and the statement of income data for the years ended December 31, 1993, December 30, 1994 and December 29, 1995, for NBG have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 27, 1991, December 25, 1992 and December 31, 1993 and the statement of income data for December 27, 1991 and December 25, 1992, for NBG have been derived from unaudited data. The balance sheet data at December 31, 1995, and the statement of income data for the year then ended, for TeleSpectrum have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1991, 1992, 1993 and 1994, and the statement of income data for each of the four years in the period ended December 31, 1994, for TeleSpectrum have been derived from unaudited data.

The selected individual financial data of the Operating Businesses for the six months ended June 30, 1995 and 1996 have been derived from the unaudited financial statements included elsewhere herein. Such selected financial data are not necessarily indicative of the results to be expected for the full year.

In the opinion of the Company, the unaudited financial statements of the Operating Businesses reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the Operating Businesses for those periods in accordance with generally accepted accounting principles. Selected Financial Data of the Operating Businesses should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. All Operating Businesses have fiscal years ending December 31, with the exceptions of The Response Center, whose year end is September 30, and NBG, which operates on a fifty-two, fifty-three week fiscal year ending on the last Friday of the calendar year.

                        -----------------------------------------------------------
                                                                       SIX MONTHS
                                                                         ENDED
                                     FISCAL YEAR ENDED                  JUNE 30,
                          1991     1992     1993     1994     1995    1995    1996
Dollars in thousands    ------  -------  -------  -------  ------- ------- -------
STATEMENTS OF INCOME
 DATA:
SOMAR
  Revenues              $4,674   $6,594  $10,703  $20,785  $31,900 $14,795 $20,803
  Cost of services       2,712    5,194    7,731   15,623   25,048  11,221  16,888
  Selling, general and
   administrative
   expenses              1,712    1,775    2,787    4,115    5,162   2,620   3,092
  Operating income
   (loss)                  250     (375)     185    1,047    1,690     954     823
  Income (loss) before
   income taxes            217     (474)      96      627      979     655     379
NBG
  Revenues                $814  $ 2,875  $ 4,849  $ 5,778  $12,829 $ 5,599 $ 8,924
  Cost of services         533    1,838    3,200    4,259    8,572   3,556   5,995
  Selling, general and
   administrative
   expenses                169    1,028    1,289    1,443    2,115   1,046   1,389
  Operating income         112        9      360       76    2,142     997   1,540
  Income (loss) before
   income taxes            112      (35)     285       33    2,106     967   1,518
Harris
  Revenues              $5,944   $5,734  $ 7,018  $10,115  $12,690 $ 7,525 $ 5,367
  Cost of services       3,192    3,008    3,834    5,530    6,402   3,543   2,762
  Selling, general and
   administrative
   expenses              2,223    2,273    2,473    2,680    2,986   1,431   1,521
  Operating income         529      453      711    1,905    3,302   2,551   1,084
  Income before income
   taxes                   322      281      569    1,719    3,158   2,454   1,051
Reich
  Revenues              $5,009   $3,252  $ 4,375  $ 5,424  $12,253 $ 5,521 $11,347
  Cost of services       3,981    2,388    3,172    4,225    7,836   3,417   6,692
  Selling, general and
   administrative
   expenses              1,429    1,019    1,111      976    2,534     665   1,199
  Operating income
   (loss)                 (401)    (155)      92      223    1,883   1,439   3,456
  Income (loss) before
   income taxes           (553)    (220)      71      199    1,840   1,412   3,425
TeleSpectrum
  Revenues              $4,167   $6,827  $ 9,916  $ 9,386  $11,854 $ 5,592 $ 8,034
  Cost of services       3,017    4,555    7,429    6,754    8,338   3,828   5,290
  Selling, general and
   administrative
   expenses              1,144    1,622    2,628    2,636    3,072   1,652   2,121
  Operating income
   (loss)                    6      650     (141)      (4)     444     112     623
  Income (loss) before
   income taxes            (81)     552     (240)    (154)     278      27     504
The Response Center
  Revenues              $3,057   $3,946  $ 6,061  $ 6,183  $ 6,719 $ 3,556 $ 3,231
  Cost of services       1,360    1,771    2,911    3,426    3,583   1,772   1,690
  Selling, general and
   administrative
   expenses                661      972    2,806    2,800    2,717   1,617   1,296
  Operating income
   (loss)                1,036    1,203      344      (43)     419     167     245
  Income (loss) before
   income taxes          1,033    1,208      356      (37)     429     167     245
TeleSpectrum Worldwide
 (1)
  Revenues              $  --   $   --   $   --   $   --   $   --  $   --  $   --
  Cost of services         --       --       --       --       --      --      --
  Selling, general and
   administrative
   expenses                --       --       --       --       --      --      419
  Operating income
   (loss)                  --       --       --       --       --      --     (419)
  Income (loss) before
   income taxes            --       --       --       --       --      --     (419)

- --------
(1)TeleSpectrum Worldwide was incorporated on April 26, 1996; accordingly there were no historical operating results prior to that date.

                        -----------------------------------------------------
                                   AT FISCAL YEAR END            AT JUNE 30,
                          1991    1992    1993    1994     1995         1996
Dollars in thousands    ------  ------  ------  ------  -------  -----------
BALANCE SHEET DATA:
SOMAR
  Cash and cash
   equivalents          $   10  $    1  $   16  $    2  $    25      $     4
  Working capital
   (deficit)              (147)   (280)   (149)   (242)  (1,990)      (2,129)
  Total assets           1,644   1,694   2,014   5,526   10,792       15,287
  Long-term debt,
   including capital
   lease obligations,
   less current
   portion                 238     786     755   1,145    1,639        3,219
  Stockholders' equity
   (deficit)               123    (487)   (391)    478      771          918
NBG
  Cash and cash
   equivalents          $    2  $   14  $    9  $  --   $   700      $ 1,959
  Working capital
   (deficit)                12     (95)   (102)   (238)   1,270        2,411
  Total assets             488     616   1,162   1,483    4,234        5,663
  Long-term debt,
   including capital
   lease obligations,
   less current
   portion                 202     208     265     277      454          760
  Stockholders' equity     113      78     363     396    2,254        3,652
Harris
  Cash and cash
   equivalents          $  232  $  469  $  334  $  975  $ 2,919      $   877
  Working capital          529     623     931   2,260    3,741        3,442
  Total assets           5,365   5,679   7,101   8,773   10,803        9,401
  Long-term debt less
   current portion       1,948   2,006   1,818   1,863    1,530        1,390
  Stockholders' equity   2,254   2,465   3,007   4,580    6,375        6,070
Reich
  Cash and cash
   equivalents          $   66  $   30  $   28  $   31  $   220      $   371
  Working capital
   (deficit)              (575)   (220)   (243)    (59)     821        2,654
  Total assets           1,175     795     827   1,111    4,318        6,360
  Long-term debt,
   including capital
   lease obligations,
   less current
   portion                  26     159     226     273      371          414
  Stockholder's equity
   (deficit)              (637)   (541)   (470)   (272)   1,668        4,363
TeleSpectrum
  Cash and cash
   equivalents          $  100  $  330  $   28  $  163  $    15      $   605
  Working capital
   (deficit)              (296)    (97)    (85)   (241)      37          (34)
  Total assets           2,051   3,217   3,224   3,182    3,549        5,590
  Long-term debt,
   including capital
   lease obligations,
   less current
   portion                 659     293     470     217       57            3
  Stockholders' equity      92     765     481     409      687        1,191
The Response Center
  Cash and cash
   equivalents          $  293  $   98  $  213  $   72  $   282      $   744
  Working capital        1,053   1,508   1,179   1,111    1,665        1,802
  Total assets           1,369   1,947   2,034   1,863    2,298        2,934
  Long-term debt less
   current portion         --      --      --      --       --           --
  Stockholders' equity   1,124   1,569   1,353   1,283    1,812        2,130
TeleSpectrum Worldwide
 (1)
  Cash and cash
   equivalents          $  --   $  --   $  --   $  --   $   --       $   --
  Working capital
   (deficit)               --      --      --      --       --        (1,506)
  Total assets             --      --      --      --       --        22,446
  Long-term debt,
   including capital
   lease obligations,
   less current
   portion                 --      --      --      --       --           --
  Stockholders' equity     --      --      --      --       --        20,440

- --------
(1)TeleSpectrum Worldwide was incorporated on April 26, 1996; accordingly, there were no historical results prior to that date.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Selected Financial Data of TeleSpectrum Worldwide and the Operating Businesses and the Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

TELESPECTRUM WORLDWIDE

TeleSpectrum Worldwide was formed on April 26, 1996 and incurred a net loss for the period from April 26, 1996 (inception) to June 30, 1996 of $419,000 of general and administrative expenses. These expenses consisted of officers' salary, an executive placement fee and other start-up expenses.

OPERATING BUSINESSES

Each of the Sellers (other than TeleSpectrum Training Services, Inc., an affiliate of TeleSpectrum, Inc.) has elected to be treated as an "S corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, no Seller (other than TeleSpectrum Training Services, Inc.) was subject to federal income taxes.

SOMAR

Founded in 1982, SOMAR is one of the nation's largest providers of outsourced telephone-based sales, marketing and customer management services, principally to clients in the insurance industry and also to clients in the financial services, telecommunications and consumer products industries. SOMAR typically receives payment on an hourly basis for services rendered.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the periods indicated.

                       --------------------------------------------------------------------------
                                YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                1993           1994           1995           1995           1996
Dollars in thousands   -------------  -------------  -------------  -------------  -------------
Revenues               $10,703 100.0% $20,785 100.0% $31,900 100.0% $14,795 100.0% $20,803 100.0%
Cost of services         7,731  72.2   15,623  75.2   25,048  78.5   11,221  75.8   16,888  81.2
Selling, general and
 administrative
 expenses                2,787  26.1    4,115  19.8    5,162  16.2    2,620  17.8    3,092  14.9
                       -------        -------        -------        -------        -------
  Total operating
   expenses             10,518  98.3   19,738  95.0   30,210  94.7   13,841  93.6   19,980  96.1
Operating income           185   1.7    1,047   5.0    1,690   5.3      954   6.4      823   3.9
Interest expense, net       89   0.8      420   2.0      711   2.2      299   2.0      444   2.1
                       -------        -------        -------        -------        -------
Pre-tax income         $    96   0.9  $   627   3.0  $   979   3.1  $   655   4.4  $   379   1.8
                       =======        =======        =======        =======        =======

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

Revenues. Revenues increased to $20.8 million in the six months ended June 30, 1996 from $14.8 million in the six months ended June 30, 1995, an increase of $6.0 million, or 40.6%. The increase in revenues resulted primarily from increased call volume from existing insurance clients and the addition of new telecommunications clients.

Cost of Services. Cost of services, which primarily consists of labor, telephone and other call center-related operating and support expenses, increased to $16.9 million in the six months ended June 30, 1996 from $11.2 million in the six months ended June 30, 1995, an increase of $5.7 million, or 50.5%. As a percentage of revenues, cost of services increased to 81.2% in the six months ended June 30, 1996 from 75.8% in the six months ended June 30, 1995. This percentage increase was primarily the result of a temporary shift to lower margin services to fill capacity resulting from an unexpected reduction in demand from SOMAR's largest client, costs associated with revenues lost due to inclement weather and start-up costs associated with the opening of the Beckley, West Virginia call center on March 1, 1996. Start-up costs included recruiting and education of new call center management and staff.

Selling, General and Administrative. Selling, general and administrative expenses increased to $3.1 million in the six months ended June 30, 1996 from $2.6 million in the six months ended June 30, 1995, an increase of $0.5 million, or 18.0%. The increase was primarily the result of additional administrative, personnel and related corporate expenses associated with SOMAR's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 14.9% in the six months ended June 30, 1996 from 17.8% in the six months ended June 30, 1995, primarily as a result of the spreading of expenses over increased revenues.

Interest Expenses, Net. Interest expense, net, increased to $0.4 million in the six months ended June 30, 1996 from $0.3 million in six months ended June 30, 1995, an increase of $0.1 million, or 48.5%. The increase resulted from higher average borrowings outstanding during the six months ended June 30, 1996 compared with the six months ended June 30, 1995. The borrowed funds were used primarily to finance working capital requirements, to open the Beckley, West Virginia call center and to purchase new equipment. As a percentage of revenues, interest expense, net, increased to 2.1% in the six months ended June 30, 1996 from 2.0% in the six months ended June 30, 1995.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

Revenues. Revenues increased to $31.9 million in 1995 from $20.8 million in 1994, an increase of $11.1 million, or 53.5%. This increase primarily resulted from increased call volume from existing insurance clients and the addition of new insurance clients.

Cost of Services. Cost of services increased to $25.0 million in 1995 from $15.6 million in 1994, an increase of $9.4 million, or 60.3%. As a percentage of revenues, cost of services increased to 78.5% in 1995 from 75.2% in 1994. This increase resulted primarily from start-up costs related to the opening of two new call centers in Huntington, West Virginia in March and August 1995, and a delay in anticipated new business. The start-up costs included new management and staff, insurance licensing and education.

Selling, General and Administrative. Selling, general and administrative expenses increased to $5.2 million in 1995 from $4.1 million in 1994, an increase of $1.1 million, or 25.4%. This increase primarily resulted from additional administrative, personnel and corporate expenses associated with the growth in existing facilities. As a percentage of revenues, selling, general and administrative expenses decreased to 16.2% in 1995 from 19.8% in 1994, primarily as a result of the spreading of expenses over increased revenues.

Interest Expense, Net. Interest expense, net, increased to $0.7 million in 1995 from $0.4 million in 1994, an increase of $0.3 million, or 69.3%. This increase resulted from higher average borrowings outstanding during 1995 compared to 1994. The borrowed funds were used primarily to finance working capital requirements, to open the Huntington, West Virginia call centers and to purchase new equipment. As a percentage of revenues, interest expense, net, increased to 2.2% in 1995 from 2.0% in 1994.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

Revenues. Revenues increased to $20.8 million in 1994 from $10.7 million in 1993, an increase of $10.1 million, or 94.2%. This increase primarily resulted from increased call volume from existing clients and the addition of new clients, primarily in the financial services industry.

Cost of Services. Cost of services increased to $15.6 million in 1994 from $7.7 million in 1993, an increase of $7.9 million, or 102.1%. As a percentage of revenues, cost of services increased to 75.2% in 1994 from 72.2% in 1993. This increase resulted primarily from start-up costs related to the opening of two new call centers in

Fayetteville, North Carolina and Asheville, North Carolina in January 1994 and September 1994, respectively. These costs included new management and staff, insurance licensing and education.

Selling, General and Administrative. Selling, general and administrative expenses increased to $4.1 million in 1994 from $2.8 million in fiscal 1993, an increase of $1.3 million, or 47.7%. This increase primarily resulted from additional administrative, personnel and corporate expenses associated with the growth in existing facilities. As a percentage of revenues, selling, general and administrative expenses decreased to 19.8% in 1994 from 26.1% in 1993, primarily as a result of the spreading of expenses over the increased revenues.

Interest Expense, Net. Interest expense, net, increased to $0.4 million in 1994 from $0.1 million in 1993, an increase of $0.3 million. This increase resulted from higher average borrowings outstanding during 1994 compared to 1993. The borrowed funds were primarily to finance working capital requirements, to open the Asheville and Fayetteville, North Carolina call centers and to purchase new equipment. As a percentage of revenues, interest expense, net, increased to 2.0% in 1994 from 0.8% in 1993.

Liquidity and Capital Resources

SOMAR's principal source of liquidity has been available borrowings under credit facilities. The following table sets forth selected information from SOMAR's statements of cash flows for the periods indicated:

                                 ----------------------------------------------
                                                               SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,          JUNE 30,
                                   1993     1994       1995      1995     1996
Dollars in thousands              -----    -----    -------    ------    -----
Net cash provided by (used in)
 operating activities           $   254  $    57  $     441  $    142  $  (720)
Net cash provided by (used in)
 investment activities             (444)     346     (2,870)   (1,186)   (657)
Net cash provided by (used in)
 financing activities               205     (417)     2,452     1,080    1,356

From 1993 through the end of 1995, SOMAR generated $0.8 million in net cash from operating activities. During this period, $3.2 million of cash was generated primarily from pre-tax income plus non-cash charges, and was reduced by $2.4 million of cash used to fund increases in working capital resulting from the increase in revenues over the same period. Net cash used in the six months ended June 30, 1996 principally reflects increases in accounts receivable resulting from the increase in revenues.

Cash used in investment activities was attributable to equipment and other capital to support SOMAR's growth, namely through additions to SOMAR's number of call centers and expenditures for information technology equipment and through investments in database management, telephone systems and management information systems. From the beginning of 1993 through June 30, 1996, SOMAR opened five new call centers, adding approximately 506 workstations. Capital expenditures during this period of $7.5 million were funded with borrowings and capitalized leases.

Financing activities have included distributions to shareholders and borrowing activity. Dividends paid to shareholders from the beginning of 1993 through June 30, 1996 of $1.6 million were primarily payments to cover shareholder taxes related to SOMAR's S-corporation status.

On December 29, 1995, SOMAR entered into an agreement with a bank for a one-year revolving line of credit (the "Credit Facility") which now has a maximum borrowing limit applicable to SOMAR of $6.5 million and an interest rate equal to the bank's prime rate plus one percentage point. The Credit Facility is secured by trade accounts receivable, equipment and other assets of SOMAR. The agreement terminates on January 1, 1997, and contains certain restrictive covenants which, among other things, require the maintenance of certain financial ratios, limit capital expenditures and bonuses and restrict future indebtedness.

On December 31, 1995, SOMAR borrowed $1.0 million from a bank on a short-term basis in connection with the transition of its line of credit from another lender. This short-term note was repaid on January 3, 1996, with proceeds from the new Credit Facility.

From 1993 through June 30, 1996, SOMAR financed certain equipment purchases through term financing agreements and capital leases with various lending institutions and a government agency. The financing agreements are secured by the related equipment and other assets of SOMAR. As of June 30, 1996, outstanding obligations under term financing agreements with the various lending institutions totaled $2.9 million, with a weighted average interest rate of 9.9%, and outstanding capital leases were $3.2 million, with a weighted average interest rate of 9.4%. The outstanding amounts under these financing arrangements and leases will be paid in connection with the closing of the Offering. On July 5, 1996 SOMAR obtained term financing of $0.7 million with an annual interest rate of 4.0% from the West Virginia Economic Development Authority ("WVEDA"). This financing replaced $0.7 million of term financing used to finance SOMAR's Huntington, West Virginia call centers.

NBG

Founded in 1991, NBG provides outbound telemarketing services to clients in the financial services, telecommunications and high technology industries. NBG's revenues are derived primarily from service fees charged to clients on a performance/results basis, rather than on an hourly basis.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the periods indicated.

                       ---------------------------------------------------------------------
                                     YEAR ENDED                    TWENTY-SIX WEEKS ENDED
                       DECEMBER 31,  DECEMBER 30,   DECEMBER 29,      JUNE 30,      JUNE 28,
                               1993          1994           1995          1995          1996
Dollars in thousands   ------------  ------------  -------------  ------------  ------------
Revenues               $4,849 100.0% $5,778 100.0% $12,829 100.0% $5,599 100.0% $8,924 100.0%
Cost of services        3,200  66.0   4,259  73.7    8,572  66.8   3,556  63.5   5,995  67.2
Selling, general and
 administrative
 expenses               1,289  26.6   1,443  25.0    2,115  16.5   1,046  18.7   1,389  15.5
                       ------        ------        -------        ------        ------
  Total operating
   expenses             4,489  92.6   5,702  98.7   10,687  83.3   4,602  82.2   7,384  82.7
Operating income          360   7.4      76   1.3    2,142  16.7     997  17.8   1,540  17.3
Interest expense, net      75   1.5      43   0.7       36   0.3      30   0.5      22   0.3
                       ------        ------        -------        ------        ------
Pre-tax income         $  285   5.9  $   33   0.6  $ 2,106  16.4  $  967  17.3  $1,518  17.0
                       ======        ======        =======        ======        ======

Twenty-Six Weeks Ended June 28, 1996 Compared to Twenty-Six Weeks Ended June 30, 1995

Revenues. Revenues increased to $8.9 million in the twenty-six weeks ended June 28, 1996 from $5.6 million in the twenty-six weeks ended June 30, 1995, an increase of $3.3 million, or 59.4%. This increase was primarily a result of an increase in revenues from two of NBG's most significant clients to $8.3 million in the twenty-six weeks ended June 28, 1996 from $5.1 million in the twenty-six weeks ended June 30, 1995, an increase of $3.2 million, or 62.7%. Revenues from these clients increased primarily as a result of increased telemarketing call volume.

Cost of Services. Cost of services, which primarily consists of labor, telephone and other call center-related operating and support expenses, increased to $6.0 million in the twenty-six weeks ended June 28, 1996 from $3.6 million in the twenty-six weeks ended June 30, 1995, an increase of $2.4 million, or 68.6%. As a percentage of revenues, cost of services increased to 67.2% in the twenty-six weeks ended June 28, 1996 from 63.5% in the twenty-six weeks ended June 30, 1995. This increase primarily resulted from higher performance-based revenue per unit of cost in the twenty-six weeks ended June 30, 1995 than in the twenty-six weeks ended June 28, 1996.

Selling, General, and Administrative. Selling, general, and administrative expenses increased to $1.4 million in the twenty-six weeks ended June 28, 1996 from $1.0 million in the twenty-six weeks ended June 30, 1995, an increase of $0.4 million, or 32.8%. As a percentage of revenues, selling, general, and administrative expenses decreased to 15.5% in the twenty-six weeks ended June 28, 1996 from 18.7% in the twenty-six weeks ended June 30, 1995, primarily as a result of the spreading of expenses over increased revenues.

Year Ended December 29, 1995 Compared to Year Ended December 30, 1994

Revenues. Revenues increased to $12.8 million in 1995 from $5.8 million in 1994, an increase of $7.0 million, or 122.0%. This increase was primarily a result of an increase in revenues from two of NBG's most significant clients to $11.9 million in 1995 from $5.2 million in 1994, an increase of $6.7 million, or 128.9%. Revenues from these clients increased primarily as a result of increased telemarketing call volume and in particular, a full year of revenues in 1995 from one of these clients, compared to approximately four months of revenues in 1994. The remaining increase was due to the addition of several clients in the high technology and financial services industries.

Cost of Services. Cost of services increased to $8.6 million in 1995 from $4.3 million in 1994, an increase of $4.3 million, or 101.3%. As a percentage of revenues, cost of services decreased to 66.8% in 1995 from 73.7% in 1994. This decrease primarily resulted from the spreading of certain fixed costs over increased revenues.

Selling, General and Administrative. Selling, general and administrative expenses increased to $2.1 million in 1995 from $1.4 million in 1994, an increase of $0.7 million, or 46.6%. This increase primarily resulted from additional administrative, personnel and related corporate expenses associated with NBG's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 16.5% in 1995 from 25.0% in 1994, primarily as a result of the spreading of expenses over increased revenues.

Year Ended December 30, 1994 Compared to Year Ended December 31, 1993

Revenues. Revenues increased to $5.8 million in 1994 from $4.8 million in 1993, an increase of $1.0 million, or 19.2%. This increase was primarily a result of an increase in revenues from two of NBG's most significant clients to $5.2 million in 1994 from $4.6 million in 1993. The remaining increase was a result of increased telemarketing call volume from other existing clients and the addition of new clients.

Cost of Services. Cost of services increased to $4.3 million in 1994 from $3.2 million in 1993, an increase of $1.1 million, or 33.1%. As a percentage of revenues, cost of services increased to 73.7% in 1994 from 66.0% in 1993. This increase resulted primarily from investments to increase capacity.

Selling, General and Administrative. Selling, general and administrative expenses increased to $1.4 million in 1994 from $1.3 million in 1993, an increase of $0.1 million, or 11.9%. This increase resulted primarily from additional administrative, personnel and related corporate expenses associated with NBG's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 25.0% in 1994 from 26.6% in 1993, primarily as a result of the spreading of expenses over increased revenues.

Liquidity and Capital Resources

NBG's primary sources of liquidity have historically been cash flows from operating activities and available borrowing capacity under credit facilities. The following table sets forth selected information from NBG's statements of cash flows for the period indicated.

                      --------------------------------------------------------------------
                                     YEAR ENDED                  TWENTY-SIX WEEKS ENDED
                      DECEMBER 31,  DECEMBER 30,  DECEMBER 29,     JUNE 30,       JUNE 28,
                              1993          1994          1995         1995           1996
Dollars in thousands  ------------  ------------  ------------  -----------    -----------
Net cash provided by
 (used in) operating
 activities                  $ 280          $215        $1,383    $     1,287    $     2,163
Net cash provided by
 (used in) investing
 activities                    (78)          (42)         (594)          (143)           (52)
Net cash provided by
 (used in) financing
 activities                   (207)         (182)          (89)          (216)          (852)

From 1993 through the twenty-six weeks ended June 28, 1996, NBG generated net cash of $4.0 million from operating activities. This amount was generated primarily from pre-tax income plus depreciation and amortization.

Historically, net cash used in investing activities has been expended for equipment and other capital to support expansion of NBG's call center operations, including additions to NBG's data management, telephone and management information systems. Financing activities have included limited borrowings, and distributions to stockholders. NBG finances the majority of its equipment purchases with capital leases. The Company has a line of credit with a bank, which expires in May 1997 and provides for a maximum borrowing of $500,000. As of June 28, 1996, there were no outstanding borrowings under this line of credit.

HARRIS
Founded in 1931, Harris is a regional, vertically-integrated direct mail and fulfillment organization which provides its services primarily to companies in the pharmaceuticals and healthcare, financial services and insurance industries. Harris operates two wholly-owned subsidiaries, Harris Direct Marketing, Inc. ("HDM") and Harris Fulfillment, Inc. ("HFI"). HDM clients and certain of HFI clients compensate Harris on a per project basis.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the periods indicated.

                       -----------------------------------------------------------------------
                                                                          SIX MONTHS
                               YEAR ENDED DECEMBER 31,                  ENDED JUNE 30,
                               1993           1994           1995          1995          1996
Dollars in thousands   ------------  -------------  -------------  ------------  ------------
Revenues               $7,018 100.0% $10,115 100.0% $12,690 100.0% $7,525 100.0% $5,367 100.0%
Cost of services        3,834  54.6    5,530  54.7    6,402  50.5   3,543  47.1   2,762  51.5
Selling, general and
 administrative
 expenses               2,473  35.3    2,680  26.5    2,986  23.5   1,431  19.0   1,521  28.3
                       ------        -------        -------        ------        ------
  Total operating
   expenses             6,307  89.9    8,210  81.2    9,388  74.0   4,974  66.1   4,283  79.8
Operating income          711  10.1    1,905  18.8    3,302  26.0   2,551  33.9   1,084  20.2
Interest expense, net     142   2.0      186   1.8      144   1.1      97   1.3      33   0.6
                       ------        -------        -------        ------        ------
Pre-tax income         $  569   8.1  $ 1,719  17.0  $ 3,158  24.9  $2,454  32.6  $1,051  19.6
                       ======        =======        =======        ======        ======

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

Revenues. Revenues decreased to $5.4 million in the six months ended June 30, 1996 from $7.5 million in the six months ended June 30, 1995, a decrease of $2.1 million, or 28.7%. This decrease resulted from a 30.1% decrease in HFI revenue and a 26.2% decrease in HDM revenue. The decrease in HFI revenue to $3.4 million in the six months ended June 30, 1996 from $4.8 million in the six months ended June 30, 1995 was primarily a result of a $1.2 million decrease in revenue from a single pharmaceutical client. The decrease in HDM revenue to $2.0 million in the six months ended June 30, 1996 from $2.7 million in the six months ended June 30, 1995 was due to the loss of $0.5 million in revenue resulting from the loss of a significant client and a $0.4 million decrease in revenue from another significant client, partially offset by revenue growth in the remaining HDM client base and revenue generated from new clients.

Cost of Services. Cost of services, which primarily consists of labor and other direct mail and fulfillment-related operating and support expenses, decreased to $2.8 million in the six months ended June 30, 1996 from $3.5 million in the six months ended June 30, 1995, a decrease of $0.7 million, or 22.0%. As a percentage of revenues, cost of services increased to 51.5% in the six months ended June 30, 1996 from 47.1% in the six months ended June 30, 1995. This increase primarily resulted from the spreading of certain fixed costs of HFI's operations over decreased revenues.

Selling, General and Administrative. Selling, general and administrative expenses remained relatively constant at $1.5 million in the six months ended June 30, 1996 and $1.4 million in the six months ended June 30, 1995. As a percentage of revenues, selling, general and administrative expenses increased to 28.3% in the six months ended June 30, 1996 from 19.0% in the six months ended June 30, 1995. This increase was primarily a result of a decrease in revenues at HFI. Selling, general and administrative expenses remained relatively consistent at HDM as a percentage of HDM revenues for the six months ended June 30, 1996 compared to the six months ended June 30, 1995, as HDM was able to reduce its fixed costs at a rate consistent with the decrease in HDM revenue.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

Revenues. Revenues increased to $12.7 million in 1995 from $10.1 million in 1994, an increase of $2.6 million, or 25.5%. This increase primarily resulted from an increase in HFI revenues to $8.3 million in 1995 from $5.4 million in 1994. The increase in HFI revenues reflected a $2.4 million increase generated from a single pharmaceuticals client and a 23.5% increase from the remaining HFI client base. The increase in HFI revenues was partly offset by a decrease in HDM revenues to $4.6 million in 1995 from $5.0 million in 1994, primarily as a result of the loss of two significant direct mail clients, partially offset by revenues from several new clients.

Cost of Services. Cost of services increased to $6.4 million in 1995 from $5.5 million in 1994, an increase of $0.9 million, or 15.8%. As a percentage of revenues, cost of services decreased to 50.5% in 1995 from 54.7% in 1994. This decrease primarily resulted from the spreading of certain fixed costs of HFI's operations over increased revenues. HDM's cost of services as a percentage of revenues in 1995 remained consistent with that of 1994.

Selling, General and Administrative. Selling, general and administrative expenses increased to $3.0 million in 1995 from $2.7 million in 1994, an increase of $0.3 million, or 11.4%. This increase primarily resulted from additional infrastructure needed to support Harris's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 23.5% in 1995 from 26.5% in 1994. This decrease was primarily a result of the spreading of expenses over increased revenues.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

Revenues. Revenues increased to $10.1 million in 1994 from $7.0 million in 1993, an increase of $3.1 million, or 44.1%. This increase primarily resulted from an increase in HFI revenues to $5.4 million in 1994 from $3.2 million in 1993, $2.2 million of which was generated from an HFI pharmaceuticals client. HDM revenues increased to $5.0 million in 1994 from $4.0 million in 1993. This increase was primarily a result of an investment made in printing and insertion equipment which generated an additional $0.8 million in HDM revenues from HDM's two most significant clients.

Cost of Services. Cost of services increased to $5.5 million in 1994 from $3.8 million in 1993, an increase of $1.7 million, or 44.2%. As a percentage of revenues, cost of services remained stable.

Selling, General and Administrative. Selling, general and administrative expenses increased to $2.7 million in 1994 from $2.5 million in 1993, an increase of $0.2 million, or 8.4%. The increase was primarily due to additional infrastructure needed to support Harris's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 26.5% in 1994 from 35.3% in 1993, primarily as a result of the spreading of expenses over increased revenues.

Liquidity and Capital Resources

Harris's primary sources of liquidity have been cash flows from operating activities, availability of borrowings on its lines of credit, and bank financing for equipment purchases. The following table sets forth selected information from Harris's statements of cash flows for the periods indicated.

                             -------------------------------------------------
                                                           SIX MONTHS ENDED
                              YEAR ENDED DECEMBER 31,         JUNE 30,
                                  1993     1994      1995      1995      1996
Dollars in thousands            ------- -------  --------  --------  --------
Net cash provided by (used in)
 operating activities           $  230  $ 1,883  $  4,149  $  2,136  $   (251)
Net cash provided by (used in)
 investing activities             (429)    (903)     (460)     (325)     (305)
Net cash provided by (used in)
 financing activities               64     (339)   (1,745)   (1,234)   (1,486)

From 1993 through June 30, 1996, Harris generated $6.0 million in net cash from operating activities. During this period, $8.7 million of cash was generated from pre-tax income plus non-cash charges, reduced by $2.7 million of cash used for working capital. Harris's working capital needs have been supplemented by advances from customers for freight and postage. In the six months ended June 30, 1996, Harris used net cash in operating activities due to the timing of its clients' payments.

Net cash used in investing activities has supported HDM equipment purchases and growth of HFI. Harris has incurred significant capital equipment expenditures in its HDM operations, including expenditures for printing, insertion and commingler equipment. In 1993, Harris generated $0.3 million in proceeds from the sale of certain property and equipment.

Financing activities have included payments on HDM's facility mortgage and distributions to stockholders. Stockholder distributions totaled $27,000, $0.1 million, $1.4 million and $1.4 million in 1993, 1994, 1995 and the six months ended June 30, 1996, respectively. Harris's two lines of credit expired in April 1996 and Harris did not elect to renew them. Harris has secured several equipment loans from a bank, which are being paid down by cash generated from operating activities.

REICH

Founded in 1978, Reich offers telemarketing services to clients in the financial services, telecommunications and insurance industries. Reich also offers additional value-added services to its clients, such as marketing planning, database marketing, creative development, situation analysis, in-house copy and art services and production management. Reich earns revenue for telemarketing services on an hourly basis and is compensated for planning and marketing services on a fee-for-service basis.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the periods indicated.

                          -----------------------------------------------------------------------
                                                                        SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                     JUNE 30,
                                  1993          1994           1995          1995           1996
Dollars in thousands      ------------  ------------  -------------  ------------  -------------
Revenues                  $4,375 100.0% $5,424 100.0% $12,253 100.0% $5,521 100.0% $11,347 100.0%
Cost of services           3,172  72.5   4,225  77.9    7,836  63.9   3,417  61.9    6,692  58.9
Selling, general and
 administrative expenses   1,111  25.4     976  18.0    2,534  20.7     665  12.0    1,199  10.6
                          ------        ------        -------        ------        -------
  Total operating
   expenses                4,283  97.9   5,201  95.9   10,370  84.6   4,082  73.9    7,891  69.5
Operating income              92   2.1     223   4.1    1,883  15.4   1,439  26.1    3,456  30.5
Interest expense, net         21   0.5      24   0.4       43   0.4      27   0.5       31   0.3
                          ------        ------        -------        ------        -------
Pre-tax income            $   71   1.6  $  199   3.7  $ 1,840  15.0  $1,412  25.6  $ 3,425  30.2
                          ======        ======        =======        ======        =======

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

Revenues. Revenues increased to $11.3 million in the six months ended June 30, 1996 from $5.5 million in the six months ended June 30, 1995, an increase of $5.8 million, or 106.0%. This increase primarily resulted from increased telemarketing call volume from two existing clients in the financial services industry and one existing client in the telecommunications industry. Reich's call center in West Virginia, which opened in May 1995, and the relocation and expansion of its Delaware and West Virginia call centers provided additional capacity for the increased call volume.

Cost of Services. Cost of services, which primarily consists of labor, telephone and other call center-related operating, support, relocation and expansion expenses, increased to $6.7 million for the six months ended June 30, 1996 from $3.4 million for the six months ended June 30, 1995, an increase of $3.3 million or 95.8%. As a percentage of revenues, cost of services decreased to 58.9% in the six months ended June 30, 1996 from 61.9% in the six months ended June 30, 1995. This decrease primarily resulted from lower long-distance service rates and a lower average cost of labor.

Selling, General and Administrative. Selling, general and administrative costs increased to $1.2 million for the six months ended June 30, 1996 from $0.7 million for the six months ended June 30, 1995, an increase of $0.5 million, or 80.3%. The increase primarily resulted from increases in salaries and related expenses attributable to the existing personnel as well as personnel added to the executive management team. The remaining increase was primarily the result of increases in general and administrative costs associated with the increased business activity.As a percentage of revenues, selling, general and administrative expenses decreased to 10.6% for the six months ended June 30, 1996 from 12.0% for the six months ended June 30, 1995 primarily as a result of the spreading of expenses over increased revenues.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

Revenues. Revenues increased to $12.3 million in 1995 from $5.4 million in 1994, an increase of $6.9 million, or 126.0%. This increase primarily resulted from increased telemarketing call volume from a financial services client and the addition of new clients in the telecommunications and financial services industries. The opening of Reich's call center in West Virginia in May 1995 provided the capacity for the increased call volume. Revenues from non-telemarketing-related services decreased to $0.9 million in 1995 from $1.3 million in 1994, as Reich focused its attention on telemarketing activities.

Cost of Services. Cost of services increased to $7.8 million in 1995 from $4.2 million in 1994, an increase of $3.6 million, or 85.5%. As a percentage of revenues, however, cost of services decreased to 63.9% in 1995 from 77.9%. This decrease primarily resulted from the increased utilization of existing capacity.

Selling, General and Administrative. Selling, general and administrative expenses increased to $2.5 million in 1995 from $1.0 million in 1994, an increase of $1.5 million, or 160.0%. The majority of this increase was due to a one-time $0.8 million increase in compensation to Reich's president and sole shareholder to $0.9 million in 1995 from $0.1 million in 1994. The remaining increase was primarily due to salaries and related expenses attributable to personnel added to the executive management team in 1995, as well as additional general and administrative costs associated with the increase in business activity.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

Revenues. Revenues increased to $5.4 million in 1994 from $4.4 million in 1993, an increase of $1.0 million, or 24.0%. This increase primarily resulted from increased telemarketing call volume from financial services clients.

Cost of Services. Cost of services increased to $4.2 million in 1994 from $3.2 million in 1993, an increase of $1.0 million, or 33.2%. As a percentage of revenues, cost of services increased to 77.9% in 1994 from 72.5% in 1993. This increase primarily resulted from increased costs for additional management and other infrastructure required to handle the revenue growth. Other infrastructure costs were primarily attributable to additional account management, information services and operation management personnel.

Selling, General and Administrative. Selling, general and administrative expenses decreased to $1.0 million in 1994 from $1.1 million in 1993, a decrease of $0.1 million, or 12.2%. As a percentage of revenues, selling, general and administrative expenses decreased to 18.0% in 1994 from 25.4% in 1993. This decrease primarily resulted from enhanced control and management of expenses, particularly the reduction of administrative and office support expenses.

Liquidity and Capital Resources

Reich's principal sources of liquidity have been cash flows from operating activities and available borrowing capacity under credit facilities and capital leases. The following table sets forth selected information from Reich's statements of cash flows for the periods indicated.

                      -------------------------------------------------------
                      YEAR ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                       1993    1994      1995         1995          1996
Dollars in thousands   ----    ----      ----        -----         -----
Net cash provided by
 (used in)
 operating
 activities           $   (4) $   219  $     745  $      1,091  $      2,326
Net cash provided by
 (used in)
 investing
 activities              (37)    (138)    (1,212)         (595)         (829)
Net cash provided by
 (used in)
 financing
 activities               39      (78)       656          (115)       (1,346)

From 1993 through June 30, 1996, Reich's net cash provided by operating activities of $3.3 million was primarily generated from pre-tax income. During the period, operating cash flow was negatively impacted by increases in working capital (excluding cash and current maturities on long-term debt). The additional working capital was principally related to the increase in accounts receivable that resulted from the growth in the telemarketing business over the same period.

Net cash used in investing activities was attributable to equipment and other capital to support the opening of a new call center and relocation and expansion of Reich's Delaware and West Virginia call center facilities. The significant increase in 1995 capital expenditures related to the opening of Reich's new call center operation in West Virginia. The continued capital expenditures during the six months ended June 30, 1996 related to the expansion and relocation of the Delaware and West Virginia call center facilities.

Financing activities primarily have included borrowing activities under various long-term debt arrangements, capital leases and shareholder loans. In December 1995, Reich received commitments for low interest loans of up to $0.7 million from the City of Wheeling, West Virginia and the WVEDA. These loans will be used to fund the cost associated with the relocation and expansion of Reich's West Virginia call center which was originally funded by operating cash flows.

TELESPECTRUM

Founded in 1984, TeleSpectrum specializes in providing both inbound and outbound telemarketing services to the high technology, pharmaceuticals and healthcare and consumer products industries. TeleSpectrum's revenues primarily derive from inbound teleservices and call center management services. TeleSpectrum is typically paid on an hourly basis for telemarketing services and on a negotiated, project-by-project basis for other services.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the period indicated.

                       ------------------------------------------------------------------------
                                                                       SIX MONTHS ENDED
                              YEAR ENDED DECEMBER 31,                      JUNE 30,
                                1993           1994            1995          1995          1996
Dollars in thousands   --------------  -------------  -------------  ------------  ------------
Revenues               $ 9,916  100.0% $9,386  100.0% $11,854 100.0% $5,592 100.0% $8,034 100.0%
Cost of services         7,429   74.9   6,754   72.0    8,338  70.2   3,828  68.5   5,290  65.8
Selling, general and
 administrative
 expenses                2,628   26.5   2,636   28.0    3,072  26.0   1,652  29.5   2,121  26.4
                       -------         ------         -------        ------        ------
  Total operating
   expenses             10,057  101.4   9,390  100.0   11,410  96.2   5,480  98.0   7,411  92.2
Operating income
 (loss)                   (141)  (1.4)     (4)   --       444   3.8     112   2.0     623   7.8
Interest expense, net       99    1.0     150    1.6      184   1.6      85   1.5     119   1.5
                       -------         ------         -------        ------        ------
Pre-tax income (loss)  $  (240)  (2.4) $ (154)  (1.6) $   260   2.2  $   27   0.5  $  504   6.3
                       =======         ======         =======        ======        ======

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

Revenues. Revenues increased to $8.0 million in the six months ended June 30, 1996 from $5.6 million in the six months ended June 30, 1995, an increase of $2.4 million, or 43.7%. This increase primarily resulted from increased call volume from existing clients and the addition of several new clients.

Cost of Services. Cost of services, which primarily consists of labor, telephone and other call center-related operating and support expenses, increased to $5.3 million in the six months ended June 30, 1996 from $3.8 million in the six months ended June 30, 1995, an increase of $1.5 million, or 38.2%. As a percentage of revenues, cost of services decreased to 65.8% in the six months ended June 30, 1996 from 68.5% in the six months ended June 30, 1995. This decrease primarily resulted from increased utilization of existing capacity.

Selling, General and Administrative. Selling, general and administrative expenses increased to $2.1 million in the six months ended June 30, 1996 from $1.7 million in the six months ended June 30, 1995, an increase of $0.4 million, or 28.4%. This increase was principally the result of additional administrative, personnel and related corporate expenses associated with TeleSpectrum's growth. As a percentage of revenues, selling, general and administrative expenses decreased to 26.4% in 1996 from 29.5% in 1995, primarily as a result of the spreading of expenses over increased revenues.

Interest Expense, Net. Interest expense, net, increased to $119,000 in the six months ended June 30, 1996 from $85,000 in the six months ended June 30, 1995. This increase primarily reflected higher average outstanding borrowings during the six months ended June 30, 1996 compared to borrowings in the six months ended June 30, 1995. Borrowings were used to finance working capital needs.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

Revenues. Revenues increased to $11.9 million in 1995 from $9.4 million in 1994, an increase of $2.5 million, or 26.3%. This increase primarily resulted from increased call volume from existing inbound clients and the addition of new inbound clients, principally in the pharmaceuticals and healthcare industry.

Cost of Services. Cost of services increased to $8.3 million in 1995 from $6.8 million in 1994, an increase of $1.5 million, or 23.5%. As a percentage of revenues, cost of services decreased to 70.2% in 1995 from 72.0% in 1994, primarily as a result of the spreading of fixed costs over increased revenues.

Selling, General and Administrative. Selling, general and administrative expenses increased to $3.1 million in 1995 from $2.6 million in 1994, an increase of $0.5 million, or 16.5%. This increase primarily resulted from additional administrative, personnel and corporate expenses associated with the growth in revenues. As a percentage of revenues, selling, general and administrative expenses decreased to 26.0% in 1995 from 28.0% in 1994, primarily as a result of the spreading of expenses over increased revenues.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

Revenues. Revenues decreased to $9.4 million in 1994 from $9.9 million in 1993, a decrease of $0.5 million, or 5.3%. This decrease was primarily the result of a loss of revenues of approximately $0.4 million from a pharmaceuticals and healthcare client.

Cost of Services. Cost of services decreased to $6.8 million in 1994 from $7.4 million in 1993, a decrease of $0.6 million, or 9.1%. As a percentage of revenues, cost of services decreased to 72.0% in 1994 from 74.9% in 1993, primarily as a result of the closing of a software products distribution division.

Selling, General and Administrative. Selling, general and administrative expenses were $2.6 million in 1993 and 1994. As a percentage of revenues, selling, general and administrative expenses increased to 28.0% in 1994 from 26.5% in 1993, primarily as a result of the decrease in revenues.

Liquidity and Capital Resources

TeleSpectrum's primary sources of liquidity have been cash flows from operating activities and available borrowing capacity under credit facilities. The following sets forth selected information from TeleSpectrum's statement of cash flows for the periods indicated:

                      -----------------------------------------------------
                                                         SIX MONTHS ENDED
                          YEAR ENDED DECEMBER 31,            JUNE 30,
Dollars in thousands       1993       1994      1995       1995        1996
                      ---------  ---------  --------  ---------  ----------
Net cash provided by
 (used in) operating
 activities               $(412)     $(260) $     (4) $      (8) $     (170)
Net cash provided by
 (used in) investing
 activities                 (69)        37       (99)      (288)       (526)
Net cash provided by
 (used in) financing
 activities                 179        359       (45)       133       1,286

Net cash used in operating activities from 1993 through June 30, 1996 resulted principally from increases in working capital to support increases in revenue, offset by net income. Net cash used in investing activities was expended primarily for the purchase of telecommunications and computer equipment. Net cash provided by financing activities included borrowings under TeleSpectrum's line of credit facility and payments of debt and capital lease obligations.

In May 1996, TeleSpectrum obtained a $4.0 million revolving line of credit with interest at the bank's prime rate plus 1.5%. This revolving credit facility is to be used for refinancing of existing debt, working capital purposes and capital expenditure purposes. This credit facility contains a financial covenant which requires TeleSpectrum to maintain a prescribed interest coverage ratio.

In connection with the agreement for the Acquisition of the TeleSpectrum Operating Business, CRW Financial advanced TeleSpectrum $0.5 million, evidenced by a promissory note due one year from the date the proceeds were received with interest at 9.0%. The note has been contributed by CRW Financial to TeleSpectrum Worldwide as part of the Initial Capitalization. Upon the closing of the Acquisition of the TeleSpectrum Operating Business, TeleSpectrum Worldwide will pay a portion of the purchase price by cancellation of the promissory note.

THE RESPONSE CENTER

Founded in 1987, The Response Center is a full service custom market research firm which primarily serves clients in the telecommunications, financial services, utilities, pharmaceuticals and healthcare industries. The Response Center derives its revenues from the provision of market research services and is paid on a per-project basis.

Results of Operations

The following table sets forth selected financial data and data as a percentage of revenues for the periods indicated.

                      ---------------------------------------------------------------------------------------------------
                                                                       SIX MONTHS ENDED             NINE MONTHS ENDED
                                   YEAR ENDED SEPTEMBER 30,                 MARCH 31,                    JUNE 30,
                              1993           1994           1995           1995          1996           1995          1996
Dollars in thousands  -------------  -------------  -------------  ------------  -------------  ------------  ------------
Revenues              $6,061  100.0% $6,183  100.0% $6,719  100.0% $3,584 100.0% $2,781  100.0% $5,199 100.0% $4,583 100.0%
Cost of services       2,911   48.0   3,426   55.4   3,583   53.3   1,811  50.5   1,534   55.2   2,702  52.0   2,438  53.2
Selling, general
 and
 administrative
 expenses              2,806   46.3   2,800   45.3   2,717   40.5   1,551  43.3   1,310   47.1   2,107  40.5   1,731  37.8
                      ------         ------         ------         ------        ------         ------        ------
  Total
   operating
   expenses            5,717   94.3   6,226  100.7   6,300   93.8   3,362  93.8   2,844  102.3   4,809  92.5   4,169  91.0
Operating income
 (loss)                  344    5.7     (43)  (0.7)    419    6.2     222   6.2     (63)  (2.3)    390   7.5     414   9.0
Interest expense
 (income), net           (12)  (0.2)     (6)  (0.1)    (10)  (0.2)    --    --      --     --      --    --      --    --
                      ------         ------         ------         ------        ------         ------        ------
Pre-tax income
 (loss)               $  356    5.9  $  (37)  (0.6) $  429    6.4  $  222   6.2  $  (63)  (2.3) $  390   7.5  $  414   9.0
                      ======         ======         ======         ======        ======         ======        ======

Nine Months Ended June 30, 1996 Compared to Nine Months Ended June 30, 1995

Revenues. Revenues decreased to $4.6 million in the nine months ended June 30, 1996 from $5.2 million in the nine months ended June 30, 1995, a decrease of $0.6 million, or 11.9%. This decrease was the result of reduced revenues from The Response Center's largest client and revenues from tracking surveys related to federal elections performed in the nine months ended June 30, 1995, which were not repeated in the nine months ended June 30, 1996.

Cost of Services. Cost of services, which primarily consists of labor, telephone and other call center-related operating and support expenses, decreased to $2.4 million in the nine months ended June 30, 1996 from $2.7 million in the nine months ended June 30, 1995, a decrease of $0.3 million, or 9.8%. As a percentage of revenues, cost of services increased to 53.2% in the nine months ended June 30, 1996 from 52.0% in the nine months ended June 30, 1995, as a result of the spreading of relatively fixed call center-related operating and support expenses over reduced revenues.

Selling, General and Administrative. Selling, general and administrative expenses decreased to $1.7 million in the nine months ended June 30, 1996 from $2.1 million in the nine months ended June 30, 1995, a decrease of $0.4 million, or 17.9%. As a percentage of revenues, selling, general and administrative expenses decreased to 37.8% in the nine months ended June 30, 1996 from 40.5% in the nine months ended June 30, 1995 as a result of lower executive compensation which was $0.7 million in the nine months ended June 30, 1996 and $1.1 million in the nine months ended June 30, 1995.

Six Months Ended March 31, 1996 Compared to Six Months Ended March 31, 1995

Revenues. Revenues decreased to $2.8 million in the six months ended March 31, 1996 from $3.6 million in the six months ended March 31, 1995, a decrease of $0.8 million, or 22.4%. This decrease was primarily the result of reduced revenues from The Response Center's largest client and revenues from tracking surveys related to federal elections performed in the six months ended March 31, 1995, which were not repeated in the six months ended March 31, 1996.

Cost of Services. Cost of services decreased to $1.5 million in the six months ended March 31, 1996 from $1.8 million in the six months ended March 31, 1995, a decrease of $0.3 million, or 15.3%. As a percentage of revenues, cost of services increased to 55.2% in the six months ended March 31, 1996 from 50.5% in the six months ended March 31, 1995 as a result of the spreading of relatively fixed call center-related operating and support expenses over reduced revenues.

Selling, General and Administrative. Selling, general and administrative expenses decreased to $1.3 million in the six months ended March 31, 1996 from $1.6 million in the six months ended March 31, 1995, a decrease of $0.3 million, or 15.5%. As a percentage of revenues, selling, general and administrative expenses increased to 47.1% in the six months ended March 31, 1996 from 43.3% in the six months ended March 31, 1995, primarily as a result of the decrease in revenues. Selling, general and administrative expenses include compensation paid to The Response Center's officers totaling $0.6 million in the six months ended March 31, 1996 and $0.7 million in the six months ended March 31, 1995.

Year Ended September 30, 1995 Compared to Year Ended September 30, 1994

Revenues. Revenues increased to $6.7 million in 1995 from $6.2 million in 1994, an increase of $0.5 million, or 8.7%. The Response Center generated approximately 20.0% of 1995 revenues from new clients. This increase in revenues was partially offset by a decrease in revenues from an existing client.

Cost of Services. Cost of services increased to $3.6 million in 1995 from $3.4 million in 1994, an increase of $0.2 million, or 4.6%. As a percentage of revenues, cost of services decreased to 53.3% in 1995 from 55.4% in 1994. This decrease primarily resulted from reduced recruitment cost due to more cost effective agreements with temporary agencies, and reduced telephone expense as a percentage of revenues, partially offset by increased interviewer payroll costs as a percentage of revenues. Reduced telephone expense resulted from lower rates negotiated in a new long distance contract.

Selling, General and Administrative. Selling, general and administrative expenses decreased to $2.7 million in 1995 from $2.8 million in 1994, a decrease of $0.1 million, or 3.0%. As a percentage of revenues, selling, general and administrative expenses decreased to 40.5% in 1995 from 45.3% in 1994, primarily as a result of economies of scale related to increased revenues despite increased data processing payroll costs. Selling, general and administrative expenses include compensation paid to The Response Center's officers totaling $1.5 million in each of 1994 and 1995.

Year Ended September 30, 1994 Compared to Year Ended September 30, 1993

Revenues. Revenues increased to $6.2 million in 1994 from $6.1 million in 1993, an increase of $0.1 million, or 2.0%. This increase in revenues was due to increased revenues from new and existing clients, partly offset by a decrease in revenues from The Response Center's largest client.

Cost of Services. Cost of services increased to $3.4 million in 1994 from $2.9 million in 1993, an increase of $0.5 million, or 17.7%. As a percentage of revenues, cost of services increased to 55.4% in 1994 from 48.0% in 1993. This increase was primarily the result of a single, large project in 1993 which was billed at a higher-than-standard rate.

Selling, General and Administrative. As a percentage of revenues, selling, general and administrative expenses decreased to 45.3% in 1994 from 46.3% in 1993. Selling, general and administrative expenses include compensation paid to The Response Center's officers of $1.5 million in 1994 as compared to $1.7 million in 1993.

Liquidity and Capital Resources

The Response Center's principal source of liquidity has historically been cash flows from operating activities and loans from shareholders. The following table sets forth selected information from The Response Center's statements of cash flows for the periods indicated.

                       -----------------------------------------------------------------------
                                                            SIX MONTHS           NINE MONTHS
                           YEAR ENDED SEPTEMBER 30,       ENDED MARCH 31,       ENDED JUNE 30,
                          1993       1994       1995      1995       1996       1995      1996
Dollars in thousands    ------     ------     ------    ------     ------     ------    ------
Net cash provided by
 (used in)
 operating
 activities            $    368      $ 111       $188    $   130    $   529    $   81   $   693
Net cash provided by
 (used in)
 investing
 activities                 158        (59)        44         23       (148)       18      (156)
Net cash provided by
 (used in)
 financing
 activities                (412)      (193)       (22)       (22)       (22)      (22)      (75)

From fiscal 1993 through June 30, 1996, The Response Center generated $1.4 million in cash from operating activities. During this period, $1.3 million of cash was generated from pre-tax income plus noncash charges, and $0.1 million of cash was generated from working capital (excluding cash and current maturities of long-term debt). Additional working capital changes were principally related to a decrease in accounts payable and increase in accounts receivable resulting from the increase in revenues.

Investing activities have included purchases of property and equipment, sales of short term investments and purchases of short term investments.

Financing activities have included distributions to and borrowing activity from shareholders.

                                    BUSINESS

TeleSpectrum Worldwide was founded in 1996 to create a premier provider of integrated teleservices solutions. With the capabilities of the Operating Businesses, the Company can offer its clients complete solutions that build upon a foundation of outbound and inbound telemarketing and include inbound customer service, market research, direct mail and fulfillment and other direct marketing services. The Company operates over 1,700 workstations in 23 call centers located primarily in the eastern United States, and, assuming an average per workstation of 45 calls per hour, 16 hours per day, 6 days per week, has the capacity to handle over 300 million calls per year. The Company focuses on providing teleservices to major clients in the telecommunications, insurance, financial services, pharmaceuticals and healthcare, consumer products and high technology industries.

ORGANIZATION

Simultaneously with the closing of this Offering, TeleSpectrum Worldwide will acquire six teleservices and related businesses. The aggregate consideration to be paid by TeleSpectrum Worldwide for the Operating Businesses is $160.8 million which consists of: (i) $90.9 million in cash to be paid to the Sellers upon the consummation of the Offering; (ii) forgiveness of a $0.5 million promissory note from one of the Operating Businesses; (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the Acquisitions; (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants as discussed in this Prospectus to purchase 2,272,562 shares of Common Stock currently owned by CRW Financial at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at closing and earn-out arrangements. The Company has entered into earn-out arrangements with the Sellers of the SOMAR, NBG and Reich Operating Businesses, pursuant to which the Sellers may receive payments based upon the performance of the Operating Businesses. The amount of each earn-out payment, if any, is based on the Operating Business' earnings before interest and taxes, for each of the Operating Businesses for 1996, and for SOMAR for 1997 as well. In calculating the earnings of each Operating Business, the Company will not allocate any Company expenses to the Operating Business, other than expenses directly incurred by that Operating Business. See "Certain Relationships and Related Party Transactions--The Acquisitions."

The consummation of each Acquisition is subject to customary conditions. These conditions include, among others, the continuing accuracy as of the closing date of the representations and warranties of the Operating Businesses and of TeleSpectrum Worldwide, the performance by each of them of all covenants included in the agreements relating to the Acquisition and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Operating Business.

INDUSTRY OVERVIEW

The teleservices industry facilitates the direct communication of marketing information to and from current and prospective customers by telephone. Indirect marketing methods, such as radio, television and print advertising, employ a "one-to-many" approach to convey marketing information that can position products and services within a broad market context. Direct marketing methods, such as telemarketing and direct mail, employ a "one-to-one" approach to deliver a marketing message directly to a specific current or prospective customer and to elicit immediate customer response. In addition to traditional outbound and inbound telemarketing, teleservices include inbound telephone-based customer service and support and related value-added services such as market research, direct mail and fulfillment, training, consulting, call center management and electronic order processing.

As businesses seek greater returns from their investments in marketing activities, they are increasingly coupling traditional indirect marketing methods such as advertising with direct marketing methods such as telemarketing. Advances in computer and telecommunications technology are helping telemarketers to more accurately identify and contact potential customers, and are providing CCRs with more complete on-line guidance and support.

Improvements in the scale and speed of computer and telecommunications networking capabilities allow teleservices providers to implement larger and more complex programs for their clients. As a result, clients in a variety of industries have the opportunity to increase the breadth and depth of their telemarketing efforts. Industry sources estimate that companies in the United States spent approximately $77 billion on telemarketing activities in 1995.

To date, businesses have relied overwhelmingly upon in-house call center personnel to provide telemarketing and telephone-based customer support services. However, the Company believes that businesses are increasingly outsourcing their ancillary needs to third party providers as they focus more closely upon their core businesses. This trend toward outsourcing may be reinforced by the rising level of capital expenditures necessary to provide telemarketing services that can take full advantage of recent advances in computer and telecommunications technology. Providers of outsourced teleservices can offer clients economies of scale in sharing the cost of new technology among a larger base of users than might be possible with in-house telemarketing, while at the same time better matching available capacity to fluctuating client demand.

As the trend toward outsourcing continues, the Company believes that businesses will increasingly seek to reduce the number of vendors they utilize, and may prefer single-source providers of integrated solutions drawing upon a variety of related services and capabilities. Such a trend could encourage consolidation within the currently fragmented teleservices industry. The Company thus believes that further opportunities may emerge for an integrated teleservices provider that can assemble and offer other value-added services, such as inbound customer service, market research, direct mail and fulfillment and other direct marketing services, which together can create complete solutions to clients' direct marketing needs.

STRATEGY

The Company's goal is to become the premier national provider of integrated teleservices solutions. To attain this goal, the Company intends to employ the following strategies:

Offer a Single Source for Complete, Integrated Solutions
The Company intends to offer its clients a single source for all of their outsourced teleservices needs. To effect this strategy, the Company is focused upon assembling the full spectrum of teleservices resources, including outbound and inbound calling, customer service, market research, direct mail and fulfillment, training, consulting, call center management and electronic order processing. In particular, the Company will utilize its expertise and expand its capacity to provide sophisticated and flexible inbound customer service solutions for its clients. The Company will seek to craft tailored, value-added teleservices solutions that are designed to achieve clients' intended marketing results.

Establish Long-Term Relationships with Major Clients
The Company seeks to establish associations with major clients whose outsourcing needs foster long-term, significant relationships. As clients continue to outsource an increasing portion of their direct sales and customer service activities, the Company will endeavor to capitalize upon its relationships and past performance to expand the range of services that it provides to each of its clients.

Add New Clients in Targeted Industries
The Company is focused upon expanding its client base in those industries currently utilizing teleservices, including telecommunications, insurance, financial services, pharmaceuticals and healthcare and high technology. The Company believes that within these industries there are many large corporations which may employ the services offered by the Company for a substantial portion of their direct sales and customer service needs. The Company will seek to provide services to new clients in its existing targeted industries, and to add clients in new targeted industries where it believes that it can utilize its capabilities and expertise. In particular, due to increased competition for local and long-distance telephone customers anticipated to result from recent deregulation, the Company has identified additional teleservices opportunities and is targeting new clients in the telecommunications industry.

Pursue Strategic Acquisitions
The Company intends to complement internal growth through aggressive pursuit of acquisitions to expand the Company's capacity, add new services and products and extend its market reach. The Company's management team includes individuals with significant experience in effecting strategic acquisitions and integrating acquired businesses.

SERVICES OVERVIEW

Simultaneously with the closing of the Offering, TeleSpectrum Worldwide will acquire, in the Acquisitions, the Operating Businesses. The Operating Businesses provide the following services:

Outbound Telemarketing
The Company provides both business-to-consumer and business-to-business outbound telemarketing services, which consist primarily of direct sales activities initiated by the Company on behalf of clients. These activities are directed towards client-generated, electronically transmitted lists of customers who have been selected to match the demographic profile of the targeted customer for the offered product or service. The Company's computerized call management systems utilize predictive dialers to automatically dial telephone numbers, determine if a live connection is made and present connected calls to a CCR who has been trained for the client's program. The client or the Company provides a prepared script to assist the CCR in marketing the product or service to the call recipient. SOMAR, NBG, Reich and TeleSpectrum provide outbound telemarketing services.

Inbound Teleservices
The Company provides inbound teleservices support for activities such as customer service, catalog sales, response to customer inquiries and electronic order processing. Inbound callers typically call toll-free numbers to request product or service information, place orders for advertised products or obtain assistance with a previous order or purchase. The Company uses automated call distributors to direct callers to appropriate CCRs, who have access to on-line support databases to address customers' needs. TeleSpectrum and Harris provide inbound teleservices.

Market Research
The Company's market research capabilities include problem conceptualization, program design, data gathering by telephone, mail and focus groups, data tabulation and results analysis. Interviewing personnel use advanced data collection technology to obtain data from a statistically projectable sample of survey contacts. The Company then tabulates and analyzes fielded data using multi-variate statistical techniques, and produces detailed reports that can answer clients' marketing questions and suggest further avenues of inquiry where appropriate. The Response Center provides market research services.

Direct Mail and Fulfillment
The Company's direct mail services include preparing, addressing, coordinating, sorting and mailing materials to current and potential customers of the Company's clients. The Company also provides fulfillment services, which involve filling orders received through outbound telemarketing, direct mail solicitation and inbound customer service calls, including automated inbound call center services. In its direct mail operations, the Company obtains name and address data from clients, processes the data to eliminate duplicates and correct errors and addresses pre-printed materials, in some cases with personalized greetings and messages. Mailings are then coordinated and collated by automated folding and inserting equipment, sorted by zip code to obtain the fullest available postal discounts for mass-mailings, and in most instances mailed from the Company's in-house postal facility. In its fulfillment operations, the Company maintains warehouse space for storage of client-supplied products and literature, which are sorted and bar-coded for inventory control. Harris provides direct mail services; Harris and TeleSpectrum provide fulfillment services.

Additional Value-Added Services
The Company offers additional value-added services, such as strategic marketing, planning and consulting services, database marketing and management, training and call center management, to complement its core teleservices offerings. Planning and consulting services include product development and program design. Call center management involves all aspects of recruiting, staffing, managing operations, providing analysis and reports to clients at their own on-site telemarketing facilities and providing call center technology and systems integration for database development. Reich and TeleSpectrum provide additional value-added services.

THE OPERATING BUSINESSES

The following table sets forth certain information about the Operating Businesses as of August 2, 1996.

                     EMPLOYEES      CCRS
                        (FULL-    (FULL- INSURANCE
                         TIME/     TIME/   AGENTS
                         PART-     PART-    (FULL-
                         TIME)     TIME)     TIME)    WORKSTATIONS CALL CENTERS
                     --------- --------- ---------    ------------ ------------
SOMAR                  1,750/0   1,501/0       517*            712            7
NBG                    123/624    50/621         0             314            7
Harris                   144/6       0/0         0               0            1
Reich                    848/0     722/0        65**           320            3
TeleSpectrum             487/8     347/8        19***          307            4
The Response Center     85/100     38/98         0             130            1
                     --------- ---------       ---           -----          ---
  Total              3,437/738 2,658/727       601           1,783           23

- --------

  * Holding an aggregate of 2,582 insurance licenses in 35 states.

 ** Holding an aggregate of 649 insurance licenses in 46 states.

*** Holding an aggregate of 19 licenses in 2 states.

SOMAR

Founded in 1982, SOMAR is a nationwide provider of outsourced telephone-based sales, marketing and customer management services, principally to clients in the insurance industry and also to clients in the financial services, telecommunications and consumer products industries. SOMAR's three principal clients in 1995 were in the insurance industry and accounted for 32.7%, 15.7% and 15.0% of SOMAR's 1995 revenues of $31.9 million. For the six months ended June 30, 1996, these same clients accounted for 22.2%, 21.6% and 6.1% of SOMAR's revenues of $20.8 million in that period. As of August 2, 1996, SOMAR's 1,501 CCRs (of whom 517 were licensed insurance agents) operated 712 workstations in seven call centers located in North Carolina and West Virginia. These call centers are managed from SOMAR's headquarters facility in Salisbury, North Carolina through local- and wide-area networking telecommunications and computer technology.

NBG

Founded in 1991, NBG provides nationwide outbound telemarketing services to clients in the financial services, telecommunications and high technology industries. NBG's principal clients in 1995 were a financial services industry client and an outsourcing contractor, which coordinated the provision of services to a telecommunications industry company and a financial services industry company; these two principal clients accounted for 52.7% and 40.2%, respectively, of NBG's 1995 revenues of $12.8 million. For the twenty-six weeks ended June 28, 1996, these same clients accounted for 66.2% and 26.7%, respectively, of NBG's revenues of $8.9 million in that period. As of August 2, 1996, NBG's 671 CCRs operated 314 workstations in seven call centers located in Massachusetts and Arizona. These call centers are managed from NBG's headquarters in Cambridge, Massachusetts.

Harris
Founded in 1931, Harris is a regional, vertically-integrated direct mail and fulfillment organization which provides its services primarily to companies in the pharmaceuticals and healthcare, financial services and insurance industries, principally in the Middle Atlantic states. Harris operates a full service direct mail organization that provides data processing, lettershop, printing and bindery and postal services. Utilizing electronic tracking and automated customer interface technologies, Harris also provides turnkey fulfillment services including warehousing, inventory management, packing and shipping. Harris's principal client in 1995 was a pharmaceuticals industry client, which accounted for 44.7% of Harris's 1995 revenues of $12.7 million. For the six months ended June 30, 1996, this same client accounted for 46.2% of Harris' revenues of $5.4 million in that period.

Reich

Founded in 1978, Reich offers nationwide telemarketing services to clients in the financial services, telecommunications and insurance industries. Reich also offers additional value-added services to its clients, such as marketing planning, database marketing, creative development, situation analysis, in-house copy and art services and production management. Reich's principal clients in 1995 were two financial services industry clients, an insurance industry client and a telecommunications industry client, which accounted for 46.2%, 12.3%, 14.7% and 14.7%, respectively, of Reich's 1995 revenues of $12.3 million. For the six months ended June 30, 1996, these same clients accounted for 42.5%, 0.4%, 10.3% and 33.8%, respectively, of Reich's revenues of $ 11.3 million in that period. As of August 2, 1996, Reich's 722 CCRs (of whom 65 were licensed insurance agents) operated 320 workstations in Reich's three call centers in Pennsylvania, Delaware and West Virginia. These call centers are managed from Reich's headquarters in Philadelphia, Pennsylvania.

TeleSpectrum

Founded in 1984, TeleSpectrum specializes in providing nationwide inbound and outbound telemarketing and fulfillment services to the high technology, pharmaceuticals and healthcare and consumer products industries. Based in Annapolis, Maryland, TeleSpectrum also provides call center management and telephone marketing, consulting and training services. As of August 2, 1996, TeleSpectrum's 355 CCRs (of whom 19 were licensed insurance agents) operated 307 workstations in four call centers located in Maryland and Pennsylvania. TeleSpectrum's proprietary training services include both customized and off-the-shelf solutions. TeleSpectrum's principal client in 1995 was a high technology industry client, which accounted for 21.7% of TeleSpectrum's 1995 revenues of $11.9 million. For the six months ended June 30, 1996, TeleSpectrum's principal client was a high technology industry client, which accounted for 8.2%, of TeleSpectrum's revenues of $8.0 million in that period.

The Response Center

Founded in 1987, The Response Center is a nationwide, full service custom market research firm which primarily serves clients in the telecommunications, financial services, utilities, pharmaceuticals and healthcare industries. The Response Center designs and implements, through the use of customized software, research programs in areas such as customer satisfaction, advertising tracking, product positioning, pricing strategies and concept testing. The Response Center then analyzes the results of its research and presents those results to clients. As of August 2, 1996, 136 CCRs operated 130 workstations from The Response Center's call center in Upper Darby, Pennsylvania. The Response Center's principal client in 1995 was in the telecommunications industry and accounted for 27.5% of 1995 revenues of $6.7 million. For the nine months ended June 30, 1996, The Response Center's principal client was in the telecommunications industry, and accounted for 25.2% of The Response Center's revenues of $4.6 million in that period.

No client referred to above was a significant client of more than one Operating Business.

COMPETITION

The telemarketing industry is intensely competitive. Industry participants compete primarily on price, available capacity, range of service offerings, quality and customer service. The Company competes with numerous independent telemarketing firms, as well as the in-house telemarketing operations of many of its clients or potential clients. The Company's competitors include APAC TeleServices Inc., ICT Group, Inc., ITI Marketing Services, Inc., MATRIXX Marketing Inc., SITEL Corporation and West Telemarketing Corporation. In addition, most businesses that are significant consumers of teleservices utilize more than one telemarketing firm at a time and reallocate work among various firms from time to time. A significant amount of such work is contracted on an individual project basis, with the effect that the Company and other firms seeking such business are required to compete with each other frequently as individual projects are initiated. Further, the Company believes that businesses with telemarketing operations will continue to outsource the management of those operations and that this trend may attract new competitors, including competitors that are substantially larger and better capitalized than the Company, into the Company's market. The Company may not be able to compete effectively against its current competitors, and the Company cannot assure that additional competitors with greater resources than the Company will not enter the industry and compete effectively against the Company or that the trend toward outsourcing telemarketing activity will continue. To the extent that the Company is unable to compete successfully against its existing and future competitors, its business, operating results and financial condition could be materially adversely affected.

SALES, MARKETING AND CLIENTS

The Company's marketing strategy centers around providing tailored solutions to each client's teleservices needs. Each Operating Business has its own sales personnel and, as of August 2, 1996, there were a total of 27 sales personnel employed by all of the Operating Businesses. The Company intends to enable sales personnel from all of its Operating Businesses to work together to take advantage of potential cross-selling opportunities. Sales personnel are compensated by salary and bonuses based on individual performance and overall profitability.

Sales teams work directly with each client or potential client to develop an effective solution to the client's teleservices needs. Often, the Company initially develops a pilot program for a new client to demonstrate the Company's abilities and the effectiveness of its teleservices offerings. The Company's sales personnel often communicate results of teleservices programs and assist clients in modifying programs for future use.

The Company generally operates under short-term contractual relationships with its clients. Pricing often includes an initial fee, a base service charge and separate charges for ancillary services. Service charges for telemarketing services are based upon hourly rates for outbound calls, per minute rates for inbound calls or a commission or performance payment on successful sales or results. Charges for other services such as consulting, market research, training, direct mail and fulfillment may be computed on a fee-for-service or piecework basis.

Historically, the Operating Businesses have acquired new clients and marketed their services primarily by attending trade shows, advertising in industry publications, responding to requests for proposals, pursuing client referrals and cross-selling to existing clients. The Company targets those companies with the greatest potential to generate recurring revenues because of their ongoing direct sales and customer service needs, and also those which have large customer bases which can benefit from targeted telemarketing programs. Many of the Company's current clients have sizable in-house telemarketing operations, and the Company often competes against those in-house operations for the client's business. During 1995, the Company provided, on a pro forma basis, services to approximately 400 clients. Mass Marketing Insurance Group accounted for approximately 11.9% of the Company's pro forma 1995 revenues. No other client accounted for more than 10.0% of the Company's pro forma revenues in 1995.

TARGETED INDUSTRIES

The Company targets its teleservices solutions toward clients in the following industries:

Telecommunications
The Company provides telemarketing programs for major telecommunications companies for long distance, cellular and cable products and services, as well as regional telecommunications companies marketing advanced telephone features. The Company offers its telecommunications industry clients a range of services, including customer service, sales and survey campaigns.

Insurance

The Company works with large consumer insurance companies and their agents, complementing its clients' own sales efforts by offering products such as life and accidental death and dismemberment insurance. On a pro forma combined basis as of August 2, 1996, the Company employed 601 agents collectively holding 3,250 state insurance licenses from 46 states.

Financial Services
The Company provides banks and other financial services clients with a wide range of services, which primarily consist of credit cardholder acquisitions and also include active account generation, account balance transfer, account retention and customer service.

Pharmaceuticals and Healthcare
The Company provides pharmaceuticals clients with product support, customer service and fulfillment services. In addition, the Company performs market research and analysis for clients in the healthcare industry.

Consumer Products
The Company provides its consumer products clients with customer service, order entry and new customer acquisition services and can support inbound calls 24 hours per day and 365 days per year.

High Technology
The Company provides product support and customer service inbound teleservices for clients in the computer hardware and software industry. In addition, the Company provides business-to-business teleservices such as lead generation, customer qualification and account management, as well as call center management, for high technology clients.

PERSONNEL AND TRAINING

On a pro forma combined basis as of August 2, 1996, the Company employed 3,437 individuals on a full-time basis and 738 individuals on a part-time basis, 3,385 of whom were CCRs. The Company's ability to hire, train and manage qualified employees is critical to its ability to provide high quality services to its clients. The Company's service centers are located in areas that give the Company access to a capable labor supply. The Company provides training upon hire, as well as advanced and follow-up training. This training includes instruction in proper direct marketing and customer service techniques, as well as instruction in the specific characteristics of the industries which the Company serves. In addition, the Company has 601 insurance CCRs on a pro forma combined basis as of August 2, 1996, each of whom is licensed to sell insurance in one or more states, and all of whom collectively are licensed to sell insurance in 46 states.

QUALITY ASSURANCE

The Operating Businesses have consistently emphasized quality service and extensive employee training. The Company's quality assurance program includes the selection and training of qualified CCRs, the training and professional development of call center management personnel, monitoring of calls and sales verification and editing. Both the Company and its clients are able to perform real time on-site and remote call monitoring to maintain quality and efficiency. Sales confirmations may be recorded (with the customer's consent), and callers may also be monitored by management personnel to verify the accuracy and authenticity of transactions. Additionally, the Company is able to provide its clients with current updates on the progress of an ongoing telemarketing effort. Access to this data allows the Company and its clients to identify previously unrecognized potential campaign opportunities and to immediately modify or enhance a telemarketing effort.

GOVERNMENT REGULATION

Telemarketing sales practices are regulated at both the federal and state level. The federal Telephone Consumer Protection Act of 1991 (the "TCPA"), enforced by the Federal Communications Commission, imposes restrictions on unsolicited automated telephone calls to residential telephone subscribers. Under the TCPA it is unlawful to initiate telephone solicitations to residential telephone subscribers before 8:00 a.m. or after 9:00 p.m., local time at the subscriber's location, or to use automated telephone dialing systems or artificial or prerecorded voices to call certain subscribers. Additionally, the TCPA requires telemarketing firms to develop a written policy implementing a "do not call" list, including the training of its telemarketing personnel to comply with these restrictions. Currently, the Company trains its service representatives to comply with the regulations of the TCPA and programs its call management system to prevent initiating telephone calls during restricted hours or to individuals maintained on the Company's "do not call" list.

The Federal Trade Commission (the "FTC") regulates both general sales practices, and telemarketing specifically. Under the Federal Trade Commission Act (the "FTC Act"), the FTC has broad authority to prohibit a variety of advertising or marketing practices that may constitute "unfair or deceptive acts and practices."

The FTC also administers the federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 (the "TCFAPA"). Under the TCFAPA, the FTC has issued regulations prohibiting a variety of deceptive, unfair or abusive practices in telemarketing sales. Generally, these rules prohibit misrepresentations of the cost, quantity, terms, restrictions, performance or characteristics of products or services offered by telephone solicitation or of refund, cancellation or exchange policies. The regulations also regulate the use of prize promotions in telemarketing to prevent deception and require that a telemarketer identify promptly and clearly the seller on whose behalf the telemarketer is calling, the purpose of the call, the nature of the goods or services offered and, if applicable, that no purchase or payment is necessary to win a prize. The regulations also require that telemarketers maintain records on various aspects of their business. The Company believes that it is in compliance with the TCPA and the regulations promulgated pursuant to the TCFAPA.

Violation of the rules and regulations applicable to telemarketing practices may result in injunctions against certain operations, in monetary penalties or disgorgement of profits; moreover, such violations may give rise to private actions for damages.

From time to time, bills are introduced in Congress which, if enacted, would regulate the use of credit information. There can be no assurance that any such legislation, if enacted, will not have an adverse effect on the telemarketing industry generally or the Company's operations specifically.

Most states have enacted statutes similar to the FTC Act prohibiting unfair or deceptive acts and practices. A number of states have enacted legislation and other states are considering enacting legislation to regulate telemarketing. For example, telephone sales in certain states are not final until a written contract is delivered to and signed by the buyer, and such a contract often may be canceled within three business days. At least one state also prohibits telemarketers from requiring credit card payment, and several other states require certain telemarketers to obtain licenses, post bonds or submit sales scripts to the state's attorney general.

The industries served by the Company's Operating Businesses are also subject to government regulation. Company employees who complete the sale of insurance products are required to be licensed by various state insurance commissions and to participate in regular continuing education programs, which currently are provided by the Company.

TELESPECTRUM WORLDWIDE FACILITIES

The Company's corporate headquarters are located in 3,000 square feet of leased space in King of Prussia, Pennsylvania, where it shares office space with CRW Financial, a principal stockholder of the Company. See "Certain Relationships and Related Party Transactions--Headquarters Lease." In addition, as of August 2, 1996 the Company maintained the following material facilities:

OPERATING                                                   DATE
BUSINESS                LOCATION                          OPENED       WORKSTATIONS
- -------------------     -------------------       --------------       ------------
SOMAR                   Salisbury, NC              February 1991                 96
                        Winston-Salem, NC          December 1992                 84
                        Fayetteville, NC            January 1994                104
                        Asheville, NC             September 1994                 81
                        Huntington, WV                March 1995                103
                        Huntington, WV               August 1995                103
                        Beckley, WV                   March 1996                141
NBG                     Cambridge, MA              November 1991                 32
                        Andover, MA                November 1994                 48
                        Westborough, MA                June 1995                 40
                        Burlington, MA             December 1995                 40
                        Phoenix, AZ                December 1995                 66
                        Phoenix, AZ                   July, 1996                 48
                        Cambridge, MA               January 1996                 40
Harris                  Philadelphia, PA           February 1976                  *
                        King of Prussia, PA             May 1987                 **
Reich                   Philadelphia, PA           February 1989                 64
                        Wilmington, DE              January 1996                 60
                        Wheeling, WV                  April 1996                196
TeleSpectrum            Annapolis, MD                  June 1989                117
                        San Francisco, CA              June 1989                ***
                        Annapolis, MD             September 1992                 **
                        Linthicum, MD                  June 1993                 45
                        Linthicum, MD                 July, 1996                 72
                        King of Prussia, PA           July, 1996                 73
The Response Center     Upper Darby, PA               July, 1994                130
                                                                              -----
                                                                              1,783
                                                                              =====

- --------
  * Direct mail services.
 ** Fulfillment services.
*** Consulting and training services.

All of the Company's material facilities are leased, with the exception of the Harris facility in Philadelphia, which is owned.

The Company believes that its existing and planned facilities are adequate for the Company's current and near-term anticipated operations.

LEGAL PROCEEDINGS

The Company is not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the business, results of operation or financial condition of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information concerning each of the executive officers and directors of the Company following the consummation of this Offering:

     NAME                     AGE POSITION WITH THE COMPANY
     J. Brian O'Neill          36 Chairman of the Board and Chief Executive Officer
     Michael C. Boyd           55 President, Chief Operating Officer and Director
     Richard C. Schwenk, Jr.   46 Senior Vice President and Chief Financial Officer
     William F. Rhatigan       51 President of the Company's Telemarketing Group and Person
                                   Named to Become a Director
     Mark J. DeNino            42 Director
     Richard W. Virtue         51 Person Named to Become a Director
     Kevin W. Walsh            40 Person Named to Become a Director
     Gregory M. Alcorn         38 Chief Executive Officer of the Company's SOMAR division
     Patrick M. Baldasare      40 President of the Company's Market Research division
     Michael J. Gallant        54 President of the Company's NBG division
     Edward M. Idzik           54 President of the Company's Harris division
     Morton M. Reich           56 President of the Company's Reich division
     Karen E. Schweitzer       53 President of the Company's TeleSpectrum division

J. BRIAN O'NEILL has been Chairman of the Board and Chief Executive Officer since the formation of TeleSpectrum Worldwide in April 1996. Mr. O'Neill is also Chairman of the Board of Directors and Chief Executive Officer of CRW Financial, a receivables management company which was spun off from Casino and Credit Services, Inc., a casino credit database and collection service provider, in May 1995. Although Mr. O'Neill intends to devote the majority of his time to the Company's business, he is also required to devote a substantial amount of his time to his duties at CRW Financial. From July 1992 to May 1995, Mr. O'Neill was Chairman and Chief Executive Officer of Casino and Credit Services, Inc. From May 1988 to July 1992, Mr. O'Neill was Chairman of O'Neill Properties, Inc., a real estate development company.

MICHAEL C. BOYD has been President and Chief Operating Officer of TeleSpectrum Worldwide since its formation in April 1996 and a director since May 1996. Mr. Boyd was a co-founder of QVC Network, Inc., a home shopping television company, in 1986, and served as President and Chief Operating Officer until 1994. From 1994 to 1996, Mr. Boyd was an independent consultant.

RICHARD C. SCHWENK, JR. has served as Senior Vice President and Chief Financial Officer of TeleSpectrum Worldwide since May 1996. Mr. Schwenk served as Chief Financial Officer and Executive Vice President of Electronic Payment Services, Inc., a provider of automated teller machine and point-of-sale transaction processing services, from November 1992 to January 1996. From January 1991 to July 1992, Mr. Schwenk was the Chief Financial Officer and Vice President of Finance for Harris Adacom Corporation, a manufacturer and distributor of data communication and computer peripheral equipment.

WILLIAM F. RHATIGAN will serve as President of the Company's Telemarketing Group and will become a director upon consummation of the Offering. Mr. Rhatigan was Chairman and Chief Executive Officer of NBG Services, Inc. from 1991 until the consummation of the Offering.

MARK J. DENINO has served as a director of TeleSpectrum Worldwide since May 1996. Mr. DeNino has been a managing director of Technology Leaders Management, Inc., the general partner of Technology Leaders II L.P., which is a venture capital firm and significant shareholder of CRW Financial, since 1994. For more than three years prior to that, Mr. DeNino was President of Crossroads Capital, Inc., an investment banking firm.

RICHARD W. VIRTUE has served as Chief Executive Officer of SOMAR, Inc. since 1982, and will relinquish that post upon consummation of the Offering at which time he will become a director of the Company. Mr. Virtue has entered into a consulting agreement under which he will render consulting services to the Company following the Offering. See "Certain Relationships and Related Party Transactions--Consulting Agreement with Person Named to Become a Director."

KEVIN W. WALSH will become a director of the Company upon consummation of the Offering. Mr. Walsh has been a partner of the law firm Adelman Lavine Gold and Levin, a professional corporation, since 1988.

Upon consummation of the Acquisitions, the Company will form separate divisions which will operate the respective Operating Businesses. The following individuals will hold the positions indicated with such divisions. See "Certain Relationships and Related Party Transactions--The Acquisitons."

GREGORY M. ALCORN will become Chief Executive Officer of the Company's SOMAR division upon consummation of the Offering. Mr. Alcorn served as President of SOMAR, Inc. from 1982 until the consummation of the Offering.

PATRICK M. BALDASARE will serve as President of the Company's Market Research division upon consummation of the Offering. Mr. Baldasare was President of The Response Center, Inc. from 1987 until the consummation of the Offering.

MICHAEL J. GALLANT will serve as President of the Company's NBG division upon consummation of the Offering. Mr. Gallant was President of NBG Services, Inc. from 1991 until the consummation of the Offering.

EDWARD M. IDZIK will serve as President of the Company's Harris division upon consummation of the Offering. Mr. Idzik was President of HDM and HFI from 1979 until the consummation of the Offering.

MORTON M. REICH will serve as President of the Company's Reich division upon consummation of the Offering. Mr. Reich was President of The Reich Group, Inc. from 1978 until the consummation of the Offering.

KAREN E. SCHWEITZER will serve as President of the Company's TeleSpectrum division upon consummation of the Offering. Ms. Schweitzer co-founded TeleSpectrum, Inc. and was its President from 1984 until the consummation of the Offering.

The Company intends to elect another independent, unaffiliated director (in addition to Mr. DeNino) to the Company's Board of Directors as promptly as practicable.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors has established two committees: an Audit Committee and a Compensation Committee.

The responsibilities of the Audit Committee include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Mr. DeNino is the sole member of the Audit Committee. Following consummation of the Offering, Mr. Walsh will be appointed to the Audit Committee.

The Compensation Committee provides a general review of the Company's compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering the 1996 Stock Incentive Plan, including selecting the officers and salaried employees to whom awards will be granted. Mr. DeNino is the sole member of the Compensation Committee. Following consummation of the Offering, Mr. Walsh will be appointed to the Compensation Committee.

DIRECTOR COMPENSATION

Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $7,500, plus $500 and reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that they attend in person. In addition, directors receive certain formula grants of non-qualified stock options under the 1996 Stock Incentive Plan. See "--1996 Stock Incentive Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee following the consummation of the Offering are to be Mr. DeNino and Mr. Walsh, who will be elected to the Company's Board of Directors, upon consummation of the Offering.

EXECUTIVE COMPENSATION

TeleSpectrum Worldwide was incorporated in April 1996. Effective upon consummation of the Acquisitions and for the balance of 1996, the Company anticipates that it will, pursuant to employment agreements, pay compensation based on the following annual salaries to its Chief Executive Officer and to the four other individuals named below who are to be executive officers of the Company and who the Company believes will be its four other most highly compensated executive officers in 1996 (together, the "Named Executive Officers").

                                                   -------------------------------------------
                                                                               LONG-TERM
                                                           ANNUAL           COMPENSATION
                                                        COMPENSATION              AWARDS
                                                     ------------------     ------------
                                                                              SECURITIES
                                                                              UNDERLYING
                                                     SALARY($)  BONUS($)         OPTIONS
 NAME AND PRINCIPAL POSITION                         ---------  --------    ------------
 J. Brian O'Neill                                     130,000        -- (1)      500,000(2)
  Chairman of the Board and Chief Executive Officer
 Michael C. Boyd                                      275,000    225,000(3)      300,000(2)(4)
  President and Chief Operating Officer
 William F. Rhatigan                                  250,000    150,000(5)          --
  President of the Company's Telemarketing Group
 Morton M. Reich                                      300,000    200,000(6)          --
  President of the Company's Reich division
 Edward M. Idzik                                      275,000    225,000(5)          --
  President of the Company's Harris division

- --------
(1) Mr. O'Neill will be entitled to an annual bonus based upon the operating performance of the Company. The terms and amount of the annual bonus, which shall not exceed $400,000, will be determined by the Compensation Committee of the Company's Board of Directors after the additional independent, unaffiliated director to be elected to the Company's Board of Directors is appointed to the Compensation Committee.
(2) Options are to be granted under the 1996 Stock Incentive Plan as of the date of this Prospectus at an exercise price equal to the initial public offering price. One-fourth of the options will vest immediately; the balance of the options will vest ratably over three years commencing on the first anniversary of the date of grant.
(3) Consists of a performance bonus to be awarded based in part upon the individual's performance and in part upon the operating performance of the Company.
(4) Does not include options to purchase 300,000 additional shares that the Company is to grant ratably over the course of the next four years pursuant to Mr. Boyd's employment agreement.
(5) Consists of a guaranteed bonus.
(6) Consists of a performance bonus to be awarded based in part upon the individual's performance and in part upon the operating performance of the Company's Reich division.

1996 STOCK INCENTIVE PLAN

The Company has adopted the 1996 Stock Incentive Plan, effective as of May 17, 1996. The 1996 Stock Incentive Plan provides for grants of stock options ("Options"), restricted stock, stock appreciation rights and performance units (collectively, "Grants") to selected officers (including officers who are also directors) and other employees of the Company, independent contractors and consultants who perform services to the Company and its subsidiaries (the "Participants"). In addition, the 1996 Stock Incentive Plan provides for grants of formula stock options to non-employee directors. By encouraging stock ownership, the Company seeks to motivate such individuals and to encourage such individuals to devote their best efforts to the business and financial success of the Company.

General. Subject to adjustment in certain circumstances as discussed below, the 1996 Stock Incentive Plan authorizes up to 2,300,000 shares of Common Stock for issuance pursuant to the terms of the 1996 Stock Incentive Plan. If and to the extent Options or Grants granted under the 1996 Stock Incentive Plan expire or are terminated for any reason without being exercised, the shares of Common Stock subject to such Option or Grant again will be available for purposes of the 1996 Stock Incentive Plan.

Administration of the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan is administered and interpreted by the Compensation Committee (the "Committee") of the Board of Directors consisting of not less than two persons appointed by the Board of Directors from among its members, each of whom must be a "disinterested person" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined by Section 162(m) of the Code. Except with the formula stock option grants to non-employee directors, the Committee has the sole authority to (i) determine the individuals to whom awards shall be made under the 1996 Stock Incentive Plan, (ii) determine the type, size and terms of the awards to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan. See "--Committees of the Board of Directors."

Awards. Awards under the 1996 Stock Incentive Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of
Section 422 of the Code, (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"), (iii) restricted stock, (iv) stock appreciation rights ("SARs") and (v) performance units.

Eligibility for Participation. Awards may be made to any employee (including officers and directors), independent contractor and consultant of the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula awards of NQSOs. During any calendar year, no participant may receive awards for more than 500,000 shares of Common Stock issued or available for issuance under the 1996 Stock Incentive Plan. As of June 30, 1996, no options were outstanding under the 1996 Stock Incentive Plan.

Options. The exercise price of any ISO granted under the 1996 Stock Incentive Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an ISO granted to an employee who owns more than 10% of the Common Stock may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. The participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

Formula Option Grants to Non-Employee Directors. Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the 1996 Stock Incentive Plan. According to the formula grants, each non-employee director who is a member of the Board of Directors as of the effective date of the 1996 Stock Incentive

Plan will receive a grant of an NQSO to purchase 2,500 shares of Common Stock at a price equal to the initial public offering price in this Offering. Thereafter, on each date on which the Company holds its annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 shares of Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. Each non-employee director who first becomes a member of the Board of Directors after the effective date of the 1996 Stock Incentive Plan will receive a grant of an NQSO to purchase 2,500 shares of Common Stock on the date he or she becomes a member of the Board of Directors, at an exercise price equal to the closing price of the Common Stock on The Nasdaq National Market on the date of grant. The term of each such option shall be ten years and each such option shall be fully and immediately exercisable upon the date of grant.

Restricted Stock. The Committee may issue shares of restricted Common Stock to a participant pursuant to the 1996 Stock Incentive Plan. Shares may be issued for consideration or for no consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion.

Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option pursuant to the 1996 Stock Incentive Plan. The exercise price of an SAR will be either (i) the exercise price of the related stock option or
(ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The participant may elect to have such appreciation paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises a tandem SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

Performance Units. The Committee may grant performance unit awards payable in cash or shares of Common Stock at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may, in the Committee's discretion, be equal to the fair market value of a share of Common Stock. The performance goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate such as earnings per share of Common Stock of the Company, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, cash return on assets, stockholder return, or return on capital. The Committee will determine the length of an award period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

Amendment and Termination of the 1996 Stock Incentive Plan. The Board of Directors may amend or terminate the 1996 Stock Incentive Plan at any time; provided, however, that, the Board of Directors may not amend the 1996 Stock Incentive Plan to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Options and/or Grants may be granted hereunder, (ii) decrease the minimum exercise price specified by the 1996 Stock Incentive Plan in respect of ISOs,
(iii) change the class of employees eligible to receive ISOs under the 1996 Stock Incentive Plan, (iv) increase the individual limit of shares of Common Stock for which Options and/or Grants may be granted to any single individual under the 1996 Stock Incentive Plan, or (v) make any amendment that requires stockholder approval pursuant to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code without stockholder approval. The 1996 Stock Incentive Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

Adjustment Provisions. Subject to the change of control provisions below, in the event of certain transactions identified in the 1996 Stock Incentive Plan, the Board of Directors may appropriately adjust: (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of sharers of Common Stock to be acquired pursuant to an award which has not vested, and (iii) the number of shares of Common Stock for which awards may be made under the 1996 Stock Incentive Plan, and such adjustments shall be effective and binding for all purposes of the 1996 Stock Incentive Plan.

Change of Control of the Company. In the event of a change of control, all Options and Grants shall be fully vested. Each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within 90 days after such notice, to exercise the options and SARs in full. Any Options or SARs not timely exercised will terminate unless exchanged or substituted with the Company (or its successor). Within 12 months following a change of control, a percentage of the performance unit payments, if any, for the full performance period in which the participant so terminates equal to the percentage of the performance period during which the participant was in the employ or service of the Company (or its successor) and all amounts for the prior performance period if not then distributed will be distributed to such participant in a lump sum.

A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group becomes the owner of more than 50% of the Common Stock or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or a sale of substantially all the Company's assets, (iii) the individuals constituting the Board of Directors or individuals nominated or elected by them cease to constitute a majority of the Board of Directors, or (iv) the Company's merger or consolidation with any other corporation (other than a wholly owned subsidiary) if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation).

Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options granted under the 1996 Stock Incentive Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 1996 Stock Incentive Plan has been approved by stockholders and is intended to make grants of Options thereunder meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."

New Plan Benefits. Upon the Effective Date, it is contemplated that the Company will grant certain Options under the 1996 Stock Incentive Plan at an exercise price equal to the initial public offering price per share. With regard to options granted to executive officers, one-fourth of the options vest immediately and the remaining options vest ratably over the next three years on successive anniversaries of the date of grant. Options granted to non-employee directors vest immediately in their entirety. All other options will vest one-third each on the first, second and third anniversaries of the date of grant. All options expire on the tenth anniversary of the date of grant. The following table sets forth certain information with respect to such contemplated Option grants.

                                            DOLLAR VALUE(1) NUMBER OF UNITS(2)
NAME AND POSITION                          ---------------- ------------------
J. Brian O'Neill                           Not determinable            500,000
 Chairman of the Board and Chief
 Executive Officer
Michael C. Boyd                            Not determinable            300,000(3)
 President and Chief Operating
 Officer
William F. Rhatigan                        Not determinable                 --
 President of the Company's
 Telemarketing Group
Morton M. Reich                            Not determinable                 --
 President of the Company's Reich
 division
Edward M. Idzik                            Not determinable                 --
 President of the Company's Harris
 division
All current executive officers as a
 group                                     Not determinable            900,000(3)(4)
All current directors who are not
 executive officers as a group             Not determinable              2,500(5)
All employees, including all current
 officers who are not executive
 officers, as a group                      Not determinable            383,600

- --------
(1)The dollar values of the awards under the 1996 Stock Incentive Plan are not determinable at this time, since the options are expected to be granted at an exercise price equal to the initial public offering price of the Common Stock.
(2)The number of units represents the number of shares of Common Stock underlying the options expected to be granted.
(3)Does not include options to purchase 300,000 additional shares that the Company is to grant ratably over the course of the next four years pursuant to Mr. Boyd's employment agreement.
(4)Does not include options to purchase 100,000 additional shares that the Company is to grant ratably over the course of the next four years pursuant to an executive officer's employment agreement.

(5)Does not include options to purchase 2,500 shares to be granted to Mr. Walsh upon his election to the Board of Directors.

EMPLOYMENT AGREEMENTS

Effective as of the consummation of the Offering, the Company will enter into employment agreements with the Named Executive Officers and certain of the Company's other executive officers. Mr. O'Neill's agreement provides that he will be employed by the Company through May 20, 2000 at an annual salary of $130,000, plus an annual bonus. The terms and amount of the annual bonus, which shall not exceed $400,000, will be determined by the Compensation Committee of the Company's Board of Directors after Mr. Walsh, the additional independent, unaffiliated director to be elected to the Company's Board of Directors is appointed to the Compensation Committee. In addition, Mr. O'Neill's employment agreement provides that he shall be granted options to purchase 500,000 shares of Common Stock. The options are to be granted pursuant to the Company's 1996 Stock Incentive Plan. See "Management--1996 Stock Incentive Plan." If Mr. O'Neill is terminated without cause, or if Mr. O'Neill terminates his employment for "good reason" (as defined in this employment agreement), he is entitled to receive $330,000 per year for the remainder of the term of his agreement. Mr. Boyd's agreement provides that he will be employed by the Company through April 21, 2000 at an annual salary of $275,000, plus an annual performance bonus of up to $281,250 based in part upon his performance and in part upon the operating performance of the Company and stock options, of which options to purchase 300,000 shares of Common Stock are to be granted upon the Effective Date and options to purchase 75,000 shares of Common Stock are to be granted annually thereafter during the term of his employment agreement. The options are to be granted pursuant to the Company's

1996 Stock Incentive Plan. See "Management--1996 Stock Incentive Plan."
Mr. Boyd's salary and bonus will be increased to match the salary and guaranteed bonus of any employee of the Company subsequently hired at a salary and guaranteed bonus which exceeds $500,000 in the aggregate. If Mr. Boyd is terminated without cause, or if Mr. Boyd terminates his employment for "good reason" (as defined in his employment agreement), he is entitled to receive $387,500 payable over a one-year period. Mr. Schwenk's agreement provides that he will be employed by the Company through May 5, 2000 at an annual salary of $200,000, plus an annual performance bonus of up to $187,500 based in part upon his performance and in part upon the operating performance of the Company and stock options, of which options to purchase 100,000 shares of Common Stock are to be granted upon the Effective Date and options to purchase 25,000 shares of Common Stock are to be granted annually thereafter during the term of his employment agreement. The options are to be granted pursuant to the Company's 1996 Stock Incentive Plan. See "Management--1996 Stock Incentive Plan." If Mr. Schwenk is terminated without cause, or if Mr. Schwenk terminates his employment for "good reason" (as defined in this employment agreement), he is entitled to receive $275,000 payable over a one-year period. Mr. Rhatigan's agreement provides that he will be employed by the Company for a four-year term at an annual salary of $250,000, plus an annual guaranteed bonus of $150,000. If Mr. Rhatigan is terminated without cause, he will continue to receive his salary and bonus for the remainder of the term of the agreement. Mr. Alcorn's agreement provides that he will be employed by the Company for a four-year term at an annual salary of $195,000, plus an annual performance bonus of up to $195,000 based upon the operating performance of the Company's SOMAR division. If Mr. Alcorn is terminated without cause, he will continue to receive his salary for the remainder of the term of the agreement. Mr. Baldasare's agreement provides that he will be employed through December 31, 1999 at an annual salary of $195,000, which shall increase to $220,000 after December 21, 1997, plus an annual bonus, which bonus shall be a portion of a pool, the amount of which shall be determined by the operating performance of the Company's Market Research division. If Mr. Baldasare is terminated without cause, he will continue to receive his salary for the remainder of the term of the agreement and his bonus for the year of termination. Mr. Gallant's agreement provides that he will be employed by the Company for a four-year term at an annual salary of $250,000, plus an annual guaranteed bonus of $150,000. If Mr. Gallant is terminated without cause, he will continue to receive his salary and bonus for the remainder of the term of the agreement. Mr. Idzik's agreement provides that he will be employed by the Company for a four-year term at an annual salary of $275,000, plus an annual guaranteed bonus of $225,000. If Mr. Idzik is terminated without cause, he will continue to receive his salary and bonus for the remainder of the term of the agreement. Mr. Reich's agreement provides that he will be employed by the Company through December 31, 1999 at an annual salary of $300,000 plus an annual performance bonus of up to $200,000 based in part upon his performance and in part upon the operating performance of the Company's Reich division. If Mr. Reich is terminated without cause, he will continue to receive his salary for the remainder of the term of the agreement. Ms. Schweitzer's agreement provides that she will be employed by the Company for a four-year term at an annual salary of $160,000 plus an annual performance bonus of at least $150,000 based in part upon her performance, and in part upon the operating performance of the Company's TeleSpectrum division. If Ms. Schweitzer is terminated without cause, she will continue to receive her salary for the remainder of the term at the agreement. Each of the agreements contains confidentiality and non-competition provisions. The non-competition provisions apply throughout the term of employment and for a period of two years thereafter, with the exception of Messrs. O'Neill, Boyd and Schwenk whose agreements provide for non-competition throughout the terms of their respective employment and for a period of one year thereafter.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following table contains information concerning the aggregate cash paid and stock and warrants issued in connection with the Acquisitions (excluding cash and securities that may be paid or issued in connection with earn-out arrangements). Also excludes CRW Lender Warrants and CRW Management Warrants. See "--CRW Transactions."

                      --------------------------------------------------------------
                                                   VALUE OF                 VALUE OF
                                                  SHARES OF                   SHARES
                          CASH                 COMMON STOCK     SHARES    UNDERLYING
                           (IN       SHARES OF          (IN UNDERLYING      WARRANTS
                     MILLIONS)    COMMON STOCK    MILLIONS)   WARRANTS (IN MILLIONS)
OPERATING BUSINESS   ---------    ------------ ------------ ---------- -------------
SOMAR                    $25.0       2,207,340        $21.5    210,000          $0.7
NBG                       14.1       1,120,225         12.7    112,500           0.4
Harris                    12.2         202,192          2.0     60,900           0.2
Reich                     20.0         441,468          4.3    105,000           0.4
TeleSpectrum               8.0(1)      176,587          1.7     44,100           0.2
The Response Center       11.6         256,051          2.5     60,900           0.2
                         -----       ---------        -----    -------          ----
  Total                  $90.9       4,403,863        $44.7    593,400          $2.1

- --------
(1)Does not include the cancellation of a $0.5 million promissory note from the Seller of the Operating Business held by the Company.

THE ACQUISITIONS

Simultaneously with and as a condition of the consummation of the sale of the shares of Common Stock offered hereby, TeleSpectrum Worldwide will acquire the Operating Businesses in the Acquisitions, upon the following material terms:

SOMAR

TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of SOMAR for $25.0 million in cash, 2,207,340 shares of Common Stock (valued at $21.5 million), contingent payments, the grant of warrants (valued at $0.7 million) and the payment of certain of SOMAR's expenses. The contingent payment for 1996, if any, is equal to 50% of the amount by which the earnings before interest and taxes ("EBIT") of the Company's SOMAR division for 1996 exceed $4.3 million and is payable in cash. SOMAR's 1995 EBIT was $1.7 million. The contingent payment for 1997, if any, is equal to the amount by which 1997 EBIT of the Company's SOMAR division exceeds $17.3 million, multiplied by five, less the bonus payment discussed below, not to exceed $45.0 million. The 1997 payment is payable in Common Stock registrable upon demand by SOMAR. The number of shares to be issued in satisfaction of the contingent payment will be calculated by reference to the trading price of the Company's Common Stock at the time of the determination of 1997 EBIT. In addition, the Company shall make a bonus payment to the Company's SOMAR division, in an amount equal to 50% of the amount by which the 1997 EBIT exceeds $17.3 million, not to exceed $5.0 million. The bonus payment is payable in cash to the SOMAR division for the purpose of granting bonuses to employees of the SOMAR division, at the discretion of Mr. Alcorn. SOMAR shall reimburse the Company the amount, if any, by which the stockholders' equity set forth on the SOMAR balance sheet as of the closing date of the Acquisition is less than the stockholders' equity set forth on the SOMAR balance sheet as of December 31, 1995, excluding expenses associated with the Acquisition and the Offering and certain permitted distributions.

The Company will issue warrants exercisable for an aggregate of 210,000 shares of Common Stock to certain senior management personnel of SOMAR, including Messrs. Alcorn (31,500 shares) and Virtue (129,500 shares) at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from issuance. On the Effective Date the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 90,000 shares of Common Stock to certain employees of SOMAR, not including Messrs. Alcorn and Virtue, at an exercise price per share equal to the initial public offering price, which options shall be subject to a three-year vesting period. The Company has granted piggyback registration rights with respect to those shares issued in payment of a portion of the purchase price of the Acquisition. SOMAR has the right to include in the Offering 171,429 shares of Common Stock.

The Company will cause the Operating Business of SOMAR to be held and operated as a separate division of the Company through December 31, 1997. The Company will not allocate any Company expenses to SOMAR through December 31, 1997, other than expenses directly incurred by SOMAR. The Company has committed to make available to the Company's SOMAR division up to $14.0 million for the purpose of meeting SOMAR's capital expenditure requirements. At or prior to the Effective Date, CRW Financial, a significant stockholder of the Company, will nominate and vote its shares in favor of the election of Mr. Virtue to the Company's Board of Directors.

The Company will reimburse SOMAR for the fees and expenses incurred in connection with the audit of its financial statements for the years ended December 31, 1993 and 1994; one-half of the fee paid by SOMAR to The Robinson-Humphrey Company, Inc., not to exceed $400,000; one-half of all accounting fees, excluding those fees described above, incurred by SOMAR in connection with the Acquisition and the Offering; and one-half of the legal fees incurred by SOMAR in connection with the Acquisition and the Offering.

Upon consummation of the Offering, Mr. Virtue will repay to the Seller of the SOMAR Operating Business an advance that, as of June 30, 1996, was in the amount of $0.9 million. At or prior to the consummation of the Offering, all amounts owing to the Company from certain entities which are under common control and ownership with SOMAR, Inc. (the "SOMAR Affiliates"), or owing to the SOMAR Affiliates from the Company, will be fully satisfied. All agreements, understandings and arrangements with such SOMAR Affiliates will be amended so that all continuing obligations of the Company's SOMAR division thereunder are no greater than they would be under agreements with unaffiliated third parties.

NBG
TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of NBG for $14.1 million in cash, 1,120,225 shares of Common Stock (valued at $12.7 million), a contingent payment, the grant of warrants (valued at $0.4 million), and the payment of certain of NBG's expenses. The contingent payment is equal to the amount by which the product of NBG's 1996 EBIT and 7.25 exceeds $25.4 million. NBG's 1995 EBIT was $2.1 million. The Company has agreed to operate NBG as a separate business through 1996. The Company will not allocate any Company expenses to NBG through 1996, other than expenses directly incurred by NBG. The amount of the contingent payment is payable in the form of a convertible promissory note to be issued at closing of the Acquisition of NBG, which note is payable in three equal installments of principal, together with accrued interest thereon, ending January 2, 1999. Interest on the unpaid principal balance of the note accrues at 7.25% per annum. The outstanding principal balance, or a portion thereof, is convertible into shares of the Common Stock after the thirtieth day following the first anniversary of the closing of the Acquisition of NBG, at a conversion price equal to the average of the closing sale prices of the Common Stock on the five trading days prior to December 31, 1996. NBG shall reimburse the Company the amount, if any, by which the shareholders' equity set forth on the NBG balance sheet as of the closing date of the Acquisition is less than the shareholders' equity set forth on the NBG balance sheet as of December 31, 1995, excluding certain permitted distributions.

The Company will issue warrants exercisable for an aggregate of 56,250 shares of Common Stock to each of Messrs. Rhatigan and Gallant, at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from the date of issuance. On the Effective Date, the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 75,000 shares of the Common Stock to certain employees of NBG, not including Messrs. Rhatigan and Gallant, at an exercise price per share equal to the initial public offering price, which options shall be subject to a three-year vesting period. NBG has piggyback registration rights with respect to those shares of Common Stock issued in payment of a portion of the purchase price of the Acquisition and those shares of Common Stock to be issued pursuant to the convertible note, if any. NBG has the right to include in the Offering 334,000 shares of Common Stock, all of which it has determined to include in the Offering.

At or prior to the Effective Date, CRW Financial, a significant stockholder of the Company, shall nominate and vote its shares in favor of the election of Mr. Rhatigan to the Company's Board of Directors. The Company shall pay the expenses incurred by NBG's independent public accounting firm and up to $100,000 of the legal fees incurred by NBG in connection with the Acquisition and the Offering.

Harris
TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of Harris for $12.2 million in cash, 202,192 shares of Common Stock (valued at $2.0 million), the grant of warrants (valued at $0.2 million) and the payment of certain of Harris's expenses. Harris has piggyback registration rights with respect to those shares of Common Stock issued in payment of a portion of the purchase price of the Acquisition. The Company will issue warrants exercisable for an aggregate of 60,900 shares of Common Stock to certain executives of Harris, including warrants exercisable for 54,810 shares to Mr. Idzik, at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from the date of issuance. On the Effective Date, the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 26,100 shares of the Common Stock to certain employees of Harris, not including Mr. Idzik, at an exercise price per share equal to the initial public offering price, which options shall be subject to a three-year vesting period. Harris shall reimburse the Company the amount, if any, by which the shareholders' equity set forth on the Harris balance sheet as of the closing date of the Acquisitions is less than the shareholders' equity set forth on the Harris balance sheet as of December 31, 1995, excluding certain permitted distributions. The Company will pay the expenses incurred by Harris's independent accounting firm and up to $100,000 of the legal fees incurred by Harris in connection with the Acquisition and the Offering.

Reich

TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of Reich for $20.0 million in cash, 441,468 shares of Common Stock (valued at $4.3 million), a contingent payment, the grant of warrants (valued at $0.4 million), and the payment of certain of Reich's expenses. The contingent payment is based upon the amount, if any, by which Reich's 1996 EBIT multiplied by 7.25 exceeds $25.0 million. Reich's 1995 EBIT was $1.9 million. The Company has agreed to operate Reich as a separate business through 1996. The Company will not allocate any Company expense to Reich through 1996, other than expenses directly incurred by Reich. The contingent payment is payable in the form of a convertible promissory note to be issued at closing of the Acquisition, which note is payable in three equal installments of principal, together with accrued interest thereon, ending January 2, 1999. Interest on the unpaid principal balance of the note accrues at 7.25% per annum. The outstanding principal balance, or a portion thereof, is convertible into shares of the Common Stock after the thirtieth day following the first anniversary of the closing of the Acquisition of Reich, at a conversion price equal to the average of the closing sale prices of the Common Stock on the five trading days prior to December 31, 1996. The Company will issue warrants exercisable for an aggregate of 105,000 shares of Common Stock to Morton M. Reich, at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from the date of issuance. On the Effective Date, the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 45,000 shares of the Common Stock to certain employees of Reich, not including Mr. Reich, at an exercise price per share equal to the initial public offering price, which options shall be subject to a three-year vesting period. Reich has piggyback registration rights with respect to those shares of Common Stock issued in payment of a portion of the purchase price of the Acquisition and those shares of Common Stock to be issued pursuant to the convertible note, if any. Reich shall reimburse the Company the amount, if any, by which the shareholders' equity set forth on the Reich balance sheet as of the closing date is less than the shareholders' equity set forth in the Reich balance sheet as of December 31, 1995, excluding expenses associated with the Acquisition and the Offering. In addition, prior to the closing of the Acquisition, Reich may
(i) make distributions in an amount necessary to enable Mr. Reich to pay all federal, state and local taxes for all periods prior to such closing and (ii) distribute on the day immediately prior to such closing an amount equal to the aggregate net income of Reich for federal income tax purposes for 1995; provided, however, that if Reich does not have sufficient cash to make such distributions, the Company will assume an obligation to pay such amount prior to March 1, 1997. The Company will pay the expenses incurred by Reich's independent accounting firm and up to $100,000 of the legal fees incurred by Reich in connection with the Acquisition and the Offering.

TeleSpectrum
TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of TeleSpectrum for $8.0 million in cash, 176,587 shares of Common Stock (valued at $1.7 million), the grant of warrants (valued at $0.2 million), the payment of certain of TeleSpectrum's expenses and the cancellation of the outstanding principal amount of a promissory note held by TeleSpectrum Worldwide, in the original principal amount of $500,000, which represented an advance of purchase price from CRW Financial to TeleSpectrum on behalf of TeleSpectrum Worldwide. The Company will issue warrants exercisable for an aggregate of 44,100 shares to two executives of TeleSpectrum, including warrants to Ms. Schweitzer exercisable for 22,050 shares at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from the date of issuance. On the Effective Date, the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 18,900 shares of Common Stock to certain employees of TeleSpectrum, not including Ms. Schweitzer, at an exercise price per share equal to the initial public offering price, which options shall be subject to a three-year vesting period. TeleSpectrum has piggyback registration rights with respect to those shares of Common Stock issued in payment of a portion of the purchase price of the Acquisition. TeleSpectrum shall reimburse the Company the amount, if any, by which the shareholders' equity set forth on the TeleSpectrum balance sheet as of the closing date of the Acquisition is less than the shareholders' equity set forth on the TeleSpectrum balance sheet as of December 31, 1995. The Company will pay the expenses incurred by TeleSpectrum's independent accounting firm and up to $100,000 of the legal fees incurred by TeleSpectrum in connection with the Acquisition and the Offering.

The Response Center

TeleSpectrum Worldwide will acquire substantially all of the assets (and assume substantially all of the liabilities) of The Response Center for $11.6 million in cash, 256,051 shares of Common Stock (valued at $2.5 million), the grant of warrants (valued at $0.2 million) and the payment of certain of The Response Center's expenses. The Company will issue warrants exercisable for an aggregate of 60,900 shares of Common Stock to certain executives of The Response Center, including warrants to Mr. Baldasare exercisable for 55,474 shares, at an exercise price per share equal to the initial public offering price. The warrants will be immediately exercisable and will expire ten years from the date of issuance. On the Effective Date, the Company will grant options under the 1996 Stock Incentive Plan to purchase an aggregate of 26,100 shares of Common Stock to certain employees of The Response Center, including 7,560 to Mr. Baldasare, which options vest immediately and are exercisable at an exercise price per share equal to the initial public offering price. The Response Center has piggyback registration rights with respect to those shares of Common Stock issued at closing in payment of a portion of the purchase price of the Acquisition. TeleSpectrum Worldwide will pay the expenses incurred by The Response Center's independent public accounting firm and up to $100,000 of legal fees incurred in connection with the Acquisition and the Offering. The Response Center shall reimburse the Company the amount, if any, by which the stockholders' equity set forth on The Response Center balance sheet as of the closing date is less than the sum of the stockholders' equity set forth on The Response Center balance sheet as of September 30, 1995 and The Response Center's net income for income tax purposes for the period from October 1, 1995 through March 31, 1996, minus the sum of $455,000 and certain permitted distributions.

CONSULTING AGREEMENT WITH PERSON NAMED TO BECOME DIRECTOR

Effective as of the consummation of the Offering, the Company will enter into a consulting agreement with Richard W. Virtue, who has been named to become a director of the Company. Mr. Virtue's agreement provides that he will perform consulting services for the Company for $150,000 per year. The agreement has a three-year term and contains confidentiality and non-competition provisions.

HEADQUARTERS LEASE

TeleSpectrum Worldwide subleases an aggregate of approximately 3,000 square feet of space in King of Prussia, Pennsylvania from CRW Financial. The space houses TeleSpectrum Worldwide's headquarters facility, and comprises 14.2% of the aggregate space previously occupied by CRW Financial at this location. CRW Financial, in turn, leases this space from CRW Building Limited Partnership, a partnership controlled by J. Brian O'Neill, who is Chairman and Chief Executive Officer of both TeleSpectrum Worldwide and CRW Financial. The sublease commenced on May 9, 1996, and expires on September 30, 2004. Under the sublease, TeleSpectrum Worldwide performs and pays 14.2% of all obligations of CRW Financial under its lease with CRW Building Limited Partnership; monthly base rent payments under the sublease are approximately $4,100. TeleSpectrum Worldwide believes that the sublease reflects the prevailing commercial market rate for the space that it occupies. Upon consummation of the Offering, the Company anticipates that the sublease will be amended to include the space that is currently occupied by the TeleSpectrum call center facility. The additional space will consist of approximately 8,000 square feet; monthly base rent payments under the sublease attributable to the TeleSpectrum call center facility will be approximately $11,000.

CRW TRANSACTIONS

Initial Capitalization

CRW Financial, the sole stockholder of TeleSpectrum Worldwide, has made a capital contribution to TeleSpectrum Worldwide of $1.6 million in cash and $0.5 million in the form of a promissory note from TeleSpectrum, Inc. to CRW Financial. The capital contribution represents the proceeds of borrowings by CRW Financial under subordinated notes (the "CRW Notes") issued to eight individuals and one partnership (the "Lenders") on May 22, 1996. Amounts outstanding under the CRW Notes bear interest at 12% per annum. Principal and interest on the CRW Notes are due and payable in full immediately upon repayment in full of all amounts owing from CRW Financial to Mellon Bank N.A. (the "Mellon Repayment"), or in quarterly installments of 12.5% of the principal amount plus accrued but unpaid interest beginning January 1, 1997 if the Mellon Repayment has not been effected on or before any such quarterly repayment date. As part of the consideration for the CRW Notes, CRW Financial issued to the Lenders warrants (the "CRW Lender Warrants") to purchase a total of 1,433,454 shares of Common Stock of TeleSpectrum Worldwide that are currently owned by CRW Financial. The CRW Lender Warrants are exercisable at any time during a 10-year period at a price of $1.50 per share (the "CRW Warrant Price"). In connection with the CRW Initial Capitalization, TeleSpectrum Worldwide has granted the Lenders the right to have the TeleSpectrum Worldwide shares of Common Stock owned by CRW Financial and underlying the CRW Lender Warrants registered under the Securities Act along with the registration of any other TeleSpectrum Worldwide shares of Common Stock and also the right to certain demand registrations subject to the Lenders' agreement not to sell during the 180 days after consummation of the Offering any shares of Common Stock acquired through exercise of the CRW Lender Warrants. The Lenders, their respective relationships with CRW Financial and TeleSpectrum Worldwide and their respective loan and share amounts are as follows:

                                                    ----------------------------
                                                                 SHARES OWNED BY
                                                               CRW FINANCIAL AND
                                                                  UNDERLYING CRW
                                                      CRW NOTE   LENDER WARRANTS
LENDER                                                --------   ---------------
Technology Leaders II L.P.                            $362,250           247,270
 Stockholder of CRW Financial
TL Ventures Third Corp.                                287,750           196,423
 Stockholder of CRW Financial
J. Brian O'Neill                                       650,000           443,693
 Chairman of the Board and Chief Executive
 Officer of CRW Financial and of the Company
Michael C. Boyd                                        200,000           136,514
 President and Chief Operating Officer of the
 Company
Richard C. Schwenk, Jr.                                200,000           136,514
 Senior Vice President and Chief Financial Officer
 of the Company
Bernard Morgan                                         100,000            68,250
 Director of CRW Financial
Robert N. Verratti                                     100,000            68,250
 Director of CRW Financial
Arthur R. Spector                                      100,000            68,250
 Consultant to CRW Financial
Jonathan P. Robinson                                    50,000            34,145
 Chief Financial Officer of CRW Financial and
 Director of Acquisitions of the Company
Kevin E. Mullin                                         50,000            34,145
 Director of Acquisitions of CRW Financial
                                                    ----------         ---------
                                                    $2,100,000         1,433,454
                                                    ==========         =========

In consideration of the grant by Mellon Bank, N.A., CRW Financial's primary lender, of a waiver of a restrictive covenant in the agreement governing CRW Financial's loan facility, which waiver permitted CRW Financial to issue the CRW Notes and thereby to effect the initial capitalization of TeleSpectrum Worldwide, CRW Financial granted to Mellon Bank, N.A. a warrant to purchase 75,445 shares of Common Stock of TeleSpectrum Worldwide currently owned by CRW Financial. This warrant is exercisable at any time during a 10-year period at the CRW Warrant Price.

CRW Management Warrants
CRW Financial granted warrants (the "CRW Management Warrants") on May 17, 1996 to four individuals related to CRW Financial (the "CRW Managers") who are performing services on behalf of CRW Financial in connection with the Acquisitions and the Offering. The CRW Management Warrants entitle the holders to purchase a total of 839,108 shares of Common Stock of TeleSpectrum Worldwide that are currently owned by CRW Financial. The CRW Management Warrants vest immediately and are exercisable at any time after vesting during a 10-year period at the CRW Warrant Price. TeleSpectrum Worldwide has granted the CRW Managers the right to have the shares of Common Stock underlying the CRW Management Warrants registered under the Securities Act along with the registration of any other shares of Common Stock and also the right to certain demand registrations, subject to the CRW Managers' agreement not to sell during the 180 days after consummation of the Offering any shares of Common Stock acquired through exercise of the CRW Management Warrants. The CRW Managers (whose respective relationships with CRW Financial and TeleSpectrum Worldwide are described above in connection with the CRW Notes) and their respective share amounts underlying the CRW Management Warrants are as follows: J. Brian O'Neill--610,160 shares; Arthur R. Spector--76,316 shares; Jonathan P. Robinson--76,316 shares; and Kevin E. Mullin--76,316 shares.

See Pro Forma Combined Financial Statements for purchase accounting for the CRW Lender Warrants and the CRW Management Warrants.

CRW Market Research
On or prior to the Effective Date, CRW Financial will terminate the operations of the market research business it has conducted since January 1996 ("CRWMR") and will make the employees of CRWMR available to be hired by the Company or the Company's Market Research division on or after the closing of the Acquisitions. Neither the Company nor the Company's Market Research division will have any obligation to hire any CRWMR employees. CRW Financial will retain the accounts receivable and all accounts payable and other obligations associated with the CRWMR business.

                       PRINCIPAL AND SELLING STOCKHOLDERS

Prior to the Acquisitions and the Offering, all of the Common Stock was held by CRW Financial. The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1996, assuming completion of the Acquisitions, and as adjusted to reflect the sale of the Common Stock being offered hereby, by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each executive officer of the Company; (iii) each director of the Company and each person named to become a director; (iv) all of the Company's directors, persons named to become directors and executive officers as a group; and (v) the Selling Stockholder. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                             ------------------------------------------------------------------------------
                               SHARES BENEFICIALLY OWNED                 SHARES TO BE BENEFICIALLY
                                   PRIOR TO THE OFFERING      NUMBER OF       OWNED AFTER OFFERING
                          ----------------------------------     SHARES ----------------------------------
                                  NUMBER                          BEING         NUMBER
                               OF SHARES             PERCENT    OFFERED      OF SHARES             PERCENT
BENEFICIAL OWNER          ---------------            -------  --------- ---------------            -------
CRW Financial, Inc.             8,510,137                65.9        --       8,510,137                36.7
 443 South Gulph Road
 King of Prussia, PA
 19406
J. Brian O'Neill                8,635,137 (1)            66.2        --       8,635,137 (1)            37.0
 443 South Gulph Road
 King of Prussia, PA
 19406
Entities Affiliated with        8,510,137 (2)            65.9        --       8,510,137 (2)            36.7
 Technology Leaders II
 L.P.
 435 Devon Park Drive
 Wayne, PA 19087
SOMAR, Inc. (3)                 2,207,340                17.1        --       2,207,340                 9.5
 118 South Main Street
 Salisbury, NC 28144
NBG Services, Inc. (4)          1,120,225                 8.7   334,000         786,225                 3.4
 One Broadway, 12th
 Floor
 Cambridge, MA 02142
Michael C. Boyd                   211,514 (5)             1.6        --         211,514 (5)               *
Richard C. Schwenk, Jr.           161,514 (5)             1.2        --         161,514 (5)               *
Mark J. DeNino                  8,512,637 (2)(6)         65.9        --       8,512,637 (2)(6)         36.7
William F. Rhatigan             1,176,475 (7)             9.1        --         842,475 (7)             3.6
Richard W. Virtue               2,336,840 (8)            17.9        --       2,336,840 (8)            10.0
Kevin W. Walsh                      2,500 (9)               *        --           2,500 (9)               *
Gregory M. Alcorn                  31,500 (10)              *        --          31,500 (10)              *
Patrick M. Baldasare              319,085 (11)            2.5        --         319,085 (11)            1.4
Edward M. Idzik                   257,002 (12)            2.0        --         257,002 (12)            1.1
Morton M. Reich                   546,468 (13)            4.2        --         546,468 (13)            2.3
Karen E. Schweitzer               198,637 (14)            1.5        --         198,637 (14)              *
Michael J. Gallant              1,176,475 (7)             9.1        --         842,475 (7)             3.6
All directors, persons
 named to become direc-
 tors and executive of-
 ficers, as a group (13
 persons)                      13,662,394 (15)          100.0   334,000      13,328,394 (15)           56.4

- --------
 * Less than one percent.
(1)Includes 8,510,137 shares held by CRW Financial. Mr. O'Neill is Chairman of the Board and Chief Executive Officer, and a principal stockholder, of CRW Financial, and may be deemed to have shared voting and investment power over the shares held by CRW Financial. Mr. O'Neill disclaims beneficial ownership of all such shares. Of the shares held by CRW Financial, 443,693 shares are purchasable by Mr. O'Neill from CRW

Financial upon the exercise of CRW Lender Warrants granted to Mr. O'Neill, and 610,160 shares are issuable by CRW Financial to Mr. O'Neill upon the exercise of CRW Management Warrants granted to Mr. O'Neill. Also includes 125,000 shares issuable upon the exercise of options contemplated to be granted to Mr. O'Neill under the 1996 Stock Incentive Plan upon consummation of the Offering at an exercise price equal to the initial public offering price per share, which options are immediately exercisable. Does not include 375,000 shares issuable upon the exercise of stock options contemplated to be granted to Mr. O'Neill under the 1996 Stock Incentive Plan upon consummation of the Offering at an exercise price equal to the initial public offering price per share. None of the excluded warrants or options will be exercisable within 60 days of June 30, 1996.
(2)Consists of 8,510,137 shares held by CRW Financial. Technology Leaders II L.P. is a limited partnership whose sole general partner is Technology Leaders II Management L.P. TL Ventures Third Corp. is a wholly owned subsidiary of Technology Leaders II Offshore, C.V., whose co-general partner is Technology Leaders II Management L.P. Technology Leaders II L.P. and Technology Leaders II Offshore, C.V. are together referred to herein as "TL Ventures." Mark J. DeNino, a director of the Company is a general partner of Technology Leaders II Management L.P. TL Ventures is a significant stockholder of CRW Financial, and may be deemed to share with Technology Leaders II L.P., voting and investment power over the shares held by CRW Financial, of which Mr. DeNino is a director. TL Ventures and Mr. DeNino disclaim beneficial ownership of all such shares. Of the shares held by CRW Financial, 443,693 shares are purchasable by TL Ventures upon the exercise of CRW Lender Warrants granted to TL Ventures, which warrants are immediately exercisable. Mr. DeNino disclaims beneficial ownership of all such shares.
(3)SOMAR, Inc. has not held any position or office in or had any material relationship with the registrant or any of its predecessors or affiliates within the past three years.
(4)NBG Services, Inc. has not held any position or office in or had any material relationship with the registrant or any of its predecessors or affiliates within the past three years.
(5)Consists of 136,514 shares issuable upon the exercise of CRW Lender Warrants, which warrants are immediately exercisable. Also includes 75,000 and 25,000 shares issuable upon the exercise of stock options contemplated to be granted to Messrs. Boyd and Schwenk, respectively, under the 1996 Stock Incentive Plan upon consummation of the Offering at an exercise price equal to the initial public offering price per share, which options are immediately exercisable. Does not include 225,000 and 75,000 shares issuable upon the exercise of stock options contemplated to be granted to Messrs. Boyd and Schwenk, respectively, under the 1996 Stock Incentive Plan upon consummation of the Offering at an exercise price equal to the initial public offering price per share. These options will not be exercisable within 60 days of June 30, 1996.
(6)Includes 2,500 shares issuable upon the exercise of options granted to Mr. DeNino under the 1996 Stock Incentive Plan in connection with Mr. DeNino's appointment to the Company's Board of Directors. All such options are immediately exercisable.
(7)Includes 1,120,225 shares held by NBG Services, Inc. Mr. Rhatigan and Mr. Gallant together own all of the outstanding capital stock of NBG Services, Inc., and each may be deemed to share voting and investment power over the shares held by NBG Services, Inc. Also includes 56,250 shares issuable to each of Messrs. Rhatigan and Gallant upon exercise of warrants granted to such persons in connection with the Acquisition of the NBG Operating Business, which warrants are immediately exercisable.
(8)Includes 2,207,340 shares held by SOMAR, Inc. Mr. Virtue is a principal stockholder of SOMAR, Inc., and may be deemed to share voting and investment power over the shares held by SOMAR, Inc. with Christopher F. Virtue, a principal stockholder of SOMAR. Mr. Virtue disclaims beneficial ownership of all such shares. Also includes 129,500 shares issuable upon the exercise of warrants granted to Mr. Virtue in connection with the Acquisition of the SOMAR Operating Business, which warrants are immediately exercisable.

(9)Includes 2,500 shares issuable upon the exercise of options to be granted to Mr. Walsh under the 1996 Stock Incentive Plan upon his election to the Board of Directors of the Company, which options are immediately exercisable.

(10)Consists of 31,500 shares issuable upon the exercise of warrants granted to Mr. Alcorn in connection with the Acquisition of the SOMAR Operating Business, which warrants are immediately exercisable.

(11)Includes 256,051 shares held by The Response Center, Inc. and The Tab House, Inc. Mr. Baldasare is a principal shareholder of both The Response Center, Inc. and The Tab House, Inc., and may be deemed to have sole voting and investment power over the shares held by such entities. Also includes 55,474 shares issuable upon the exercise of warrants granted to Mr. Baldasare in connection with the Acquisition of The Response Center Operating Business, which warrants are immediately exercisable, and 7,560 shares issuable upon the exercise of options granted to Mr. Baldasare in connection with the Acquisition of The Response Center Operating Business, which options are immediately exercisable.

(12)Includes 202,192 shares held by HDM and HFI. Mr. Idzik is a principal shareholder of HDM and HFI, and may be deemed to have sole voting and investment power over the shares held by HDM and HFI. Also includes 54,810 shares issuable upon the exercise of warrants granted to Mr. Idzik in connection with the Acquisition of the Harris Operating Business, which warrants are immediately exercisable.

(13)Includes 441,468 shares held by The Reich Group, Inc. and its affiliates. Mr. Reich is the sole stockholder of The Reich Group, Inc. and of all such affiliates, and may be deemed to have sole voting and investment power over the shares held by such entities. Also includes 105,000 shares issuable upon the exercise of warrants granted to Mr. Reich in connection with the Acquisition of the Reich Operating Business, which warrants are immediately exercisable.

(14)Includes 176,587 shares held by TeleSpectrum, Inc. Ms. Schweitzer is President and a 50% stockholder of TeleSpectrum, Inc. and may be deemed to share voting and investment power over the shares held by TeleSpectrum, Inc. with Sherry F. Paterra, a 50% stockholder. Also includes 22,050 shares issuable upon the exercise of warrants to be granted to Ms. Schweitzer in connection with the Acquisition of the TeleSpectrum Operating Business, which warrants are immediately exercisable.

(15)Includes 510,834 shares issuable upon the exercise of immediately exercisable warrants, and 12,560 shares issuable upon the exercise of immediately exercisable options issued in connection with the Acquisitions. Also includes 225,000 shares issuable upon the exercise of options contemplated to be granted under the 1996 Stock Incentive Plan upon consummation of the Offering at an exercise price equal to the initial public offering price per share, which options are immediately exercisable. Does not include 1,198,540 shares issuable upon the exercise of options to be granted upon consummation of the Offering or 400,000 shares issuable upon the exercise of options to be granted by the Company ratably over the next four years to two executive officers pursuant to their employment agreements; none of the excluded options will be exercisable within 60 days of June 30, 1996. See also Notes (1) through
(14) above.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The following summary description of the capital stock of the Company does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

COMMON STOCK

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the rights of any holders of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of Preferred Stock. The holders of Common Stock have no preemptive rights to subscribe for additional shares of the Company and no right to convert their Common Stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors is authorized, without further action by the stockholders, to issue any or all shares of authorized Preferred Stock as a class without series or in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or impeding a change in control of the Company. As of the date of this Prospectus, the Company has not authorized the issuance of any Preferred Stock and there are no plans, agreements or understandings for the issuance of any shares of Preferred Stock.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

The Company's Certificate of Incorporation provides that liability of directors of the Company is eliminated to the fullest extent permitted under Section 102(b)(7) of the DGCL. As a result, no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any wilful or negligent payment of an unlawful dividend, stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that stockholders must follow an advance notification procedure for certain stockholder nominations of candidates for the Board of Directors and for certain other stockholder business to be conducted at an annual meeting. These provisions could, under certain circumstances, operate to delay, defer or prevent a change in control of the Company.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering and the Acquisitions, the Company will have 23,200,000 shares of Common Stock outstanding, based upon the number of shares outstanding as of June 30, 1996. The 10,620,000 shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, unless acquired by an "affiliate" of the Company as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), which shares will be subject to resale limitations of Rule 144 described below. As of the consummation of this Offering, holders of 6,342,425 shares of Common Stock will have piggyback rights to require the Company in certain circumstances to register such shares for sale under the Securities Act.

In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned for at least two years shares privately acquired directly or indirectly from the Company or from an affiliate of the Company, and persons who are affiliates of the Company who have acquired the shares in registered transactions, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the outstanding shares of Common Stock (approximately 232,000 shares immediately after completion of the offering); or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about the Company.

The Company, each of its directors and officers, the holders of all of the shares of Common Stock and options or warrants to purchase shares of Common Stock that are or will be outstanding prior to the consummation of the Acquisitions, certain related persons and the holders of all of the CRW Lender Warrants and CRW Management Warrants have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 180 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc. The holders of the shares of Common Stock and warrants issued or to be issued in the Acquisitions and certain related persons have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 360 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc.

In connection with the Acquisitions, the Company has granted certain of the Sellers the right to include up to 4,069,863 shares of Common Stock in certain registrations of Common Stock under the Securities Act effected following consummation of the Offering. In addition, certain of the Sellers have the right to demand or piggyback registration of all or a portion of the shares of Common Stock that may be issued to them in payment of the earn-out component of the purchase price for their Operating Businesses. In connection with the shares issuable upon exercise of the CRW Lender Warrants and the CRW Management Warrants, the Company has agreed to include the 2,272,562 shares of Common Stock issuable upon exercise thereof in any registration of shares of Common Stock to be sold by the Company.

Prior to this Offering, there has been no market for the Common Stock. No predictions can be made with respect to the effect, if any, that public sales of shares of the Common Stock or the availability of shares for sale will have on the market price of the Common Stock after the completion of the Offering. Sales of substantial amounts of Common Stock in the public market following the Offering, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or the ability of the Company to raise capital through sales of its equity securities. See "Risk Factors--No Prior Public Market; Possible Volatility of Stock Price."

                                  UNDERWRITING

Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the Underwriters named below, for whom J.P. Morgan Securities Inc., Dillon, Read & Co. Inc., Legg Mason Wood Walker, Incorporated and The Robinson-Humphrey Company, Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, the respective numbers of shares of Common Stock set forth opposite their names below. Under the terms and conditions of the Underwriting Agreement, the Underwriters are obligated to take and pay for all such shares of Common Stock, if any are taken. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Underwriting Agreement.

                                             NUMBER
                                           OF SHARES
 UNDERWRITERS                              ----------
J.P. Morgan Securities Inc.
Dillon, Read & Co. Inc.
Legg Mason Wood Walker, Incorporated
The Robinson-Humphrey Company, Inc.
                                           ----------
  Total                                    10,620,000
                                           ==========

The Underwriters propose initially to offer the Common Stock directly to the public at the price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $    per
share. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $    per share to other dealers. After the initial public
offering of the Common Stock, the public offering price and such concession may be changed.

The Company has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 1,593,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any. To the extent the Underwriters exercise the option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares of Common Stock offered hereby.

The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Company, each of its directors and officers, the holders of all of the shares of Common Stock and options or warrants to purchase shares of Common Stock that are or will be outstanding prior to the consummation of the Acquisitions, certain related persons and all of the holders of the CRW Lender Warrants and CRW Management Warrants have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 180 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc. The holders of the shares of Common Stock and warrants issued or to be issued in the Acquisitions and certain related persons have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for such shares for a period of 360 days after the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc.

The Company has applied for listing of the Common Stock on The Nasdaq National Market, under the trading symbol "TLSP."

The Underwriters have advised the Company that they do not expect that sales to accounts over which they exercise discretionary authority will exceed 5% of the shares offered hereby.

At the request of the Company, the Underwriters have reserved up to 531,000 shares of Common Stock offered hereby for sale at the initial public offering price to certain employees of the Company and other persons. The number of shares available for sale to the general public will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price for the shares of Common Stock offered hereby was determined by agreement among the Company and the Underwriters. Among the factors considered in making such determination were the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, the present operations of the Company, the historical results of operations of the Company and the trend of its revenues and earnings, the prospects for future earnings of the Company, the general conditions of the securities markets at the time of the Offering and the prices of similar securities of generally comparable companies.

There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.

From time to time in the ordinary course of their respective businesses, the Representatives and their respective affiliates have provided and may in the future provide investment banking and other financial services to the Company and its affiliates. The Company will pay Legg Mason Wood Walker, Incorporated a fee of $1.4 million for investment banking services rendered in connection with the structuring and negotiation of the Acquisitions. The Company has also agreed to pay one-half of the $800,000 fee due from the Seller of the SOMAR Operating Business to The Robinson-Humphrey Company, Inc. for financial advisory services, including advice regarding the Acquisition of SOMAR by TeleSpectrum Worldwide. See "Certain Relationships and Related Party Transactions--The Acquisitions--SOMAR."

                                 LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters relating to the shares of Common Stock offered hereby will be passed upon for the Underwriters by Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania.

                                    EXPERTS

The financial statements of TeleSpectrum Worldwide as of June 30, 1996 and for the period from inception (April 26, 1996) to June 30, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The financial statements of SOMAR, Harris and Reich as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The financial statements of NBG as of December 30, 1994 and December 29, 1995 and for each of the three fiscal years in the period ended December 29, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The financial statements of The Response Center as of September 30, 1994 and 1995 and for each of the two years in the period ended September 30, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The financial statements of TeleSpectrum as of and for the year ended December 31, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act and the rules and regulations promulgated thereunder, covering the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the exhibit for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission maintained at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

The Company intends to furnish its stockholders with unaudited quarterly reports and annual reports containing financial statements audited by independent public accountants.

                         INDEX TO FINANCIAL STATEMENTS

                          TELESPECTRUM WORLDWIDE INC.

PRO FORMA COMBINED FINANCIAL STATEMENTS:
  Basis of Presentation...................................................  F-3
  Pro Forma Combined Balance Sheet as of June 30, 1996....................  F-4
  Pro Forma Combined Statement of Income for the Year Ended December 31,
    1995..................................................................  F-5
  Pro Forma Combined Statement of Income for the Six Months Ended June
    30, 1995..............................................................  F-6
  Pro Forma Combined Statement of Income for the Six Months Ended June
    30, 1996..............................................................  F-7
  Notes to Pro Forma Combined Financial Statements........................  F-8
HISTORICAL FINANCIAL STATEMENTS(/1/):
  TELESPECTRUM WORLDWIDE INC. (TELESPECTRUM WORLDWIDE)
       Report of Independent Public Accountants........................... F-12
       Balance Sheet as of June 30, 1996.................................. F-13
       Statement of Operations for the Period from Inception (April 26,
         1996) to June 30, 1996........................................... F-13
       Statement of Stockholder's Equity (Deficit)........................ F-14
       Notes To Financial Statements...................................... F-15
  SOMAR, INC. (SOMAR)
       Report of Independent Public Accountants........................... F-18
       Balance Sheets as of December 31, 1994 and 1995, and June 30,
         1996............................................................. F-19
       Statements of Income for the Years Ended December 31, 1993, 1994
         and 1995, and Six Months Ended June 30, 1995 and 1996............ F-20
       Statements of Stockholders' Equity for the Years Ended December 31,
         1993, 1994 and 1995, and Six Months Ended June 30, 1996.......... F-21
       Statements of Cash Flows for the Years Ended December 31, 1993,
         1994 and 1995, and Six Months Ended June 30, 1995 and 1996....... F-22
       Notes to Financial Statements...................................... F-23
  NBG SERVICES, INC. (NBG)
       Report of Independent Public Accountants........................... F-30
       Balance Sheets as of December 30, 1994, December 29, 1995, and June
         28, 1996......................................................... F-31
       Statements of Income for the Years Ended December 31, 1993,
         December 30, 1994 and December 29, 1995, and Twenty Six Weeks
         Ended June 30, 1995 and June 28, 1996............................ F-32
       Statements of Shareholders' Equity for the Years Ended December 31,
         1993, December 30, 1994 and December 29, 1995, and Twenty Six
         Weeks Ended June 28, 1996........................................ F-33
       Statements of Cash Flows for the Years Ended December 31, 1993,
         December 30, 1994 and December 30, 1995, and Twenty Six Weeks
         Ended June 30, 1995 and June 28, 1996............................ F-34
       Notes to Financial Statements...................................... F-35
  HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC. (HARRIS)
       Report of Independent Public Accountants........................... F-39
       Combined Balance Sheets as of December 31, 1994 and 1995, and June
         30, 1996......................................................... F-40
       Combined Statements of Income for the Years Ended December 31,
         1993, 1994 and 1995, and Six Months Ended June 30, 1995 and June
         30, 1996......................................................... F-41
       Combined Statements of Shareholders' Equity for the Years Ended
         December 31, 1993, 1994 and 1995, and Six Months Ended June 30,
         1996............................................................. F-42
       Combined Statements of Cash Flows for the Years Ended December 31,
         1993, 1994 and 1995, and Six Months Ended June 30, 1995 and June
         30, 1996......................................................... F-43
       Notes to Combined Financial Statements............................. F-44

(1) The audited financial statements included in this Prospectus have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

  THE REICH GROUP COMPANIES (REICH)
      Report of Independent Public Accountants............................ F-49
      Combined Balance Sheets as of December 31, 1994 and 1995 and June
        30, 1996.......................................................... F-50
      Combined Statements of Income for the Years Ended December 31, 1993,
        1994 and 1995, and Six Months Ended June 30, 1995 and 1996........ F-51
      Combined Statements of Shareholder's Equity for the Years Ended
        December 31, 1993, 1994 and 1995, and Six Months Ended
        June 30, 1996..................................................... F-52
      Combined Statements of Cash Flows for the Years Ended December 31,
        1993, 1994 and 1995 and Six Months Ended June 30, 1995 and 1996... F-53
      Notes To Combined Financial Statements.............................. F-54
  THE RESPONSE CENTER INC. AND THE TAB HOUSE, INC. (THE RESPONSE
   CENTER)
       Report of Independent Public Accountants........................... F-60
       Combined Balance Sheets as of September 30, 1994 and 1995, March
         31, 1996 and June 30, 1996................................... ... F-61
       Combined Statements of Income for the Years Ended September 30,
         1994 and 1995 and Six Months Ended March 31, 1995 and 1996 and
         Nine Months Ended June 30, 1996.................................. F-62
       Combined Statements of Shareholders' Equity for the Years Ended
         September 30, 1994 and 1995, Six Months Ended March 31, 1996 and
         Three Months Ended June 30, 1996................................. F-63
       Combined Statements of Cash Flows for the Years Ended September 30,
         1994 and 1995 and Six Months Ended March 31, 1995 and 1996 and
         Nine Months Ended June 30, 1995 and 1996......................... F-64
       Notes To Combined Financial Statements............................. F-65
  TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.
   (TELESPECTRUM)
       Report of Independent Public Accountants........................... F-69
       Combined Balance Sheets as of December 31, 1995 and June 30, 1996.. F-70
       Combined Statements of Income for the Year Ended December 31, 1995,
         and Six Months Ended June 30, 1995 and 1996...................... F-71
       Combined Statements of Stockholders' Equity for the Year Ended
         December 31, 1995, and Six Months Ended June 30, 1996............ F-72
       Combined Statements of Cash Flows for the Year Ended December 31,
         1995, and Six Months Ended June 30, 1995 and 1996................ F-73
       Notes To Combined Financial Statements............................. F-74

              TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION
                                  (UNAUDITED)

  The following unaudited pro forma combined financial statements give effect to the acquisitions by TeleSpectrum Worldwide Inc. ("TeleSpectrum Worldwide") of substantially all of the net assets of (i) SOMAR, (ii) NBG, (iii) Harris,
(iv) Reich, (v) The Response Center and (vi) TeleSpectrum (together the "Operating Businesses"). TeleSpectrum Worldwide and the Operating Businesses are hereafter referred to as the "Company." These acquisitions (the "Acquisitions") will occur simultaneously with the closing of TeleSpectrum Worldwide's initial public offering (the Offering) and will be accounted for using the purchase method. The unaudited pro forma combined financial statements also give effect to the issuance of Common Stock, which will be issued by TeleSpectrum Worldwide to the sellers of the Operating Businesses (the "Sellers") upon the effectiveness of the Offering. These statements are based on the historical financial statements of TeleSpectrum Worldwide and the Operating Businesses included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet gives effect to these transactions (the "Acquisitions and Offering") as if they had occurred on June 30, 1996. The unaudited pro forma combined statements of income give effect to these transactions as if they had occurred on January 1, 1995.

  The pro forma adjustments are based upon preliminary estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the preliminary estimates regarding allocation of the purchase price of the Operating Businesses are not expected to materially differ from the final adjustments. These adjustments will be finalized after the Closing of the Acquisitions. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results TeleSpectrum Worldwide would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of TeleSpectrum Worldwide. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

             TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                       PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1996
                                  (UNAUDITED)

                                          OPERATING BUSINESSES--HISTORICAL
                                 ----------------------------------------------------  PRO FORMA
                                                                  THE                 ACQUISITIONS               PRO FORMA
DOLLARS IN          TELESPECTRUM                                RESPONSE              AND OFFERING              TELESPECTRUM
THOUSANDS            WORLDWIDE    SOMAR   NBG   HARRIS  REICH    CENTER  TELESPECTRUM ADJUSTMENTS                WORLDWIDE
- ----------          ------------ ------- ------ ------  ------  -------- ------------ ------------              ------------
                                                                                        (NOTE 4)
      ASSETS
CURRENT ASSETS:
 Cash and cash
 equivalents.......   $   --     $     4 $1,959 $  877  $  371   $  744     $  605      $ 27,824(a)(b)(c)(d)(e)   $ 32,384
 Marketable
 securities........       --         --     170    --      --       313        --            --                        483
 Accounts
 receivable........       --       7,183  1,286  3,760   3,511    1,396      3,409           --                     20,545
 Amounts due from
 affiliates........       500      1,237    --     --      135      --         --         (1,700)(b)(e)                172
 Due from
 TeleSpectrum
 Worldwide Inc.....       --          74     42    --      --        44         51          (211)(b)                   --
 Prepaid expenses
 and other.........       --         523    205    576     129      109        283           --                      1,825
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
   Total current
   assets..........       500      9,021  3,662  5,213   4,146    2,606      4,348        25,913                    55,409
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
PROPERTY AND
EQUIPMENT, NET.....        22      6,266  1,893  4,135   2,193      240      1,085           --                     15,834
GOODWILL...........       --         --     --     --      --       --         --        146,505(b)(c)             146,505
OTHER ASSETS.......    21,924        --     108     53      21       88        157       (21,924)(a)(b)                427
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
   Total assets....   $22,446    $15,287 $5,663 $9,401  $6,360   $2,934     $5,590      $150,494                  $218,175
                      =======    ======= ====== ======  ======   ======     ======      ========                  ========
  LIABILITIES AND
   STOCKHOLDERS'
      EQUITY
CURRENT
LIABILITIES:
 Line of credit....   $   --     $ 4,438 $  --  $  --   $  --    $  --      $2,289      $ (6,727)(c)              $    --
 Current
 maturities of
 long-term debt....       --       2,857    434    309     246      --         594        (4,440)(c)                   --
 Accounts
 payable...........        11      2,449    350    267     548      217        534           --                      4,376
 Accrued
 liabilities.......     1,784        578    467    442     527      287        501        (1,763)(a)(b)              2,823
 Customer
 advances..........       --         --     --     753     --       300        --            --                      1,053
 Due to
 affiliates........       211        439    --     --       70      --         --           (336)(b)                   384
 Other current
 liabilities.......       --         389    --     --      101      --         464           --                        954
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
   Total current
   liabilities.....     2,006     11,150  1,251  1,771   1,492      804      4,382       (13,266)                    9,590
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
LONG-TERM DEBT.....       --       3,219    760  1,390     414      --           3        (5,786)(c)                   --
OTHER NONCURRENT
LIABILITIES........       --         --     --     170      91      --          14           --                        275
STOCKHOLDERS'
EQUITY:
 Preferred Stock,
 $.01 par value,
 5,000,000 shares
 authorized........       --         --     --     --      --       --         --            --                        --
 Common stock,
 $.01 par value,
 200,000,000
 shares
 authorized,
 23,200,000 shares
 issued and
 outstanding (pro
 forma)............        85         12    --       1       2       51          6            75(a)(b)(d)              232
 Additional paid-
 in capital........    20,774        789    --      45     450        1        217       186,221(a)(b)(d)          208,497
 Net unrealized
 gain on
 marketable
 securities........       --         --     --     --      --       100        --           (100)(d)                   --
 Retained earnings
 (deficit).........      (419)       117  3,652  6,149   4,150    1,978        968       (17,014)(c)                  (419)
 Treasury stock,
 at cost...........       --         --     --    (125)   (239)     --         --            364(c)                    --
                      -------    ------- ------ ------  ------   ------     ------      --------                  --------
   Total
   stockholders'
   equity..........    20,440        918  3,652  6,070   4,363    2,130      1,191       169,546                   208,310
                      =======    ======= ====== ======  ======   ======     ======      ========                  ========
   Total
   liabilities and
   stockholders'
   equity..........   $22,446    $15,287 $5,663 $9,401  $6,360   $2,934     $5,590      $150,494                  $218,175
                      =======    ======= ====== ======  ======   ======     ======      ========                  ========

- -----
      See accompanying notes to pro forma combined financial statements.

             TELESPECTRUM WORLDWIDE INC.* AND OPERATING BUSINESSES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                    OPERATING BUSINESSES--HISTORICAL
                          ---------------------------------------------------------  PRO FORMA
                                                                THE                 ACQUISITIONS    PRO FORMA
DOLLARS AND SHARES IN                                         RESPONSE              AND OFFERING   TELESPECTRUM
THOUSANDS                  SOMAR     NBG    HARRIS    REICH    CENTER  TELESPECTRUM ADJUSTMENTS     WORLDWIDE
- ---------------------     -------  -------  -------  -------  -------- ------------ ------------   ------------
                                                                                      (NOTE 5)
REVENUES................  $31,900  $12,829  $12,690  $12,253   $6,428    $11,854      $   --         $87,954
OPERATING EXPENSES:
 Cost of services.......   25,048    8,572    6,402    7,836    3,401      8,338          --          59,597
 Selling, general and
  administrative........    5,162    2,115    2,986    2,534    2,662      3,072       (1,006)(g)     17,525
 Goodwill
  amortization..........      --       --       --       --       --         --         5,860 (f)      5,860
                          -------  -------  -------  -------   ------    -------      -------        -------
   Total operating
    expenses............   30,210   10,687    9,388   10,370    6,063     11,410        4,854         82,982
                          -------  -------  -------  -------   ------    -------      -------        -------
   Operating income.....    1,690    2,142    3,302    1,883      365        444       (4,854)         4,972
INTEREST INCOME.........       45       19       70       14       10        --           --             158
INTEREST EXPENSE........     (756)     (55)    (214)     (57)     --        (184)       1,172 (h)        (94)
                          -------  -------  -------  -------   ------    -------      -------        -------
 Income before taxes....      979    2,106    3,158    1,840      375        260       (3,682)         5,036
INCOME TAXES............      --       --       --       --       --          18       (2,425)(i)     (2,407)
                          -------  -------  -------  -------   ------    -------      -------        -------
NET INCOME..............  $   979  $ 2,106  $ 3,158  $ 1,840   $  375    $   278      $(6,107)       $ 2,629
                          =======  =======  =======  =======   ======    =======      =======        =======
PRO FORMA NET INCOME PER
 SHARE..................                                                                             $  0.12 (l)
                                                                                                     =======
SHARES USED IN COMPUTING
 PRO FORMA NET INCOME
 PER SHARE..............                                                                              21,200 (l)
                                                                                                     =======

- --------
 * TeleSpectrum Worldwide was incorporated on April 26, 1996; accordingly there were no historical results prior to that date (See Note 1).

       See accompanying notes to pro forma combined financial statements.

             TELESPECTRUM WORLDWIDE INC.* AND OPERATING BUSINESSES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                   OPERATING BUSINESSES--HISTORICAL
                          ------------------------------------------------------  PRO FORMA
                                                             THE                 ACQUISITIONS    PRO FORMA
DOLLARS AND SHARES IN                                      RESPONSE              AND OFFERING   TELESPECTRUM
THOUSANDS                  SOMAR    NBG    HARRIS  REICH    CENTER  TELESPECTRUM ADJUSTMENTS     WORLDWIDE
- ---------------------     -------  ------  ------  ------  -------- ------------ ------------   ------------
                                                                                   (NOTE 5)
REVENUES................  $14,795  $5,599  $7,525  $5,521   $3,556     $5,592        $  --        $42,588
OPERATING EXPENSES:
 Cost of services.......   11,221   3,556   3,543   3,417    1,772      3,828           --         27,337
 Selling, general and
  administrative........    2,620   1,046   1,431     665    1,617      1,652          (374)(g)     8,657
 Goodwill
  amortization..........      --      --      --      --       --         --          2,930 (f)     2,930
                          -------  ------  ------  ------   ------     ------      --------       -------
   Total operating
    expenses............   13,841   4,602   4,974   4,082    3,389      5,480         2,556        38,924
                          -------  ------  ------  ------   ------     ------      --------       -------
   Operating income
    (loss)..............      954     997   2,551   1,439      167        112        (2,556)        3,664
INTEREST INCOME.........      --      --       20       8      --         --            --             28
INTEREST EXPENSE........     (299)    (30)   (117)    (35)     --         (85)          532 (h)       (34)
                          -------  ------  ------  ------   ------     ------      --------       -------
 Income before taxes....      655     967   2,454   1,412      167         27       (2,024)         3,658
INCOME TAXES............      --      --      --      --       --         --        (1,749)(i)    (1,749)
                          -------  ------  ------  ------   ------     ------      --------       -------
NET INCOME (LOSS).......  $   655  $  967  $2,454  $1,412   $  167     $   27      $ (3,773)      $ 1,909
                          =======  ======  ======  ======   ======     ======      ========       =======
PRO FORMA NET INCOME PER
 SHARE..................                                                                           $ 0.09(l)
                                                                                                  =======
SHARES USED IN COMPUTING
 PRO FORMA NET INCOME
 PER SHARE..............                                                                           21,200(l)
                                                                                                  =======

- --------
 * TeleSpectrum Worldwide was incorporated on April 26, 1996; accordingly there were no historical results prior to that date (See Note 1).

       See accompanying notes to pro forma combined financial statements.

             TELESPECTRUM WORLDWIDE INC.* AND OPERATING BUSINESSES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                OPERATING BUSINESSES--HISTORICAL
                                       -------------------------------------------------------   PRO FORMA
                                                                           THE                 ACQUISITIONS    PRO FORMA
DOLLARS AND SHARES IN     TELESPECTRUM                                   RESPONSE              AND  OFFERING  TELESPECTRUM
THOUSANDS                  WORLDWIDE    SOMAR    NBG    HARRIS   REICH    CENTER  TELESPECTRUM  ADJUSTMENTS    WORLDWIDE
- ---------------------     ------------ -------  ------  ------  -------  -------- ------------ -------------  ------------
                                                                                                 (NOTE 5)
REVENUES................     $ --      $20,803  $8,924  $5,367  $11,347   $3,231     $8,034       $   --        $57,706
OPERATING EXPENSES:
 Cost of services.......       --       16,888   5,995   2,762    6,692    1,690      5,290           --         39,317
 Selling, general and
  administrative........       419       3,092   1,389   1,521    1,199    1,296      2,121           (81)(g)    10,956
 Goodwill
  amortization..........       --          --      --      --       --       --         --          2,930 (f)     2,930
                             -----     -------  ------  ------  -------   ------     ------       -------       -------
   Total operating
    expenses............       419      19,980   7,384   4,283    7,891    2,986      7,411         2,849        53,203
                             -----     -------  ------  ------  -------   ------     ------       -------       -------
   Operating income
    (loss)..............      (419)        823   1,540   1,084    3,456      245        623        (2,849)        4,503
INTEREST INCOME.........       --           10      32      46       15      --         --            --            103
INTEREST EXPENSE........       --         (454)    (54)    (79)     (46)     --        (119)          703 (h)       (49)
                             -----     -------  ------  ------  -------   ------     ------       -------       -------
 Income (loss) before
  taxes.................      (419)        379   1,518   1,051    3,425      245        504        (2,146)        4,557
INCOME TAXES............       --          --      --      --       --       --         --         (2,060)(i)    (2,060)
                             -----     -------  ------  ------  -------   ------     ------       -------       -------
NET INCOME (LOSS).......     (419)     $   379  $1,518  $1,051  $ 3,425   $  245     $  504       $(4,206)      $ 2,497
                             =====     =======  ======  ======  =======   ======     ======       =======       =======
PRO FORMA NET INCOME PER
 SHARE..................                                                                                        $  0.12(l)
                                                                                                                =======
SHARES USED IN COMPUTING
 PRO FORMA NET INCOME
 PER SHARE..............                                                                                         21,200(l)
                                                                                                                =======

- --------
 * TeleSpectrum Worldwide was incorporated on April 26, 1996; accordingly, there were no historical results prior to that date (See Note 1).

       See accompanying notes to pro forma combined financial statements.

              TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. TELESPECTRUM WORLDWIDE BACKGROUND:

  TeleSpectrum Worldwide was incorporated as a wholly-owned subsidiary of CRW Financial, Inc. ("CRW") on April 26, 1996. Accordingly, there are no historical financial statements available for TeleSpectrum Worldwide prior to April 26, 1996. On May 22, 1996, CRW contributed $2.1 million of capital to TeleSpectrum Worldwide. The $2.1 million CRW capital contribution consisted of $1.6 million of cash and a $0.5 million promissory note from TeleSpectrum. The note represented an April 1996 advance of the purchase price from CRW on behalf of TeleSpectrum Worldwide (See Note 3).

  TeleSpectrum Worldwide was formed to create a national provider of integrated teleservices solutions. TeleSpectrum Worldwide has conducted no operations to date and will acquire the Operating Businesses simultaneously with the consummation of the Offering. See "Risk Factors," "Certain Relationships and Related Party Transactions" and page F-3 for additional information.

2. HISTORICAL FINANCIAL STATEMENTS:

  The historical financial statements represent the financial position and results of operations for TeleSpectrum Worldwide and the Sellers and were derived from the respective financial statements where indicated. All Operating Businesses have December 31 year ends, except for the Response Center and NBG. The Response Center's year end is September 30 and NBG operates on a fifty-two, fifty-three week fiscal year ending on the last Friday of the calendar year. However, for purposes of the Pro Forma Combined Financial Statements, the balance sheet and statements of income information for The Response Center and NBG are as of June 30, 1996 and the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996. The audited historical financial statements included elsewhere in this Prospectus have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80. Included in the TeleSpectrum Worldwide June 30, 1996 balance sheet is $21,924,000 of other assets which consists of $20,271,000 and $1,653,000 of deferred acquisition costs and deferred public offering costs, respectively. See TeleSpectrum Worldwide historical financial statements.

3. ACQUISITION OF OPERATING BUSINESSES:

  Concurrent with the closing of the Offering, TeleSpectrum Worldwide will acquire substantially all of the net assets of the Operating Businesses. The Acquisitions will be accounted for using the purchase method of accounting with TeleSpectrum Worldwide treated as the acquirer. The total estimated purchase price is $160.8 million, which consists of: (i) $90.9 million of cash to be paid to the Sellers upon the consummation of the Offering; (ii) forgiveness of the $0.5 million promissory note from TeleSpectrum; (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the Acquisitions; (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants as discussed in this Prospectus to purchase 2,272,562 shares of Common Stock currently owned by CRW Financial at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at closing and earn-out arrangements. See "Certain Relationships and Related Party Transactions".

  The 4,403,863 shares of the Company's Common Stock to be issued to the Sellers are valued as follows:

                  SHARES              VALUE PER SHARE                         TOTAL VALUE
               ---------              ---------------                         -----------
                 334,000                       $15.00                         $ 5,010,000
               4,069,863                         9.75                          39,681,164
               ---------                                                      -----------
               4,403,863                                                      $44,691,164
               =========                                                      ===========

              TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                                  (UNAUDITED)

  The 334,000 shares, were valued at the assumed initial public offering price since the shares will be issued to the Sellers and sold in of the Offering. The remaining 4,069,863 shares to be issued to the Sellers were valued at a 35% discount to the assumed initial public offering price, or $9.75 per share. This discount was based upon an appraisal and upon the fact that holders of these shares have agreed to not offer, sell or otherwise dispose of any of these shares for a period of 360 days after the Offering without the prior written consent of J.P. Morgan Securities Inc. These shares are not subject to demand registration rights, and as a result may not be freely tradeable for up to three years after the consummation of the Acquisitions.

  The estimated total purchase price of $160.8 million of the Acquisitions has been allocated to the assets acquired and liabilities assumed. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the Operating Businesses' assets and liabilities will approximate fair value. The amount allocated to goodwill is $146.5 million. The Operating Businesses have no long-term client contracts and client relationships can be cancelled by the client upon relatively short notice. Though the Operating Businesses have sophisticated computer systems, the computer systems are not proprietary. No additional portion of the price was allocated to these items. Further, management has not identified any other tangible or identifiable intangible assets of the Operating Businesses to which a portion of the purchase price could reasonably be allocated.

  In addition to the purchase price discussed above, the SOMAR, NBG and Reich acquisitions have certain earn-out provisions based upon 1996 and/or 1997 operating results. The earn-out provisions will be recorded in accordance with the Emerging Issues Task Force 95-8 "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Company." If these earn-out provisions are achieved there will be additional purchase price allocated to goodwill. There are no pro forma adjustments required for the earn-out provisions in the pro forma combined financial statements relating to the earn-out provisions. In addition, TeleSpectrum Worldwide has agreed to implement a bonus plan for the employees of SOMAR. Such bonus payments could be significant.

4. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a) To reflect the sale of 10,286,000 shares of Common Stock at an assumed initial public offering price of $15.00 per share, net of expenses and underwriting discount, for net proceeds of $140.9 million.

(b) To reflect: (i) the use of $90.9 million of the net proceeds of the Offering to pay the cash portion of the purchase price of the Operating Businesses payable at closing; (ii) forgiveness of the $0.5 million promissory note from TeleSpectrum; (iii) the issuance of 4,403,863 shares of Common Stock to the Sellers; (iv) the issuance of warrants to purchase 593,400 shares of Common Stock at the Offering price; and (v) estimated transaction costs of $3.9 million.
(c) To reflect the use of a portion of the net proceeds of the Offering to reduce debt originally incurred by the Operating Businesses payable at closing.
(d) To reflect the purchase price adjustments associated with the acquisition of the Operating Businesses (approximately $4.0 million), including estimated closing adjustments based primarily on minimum required shareholders' equity balance at closing. The estimated closing purchase price adjustments relate primarily to additional estimated payments to the Sellers to reflect the increase in the Operating Businesses' shareholders' equity through the closing of the Acquisitions. See "Certain Relationships and Related Party Transactions--The Acquisitions."
(e) To reflect the repayment of the SOMAR amount due from affiliates of $1.2 million.

             TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                                  (UNAUDITED)

  A summary of the unaudited proforma combined balance sheet adjustments (a),
(b), (c), (d) and (e) is as follows:

                                               DEBIT (CREDIT)
                         -----------------------------------------------------------
BALANCE SHEET ACCOUNTS     UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS
- ----------------------   -----------------------------------------------------------
                            (A)       (B)       (C)       (D)       (E)      TOTAL
                         ---------  --------  --------  --------  -------  ---------
                                               (IN THOUSANDS)
Cash.................... $ 141,080  $(93,503) $(16,953) $ (4,000) $ 1,200  $  27,824
Amounts due from
 affiliates.............                (500)                      (1,200)    (1,700)
Due from TeleSpectrum
 Worldwide Inc. ........                (211)                                   (211)
Goodwill................             160,829             (14,324)            146,505
Other assets............    (1,653)  (20,271)                                (21,924)
Line of credit..........                         6,727                         6,727
Current maturities of
 long-term debt.........                         4,440                         4,440
Accrued liabilities.....     1,463       300                                   1,763
Due to affiliates.......                 336                                     336
Long-term debt..........                         5,786                         5,786
Common stock............      (103)      (44)                 72                 (75)
Additional paid-in
 capital................  (140,787)  (46,936)              1,502            (186,221)
Net unrealized gain on
 available securities...                                     100                 100
Retained earnings.......                                  17,014              17,014
Treasury stock, at
 cost...................                                    (364)               (364)
                         ---------  --------  --------  --------  -------  ---------
                            $  --     $  --     $  --     $  --   $   --      $  --
                         =========  ========  ========  ========  =======  =========

5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME ADJUSTMENTS:

(f) To reflect the amortization expense for the goodwill recorded in connection with the acquisition of the Operating Businesses. The goodwill is being amortized on a straight-line basis over an estimated life of 25 years.
(g) To reflect officers' compensation expense of the Operating Businesses and TeleSpectrum Worldwide (see below) based upon employment agreements entered into upon the closing of the Acquisitions.
(h) To reflect the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering (see Adjustment(c)).
(i) To calculate the provision for income taxes on the combined pro forma income before taxes at effective tax rates of 47.8% and 45.2% in 1995 and 1996, respectively.
(j) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon the estimated average number of shares of Common Stock and common stock equivalents outstanding during the period calculated as follows:

   Shares issued in the formation of TeleSpectrum Worldwide.......   8,510,137
   Shares issued to the Sellers of the Operating Businesses.......   4,403,863
   Shares issued in the Offering..................................  10,286,000
   Less: Shares issued in the Offering whose proceeds will be used for working capital and capital expenditures .................  (2,000,000)
                                                                    ----------
                                                                    21,200,000
                                                                    ==========

  Outstanding options and warrants have been excluded since all such options and warrants are exercisable at the Offering price.

  TeleSpectrum Worldwide has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer and a Chief Financial Officer which provide for total minimum annual compensation of $605,000. This amount was reflected in pro forma adjustment 5(g).

  In addition, TeleSpectrum Worldwide is in the process of hiring other corporate staff. Also, certain corporate expenses will be incurred in 1996 and thereafter related to operating as a public company and in managing the Operating Businesses, which heretofore have operated as autonomous businesses. These additional expenses (which will be significant) have not been reflected in the accompanying pro forma statements of income. The effect of the additional expenses and related benefits is not currently estimable as the Acquisitions have not been consummated and the expected synergies of combining the Operating Businesses are not specifically quantifiable at this time. See "Executive Compensation" and "Employment Agreements" under "Management."

              TELESPECTRUM WORLDWIDE INC. AND OPERATING BUSINESSES

                                  (UNAUDITED)

6. PRO FORMA COMBINED STATEMENTS OF INCOME SIGNIFICANT ACCOUNTING POLICIES

  The following significant accounting policies have been reflected in the Company's pro forma combined income statements.

 Revenue Recognition and Concentration of Credit Risk

  The Company recognizes revenues as services are performed for its clients. The Company's ten largest clients in 1995 represented approximately 56.4% of the Company's pro forma revenues, with the largest client accounting for 11.9%. Loss of one or more of these clients could have a material adverse effect on the Company's business, results of operations and financial condition.

 Depreciation

  Depreciation is recorded on a straight line basis as follows:

   TYPE                                                             USEFUL LIVES
   ----                                                             ------------
   Building and Building Improvements..............................    10-40
   Telemarketing Equipment.........................................      5-7
   Machinery and Equipment.........................................     5-10
   Furniture and Office Equipment..................................     3-10
   Leasehold Improvements..........................................     5-10

 Training Costs

  The Company maintains on-going training programs for its employees. The cost of this training is charged to expense when incurred.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TeleSpectrum Worldwide Inc.:

  We have audited the accompanying balance sheet and statement of stockholder's equity of TeleSpectrum Worldwide Inc. (a Delaware Corporation) as of June 30, 1996 and statement of operations for the period from inception (April 26, 1996) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleSpectrum Worldwide Inc. as of June 30, 1996, and the results of its operations for the period from inception (April 26, 1996) to June 30, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Philadelphia, Pa.
July 15, 1996

                          TELESPECTRUM WORLDWIDE INC.

                                 BALANCE SHEET
                                 JUNE 30, 1996
               (IN THOUSANDS--EXCEPT PAR VALUE AND SHARE AMOUNTS)

                                ASSETS
DUE FROM OPERATING BUSINESS........................................... $   500
PROPERTY AND EQUIPMENT................................................      22
DEFERRED ACQUISITION COSTS............................................  20,271
DEFERRED PUBLIC OFFERING COSTS........................................   1,653
                                                                       -------
    Total assets...................................................... $22,446
                                                                       =======
                 LIABILITIES AND STOCKHOLDER'S EQUITY
ACCOUNTS PAYABLE...................................................... $    11
DUE TO OPERATING BUSINESS.............................................     211
ACCRUED EXPENSES......................................................   1,784
STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value, 5,000,000 shares authorized, none
   issued.............................................................     --
  Common stock, $.01 par value, 200,000,000 shares authorized,
   8,510,137 shares issued and outstanding............................      85
  Additional paid in capital..........................................  20,774
  Accumulated deficit.................................................    (419)
                                                                       -------
    Total liabilities and stockholder's equity........................ $22,446
                                                                       =======


                          TELESPECTRUM WORLDWIDE INC.

                            STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM APRIL 26, 1996 (INCEPTION) TO JUNE 30, 1996
                                 (IN THOUSANDS)

REVENUES............................................................ $     --
OPERATING EXPENSES:
  Cost of services..................................................       --
  Selling, general and administrative ..............................       419
                                                                     ---------
    Total operating expenses........................................       419
                                                                     =========
    Operating loss..................................................      (419)
INTEREST INCOME.....................................................       --
INTEREST EXPENSE....................................................       --
                                                                     ---------
NET LOSS............................................................ $    (419)
                                                                     =========
NET LOSS PER SHARE.................................................. $    0.05
                                                                     =========
SHARES USED IN COMPUTING NET LOSS PER SHARE......................... 8,510,137
                                                                     =========

        The accompanying notes are an integral part of these statements.

                          TELESPECTRUM WORLDWIDE INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                          PREFERRED         COMMON
                            STOCK            STOCK
                          ------------- ----------------
                                                         ADDITIONAL                   TOTAL
                                                            PAID-IN           STOCKHOLDER'S
                          SHARES AMOUNT    SHARES AMOUNT    CAPITAL  DEFICIT         EQUITY
                          ------ ------ --------- ------ ----------  -------  -------------
Incorporated on April
 26, 1996...............     --    $--  8,510,137    $85    $   (75)   $ --         $    10
Capital Contribution
 (Note 1)...............     --     --        --     --       2,100      --           2,100
Issuance of Equity Owned
 by Parent (Note 6).....     --     --        --     --      18,749      --          18,749
Net loss................     --     --        --     --         --      (419)          (419)
                             ---   ---- ---------    ---    -------    -----        -------
Balance, June 30, 1996..     --    $--  8,510,137    $85    $20,774    $(419)       $20,440
                             ===   ==== =========    ===    =======    =====        =======

        The accompanying notes are an integral part of these statements.

                          TELESPECTRUM WORLDWIDE INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BACKGROUND:

  TeleSpectrum Worldwide Inc. (TeleSpectrum Worldwide) was incorporated in Delaware on April 26, 1996, as a wholly owned subsidiary of CRW Financial, Inc.
(CRW). TeleSpectrum Worldwide was formed to create a national provider of integrated teleservices solutions (see Note 2). On May 22, 1996, TeleSpectrum Worldwide received a $2.1 million capital contribution from CRW (see Note 6). On May 21, 1996, TeleSpectrum Worldwide effected a 8.510137 for 1 split of its Common Stock. All share and per share amounts included in the financial statements reflect this split.

  TeleSpectrum Worldwide has conducted no operations to date and has entered into agreements to acquire substantially all of the net assets of the businesses discussed in Note 2. These businesses have been operating independently and TeleSpectrum Worldwide may not be able to successfully integrate these businesses and their operations, employees and management. Given the nature of TeleSpectrum Worldwide, it is and will be subject to many risks, including but not limited to (i) an absence of combined operating history, (ii) the potential inability to manage growth, (iii) risks generally associated with acquisitions, (iv) possible fluctuations in quarterly results,
(v) reliance on major clients and key industries, (vi) possible decline in effectiveness of telemarketing and (vii) reliance on key personnel.

2. ACQUISITIONS AND PUBLIC OFFERING:

  In May 1996, CRW assigned to TeleSpectrum Worldwide its rights to acquire substantially all of the net assets of SOMAR, Inc. (SOMAR), NBG Services, Inc.
(NBG), Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. (Harris), The Reich Group Companies (Reich), The Response Center, Inc. and The Tab House, Inc. (The Response Center) and TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. (TeleSpectrum); together, the Operating Businesses. These acquisitions will occur contemporaneously with the closing of TeleSpectrum Worldwide's initial public offering (the Offering) and will be accounted for using the purchase method. The estimated total purchase price of the Operating Businesses is $160.8 million, which consists of: (i) $90.9 million in cash to be paid to the sellers of the Operating Businesses (the Sellers) upon the consummation of the Offering; (ii) forgiveness of the $0.5 million promissory note from TeleSpectrum (see Note 3); (iii) the $44.7 million estimated fair value of 4,403,863 shares of Common Stock to be issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the assumed initial public offering price of $15.00 per share to be issued in connection with the acquisitions of the Operating Businesses (Acquisitions); (v) the $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants (see Note 6) to purchase 2,272,562 shares of Common Stock (currently owned by CRW) at $1.50 per share; and (vi) estimated transaction costs of $3.9 million. The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at Closing, as defined and earn-out arrangements.
  The 4,403,863 shares of the Company's Common Stock to be issued to the Sellers are valued as follows:

                                           VALUE
             SHARES                    PER SHARE               TOTAL VALUE
             ------                    ---------               -----------
            334,000                       $15.00               $ 5,010,000
          4,069,863                         9.75                39,681,164
          ---------                                            -----------
          4,403,863                                            $44,691,164
          =========                                            ===========

  The 334,000 shares were valued at the assumed initial public offering price since the shares will be issued to the Sellers and sold in the Offering. The remaining 4,069,863 shares were valued at a 35% discount to the assumed initial public offering price, or $9.75 per share. This discount was based upon an appraisal and upon the fact that holders of these shares have agreed to not offer, sell or otherwise dispose of any of these shares for a period of 360 days after the Offering without the prior written consent of J.P. Morgan Securities Inc. These shares are not subject to demand registration rights, and as a result may not be freely tradeable for up to three years after the consummation of the Acquisitions.

  In addition to the total per share price discussed above, the SOMAR, NBG and Reich acquisitions have earnout provisions based upon 1996 and/or 1997 operating results. If these earnout provisions are achieved, there will be additional purchase price. In addition, TeleSpectrum Worldwide has agreed to implement a bonus plan for the employees of SOMAR. Such bonus payments could be significant. Also, Telespectrum Worldwide will be committed to provide up to $14.0 million in funding for future SOMAR capital expenditures.

3. TRANSACTIONS WITH OPERATING BUSINESS

  Upon signing the asset purchase agreement with TeleSpectrum in April 1996, CRW (See Note 6) advanced TeleSpectrum $500,000 in the form of a promissory note due in one year with interest at 9%. Upon the closing of the acquisition, a portion of the purchase price will be paid by cancellation of the promissory note (see Note 2).

  In connection with the acquisitions, TeleSpectrum Worldwide has agreed to reimburse certain acquisition costs incurred by the Operating Businesses. As of June 30, 1996, the amount payable to the Operating Businesses was $211,000.

4. OPTIONS AND WARRANTS:

 The 1996 Equity Compensation Plan

  On May 17, 1996 TeleSpectrum Worldwide adopted The 1996 Equity Compensation Plan (the Plan). The Plan reserves up to 2,300,000 shares of Common Stock for issuance in connection with the exercise and/or grant of incentive and nonqualified stock options, restricted stock, stock appreciation rights and performance units to selected officers (including officers who are also directors) and other TeleSpectrum Worldwide employees, independent contractors and consultants. In addition, the Plan provides for grants of formula stock options to employee directors.

  In May 1996, TeleSpectrum Worldwide agreed to grant to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and other management options to purchase 1,000,000 shares of Common Stock at the Offering price per share. In addition, TeleSpectrum Worldwide granted 155,000 options to a director and an outside consultant at the Offering price per share. Of the options granted to the executives, options to purchase 225,000 shares of Common Stock will vest upon consummation of the Offering. All of the remaining options will vest over three years and are exercisable over ten years. In addition, 400,000 shares are issuable upon the exercise of options that TeleSpectrum Worldwide is to grant, pursuant to employment agreements with two of its executive officers, ratably over the course of the next four years.

  Upon the effective date of the Offering, TeleSpectrum Worldwide has agreed to grant to employees of the Operating Businesses options to purchase 281,100 shares of Common Stock at the offering price per share. Of these options, 7,560 are vested and exercisable immediately and the remainder of the options will vest over three years and are exercisable over ten years.

 Warrants

  Effective upon the consummation of the Offering, TeleSpectrum Worldwide will issue warrants to purchase 593,400 shares of Common Stock in connection with the acquisitions of the Operating Businesses at the Offering per share price. These warrants are exercisable for ten years.

5. EMPLOYMENT AGREEMENTS:

  TeleSpectrum Worldwide has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer which provide for minimum annual compensation of $605,000 plus bonuses. In addition, in connection with the Closing of the Acquisitions, TeleSpectrum Worldwide will enter into employment agreements with several management members of the Operating Businesses, which agreements provide for minimum annual compensation of $3.4 million plus bonuses.

6. CRW TRANSACTIONS:

  As discussed in Note 1, CRW made a capital contribution to TeleSpectrum Worldwide on May 22, 1996 of $1.6 million in cash and $0.5 million in the form of a promissory note from TeleSpectrum, Inc. to CRW. The capital contribution represents the proceeds of borrowings by CRW under subordinated notes issued to the following individuals and partnership: J. Brian O'Neill, TeleSpectrum Worldwide's Chairman of the Board and Chief Executive Officer and Chairman and Chief Executive Officer of CRW, TL Ventures (a significant CRW stockholder), Michael Boyd, TeleSpectrum Worldwide's Chief Operating Officer and President, Richard C. Schwenk, Jr., TeleSpectrum Worldwide's Senior Vice President and Chief Financial Officer, Jonathan P. Robinson, CRW's Chief Financial Officer and TeleSpectrum Worldwide's Director of Acquisitions, Kevin Mullin, CRW's Director of Acquisitions, Arthur Spector, a consultant to CRW, Bernard Morgan and Robert Veratti (CRW directors) and Technology Leaders L.P., a stockholder of CRW. As additional consideration, the lenders to CRW received warrants from CRW to purchase 1,433,454 shares of TeleSpectrum Worldwide Common Stock owned by CRW at $1.50 per share (CRW Lender Warrants). In addition, CRW issued to its bank, warrants to purchase 75,000 shares of TeleSpectrum Worldwide Common Stock owned by CRW at $1.50 share. These warrants were issued as consideration for CRW bank's issuing a waiver under its loan facility with CRW, permitting the May 22, 1996 capital contribution to TeleSpectrum Worldwide.

  CRW also agreed to issue warrants to purchase 839,108 shares of TeleSpectrum Worldwide Common Stock owned by CRW at $1.50 per share to Messrs. O'Neill, Robinson, Mullin and Spector (CRW Management Warrants). The warrants were granted by CRW to these individuals for services provided to CRW.

  The deemed value for accounting purposes of the CRW Lender Warrants and the CRW Management Warrants is based upon the difference between $9.75 (35% discount to the assumed initial public offering price) and the $1.50 warrant exercise price. The deemed value for accounting purposes of $18.7 million is treated as additional purchase price consideration of the acquisitions of the Operating Businesses and has been reflected as "Deferred Acquisition Costs" in the accompanying June 30, 1996 balance sheet.

  TeleSpectrum Worldwide subleases an aggregate of 3,000 square feet in King of Prussia (suburban Philadelphia), Pennsylvania from CRW. The sublease commenced on May 9, 1996 and requires monthly base rent payments through September 30, 2004 of approximately $4,100. TeleSpectrum Worldwide believes the lease to be at the prevailing commercial market rate.

7. REVOLVING CREDIT COMMITMENT:

  The Company has obtained a commitment for a bank credit facility with a borrowing limit of $50.0 million. Interest on borrowings under the credit facility will accrue at an annual rate equal to LIBOR plus a percentage that will range from 0.75% to 1.50% based on the Company's debt to earnings before interest, taxes, depreciation and amortization ratio. The closing of the credit facility is subject to the (i) consummation of the Offering, with gross proceeds to the Company of at least $144.0 million, resulting in cash remaining on the balance sheet of the Company (following consummation of the Acquisitions and the repayment of indebtedness assumed in the Acquisitions) of no less than $22.0 million; and (ii) customary conditions.

8. ACCRUED EXPENSES:

  Accrued expenses principally consists of professional fees related to the Acquisitions and the Offering.

9. SIGNIFICANT ACCOUNTING POLICIES:

 Pervasiveness of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 New Accounting Pronouncement

  The Financial Accounting Standards Board has issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company is required to adopt this standard for the year ending December 31, 1996. The Company has elected to adopt the disclosure requirement of this pronouncement. This pronouncement will have no impact on the Company's reported financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SOMAR, Inc.:

  We have audited the accompanying balance sheets of SOMAR, Inc. (a North Carolina corporation) as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOMAR, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Charlotte, North Carolina,
April 29, 1996

                                  SOMAR, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                                    DECEMBER 31
                                                   ---------------   JUNE 30,
                                                    1994    1995       1996
                                                   ------  -------  -----------
                                                                    (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash............................................ $    2  $    25    $     4
  Accounts receivable, net of reserves of $40 for
   1994, 1995 and 1996............................  2,822    4,825      7,183
  Amounts due from--
   TeleSpectrum Worldwide Inc. ...................    --       --          74
   Stockholders...................................    529      881        925
   Affiliates.....................................      1      210        312
  Prepaid expenses and other......................    307      451        523
                                                   ------  -------    -------
    Total current assets..........................  3,661    6,392      9,021
PROPERTY AND EQUIPMENT, net.......................  1,865    4,400      6,266
                                                   ------  -------    -------
    Total assets.................................. $5,526  $10,792    $15,287
                                                   ======  =======    =======
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.................................. $1,429  $ 1,182    $ 4,438
  Note payable--Bank..............................    --     1,000        --
  Current portion of long term debt...............     82    2,182      1,798
  Current portion of capital lease obligations....    501      852      1,059
  Accounts payable................................  1,345    1,959      2,449
  Accrued compensation............................    340      523        578
  Other accrued expenses..........................    101      122        389
  Amounts due to an affiliate.....................    105      562        439
                                                   ------  -------    -------
    Total current liabilities.....................  3,903    8,382     11,150
                                                   ------  -------    -------
LONG-TERM DEBT....................................    300      767      1,074
                                                   ------  -------    -------
CAPITAL LEASE OBLIGATIONS.........................    845      872      2,145
                                                   ------  -------    -------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 6)
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares
   authorized; 11,765 shares issued and
   outstanding....................................     12       12         12
  Additional paid-in capital......................    772      789        789
  Retained earnings (deficit).....................   (306)     (30)       117
                                                   ------  -------    -------
    Total stockholders' equity....................    478      771        918
                                                   ------  -------    -------
    Total liabilities and stockholders' equity.... $5,526  $10,792    $15,287
                                                   ======  =======    =======

        The accompanying notes are an integral part of these statements.

                                  SOMAR, INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                 FOR THE
                                   FOR THE YEAR ENDED       SIX MONTHS ENDED
                                       DECEMBER 31               JUNE 30
                                 -------------------------  ------------------
                                  1993     1994     1995      1995      1996
                                 -------  -------  -------  --------  --------
                                                               (UNAUDITED)
REVENUES........................ $10,703  $20,785  $31,900  $ 14,795  $ 20,803
                                 -------  -------  -------  --------  --------
OPERATING EXPENSES..............
  Cost of services..............   7,731   15,623   25,048    11,221    16,888
  Selling, general and
   administrative expenses......   2,787    4,115    5,162     2,620     3,092
                                 -------  -------  -------  --------  --------
    Total operating expenses....  10,518   19,738   30,210    13,841    19,980
                                 -------  -------  -------  --------  --------
    Operating income............     185    1,047    1,690       954       823
INTEREST INCOME.................      17       12       45       --         10
INTEREST EXPENSE................    (106)    (432)    (756)     (299)     (454)
                                 -------  -------  -------  --------  --------
NET INCOME...................... $    96  $   627  $   979  $    655  $    379
                                 =======  =======  =======  ========  ========
PRO FORMA DATA (UNAUDITED)
  Historical net income......... $    96  $   627  $   979  $    655  $    379
  Pro forma provision for income
   taxes........................      49      261      414       269       141
                                 -------  -------  -------  --------  --------
  Pro forma net income.......... $    47  $   366  $   565  $    386  $    238
                                 =======  =======  =======  ========  ========

        The accompanying notes are an integral part of these statements.

                                  SOMAR, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                ADDITIONAL             RETAINED       TOTAL
                         COMMON  PAID-IN   STOCKHOLDER EARNINGS   STOCKHOLDERS'
                         STOCK   CAPITAL      LOAN     (DEFICIT) EQUITY (DEFICIT)
                         ------ ---------- ----------- --------- ----------------
BALANCE, JANUARY 1,
 1993...................  $12      $474       $(612)     $(361)       $(487)
 Net income.............  --        --          --          96           96
                          ---      ----       -----      -----        -----
BALANCE, DECEMBER 31,
 1993...................   12       474        (612)      (265)        (391)
 Net income.............  --        --          --         627          627
 Distributions..........  --        --          --        (668)        (668)
 Repayments of
  stockholder loan......  --        --          612        --           612
 Stock options..........  --        298         --         --           298
                          ---      ----       -----      -----        -----
BALANCE, DECEMBER 31,
 1994...................   12       772         --        (306)         478
 Net income.............  --        --          --         979          979
 Distributions..........  --        --          --        (703)        (703)
 Stock options..........  --         17         --         --            17
                          ---      ----       -----      -----        -----
BALANCE, DECEMBER 31,
 1995...................   12       789         --         (30)         771
 Net income
  (unaudited)...........  --        --          --         379          379
 Distributions
  (unaudited)...........  --        --          --        (232)        (232)
                          ---      ----       -----      -----        -----
BALANCE, June 30, 1996
 (unaudited)............  $12      $789       $ --       $ 117        $ 918
                          ===      ====       =====      =====        =====

        The accompanying notes are an integral part of these statements.

                                  SOMAR, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   FOR THE
                                       FOR THE YEAR ENDED        SIX MONTHS
                                           DECEMBER 31          ENDED JUNE 30
                                      -----------------------  ----------------
                                      1993    1994     1995     1995     1996
                                      -----  -------  -------  -------  -------
OPERATING ACTIVITIES:
  Net income ........................ $  96  $   627  $   979  $   655  $   379
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities--
    Depreciation and amortization....   145      288      775      283      593
    Stock option compensation
     expense.........................   --       298       17       17      --
    Changes in operating assets and
     liabilities--
      Accounts receivable............   144   (1,987)  (2,003)  (1,620)  (2,432)
      Prepaid expenses and other.....   (89)    (123)    (144)    (136)     (72)
      Accounts payable...............  (165)     559      614      935      490
      Accrued expenses...............   123      395      203        8      322
                                      -----  -------  -------  -------  -------
        Net cash provided by (used
         in) operating activities....   254       57      441      142     (720)
                                      -----  -------  -------  -------  -------
INVESTING ACTIVITIES:
  Purchases of property and
   equipment.........................   (19)    (174)  (2,309)    (765)    (511)
  Advances to stockholder............  (426)    (103)    (352)    (422)     (44)
  Advances to affiliates.............   --        (2)    (209)     --      (102)
  Repayments of advances to
   affiliates........................     1       13      --         1      --
  Repayment of stockholder loan......   --       612      --       --       --
                                      -----  -------  -------  -------  -------
        Net cash (used in) provided
         by investing activities.....  (444)     346   (2,870)  (1,186)    (657)
                                      -----  -------  -------  -------  -------
FINANCING ACTIVITIES:
  Borrowings on long-term debt.......    24       25    2,824    1,032      806
  Repayments on long-term debt.......   (86)     (31)    (257)    (220)    (883)
  Borrowings (repayments) on note
   payable--Bank.....................   --       --     1,000      --    (1,000)
  Borrowings (repayments) from
   affiliates........................   506     (491)     458       99     (123)
  Distributions paid to
   shareholders......................   --      (669)    (703)     --      (232)
  Payments on capital lease
   obligations.......................  (302)    (297)    (623)    (502)    (468)
  Net (repayments) borrowings on line
   of credit agreement...............    63    1,046     (247)     671    3,256
                                      -----  -------  -------  -------  -------
        Net cash provided by (used
         in) financing activities....   205     (417)   2,452    1,080    1,356
                                      -----  -------  -------  -------  -------
NET INCREASE (DECREASE) IN CASH......    15      (14)      23       36      (21)
CASH, BEGINNING OF PERIOD............     1       16        2        2       25
                                      -----  -------  -------  -------  -------
CASH, END OF PERIOD.................. $  16  $     2  $    25  $    38  $     4
                                      =====  =======  =======  =======  =======

        The accompanying notes are an integral part of these statements.

                                  SOMAR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  SOMAR, Inc. (the "Company") is a provider of outsourced telephone-based sales, marketing and customer management services, to clients principally in the insurance industry and also to clients in the financial services, telecommunications and consumer products industries.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

  The Company recognizes revenues on programs as services are performed for its clients, generally based upon hours incurred.

  The nature of the industry is such that the Company is dependent on several large clients for a significant portion of its annual revenues. For the years ended December 31, 1993, 1994, 1995, and for the six months ended June 30, 1996, the Company had three, four, three and three clients, respectively, that each accounted for more than 10% of the Company's revenues. For the period ended December 31, 1993, the three clients accounted for 36%, 25% and 11% of the Company's revenues, respectively. For the period ended December 31, 1994, the four clients accounted for 20%, 17%, 16% and 13% of the Company's revenues, respectively. For the period ended December 31, 1995, the three clients accounted for 33%, 16% and 15% of the Company's revenues. For the six months ended June 30, 1996, the three clients accounted for 22%, 20%, and 13% of the Company's revenues, respectively. The loss of one or more of these major clients could have a materially adverse effect on the Company's business.

  Concentration of credit risk is limited to trade accounts receivable and is subject to the financial conditions of certain major clients described above. Two of these clients are engaged in transactions with each other and represent a single credit risk to the Company. The Company does not require collateral to secure clients' receivables. The Company performs periodic reviews of its clients' financial condition to reduce collection risk on trade accounts receivable.

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes over the estimated useful lives of the respective assets. Assets recorded under capital leases are amortized using the straight-line method over the estimated useful lives of the leased assets. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized in the statement of income.

  Major improvements are capitalized and charged to expense through depreciation. Repairs and maintenance are charged to expense as incurred. Certain general and administrative expenses associated with the opening of new call centers are expensed prior to the opening of the call center.

  As of January 1, 1993, the Company prospectively revised the remaining lives of certain furniture and equipment to better reflect the periods during which such assets are expected to remain in service. Furniture and equipment lives that previously averaged three years were increased to an average of six years. This change increased income for the year ended December 31, 1993, by $101,000.

                                  SOMAR, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

 STATEMENT OF CASH FLOWS

  For the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1996, the Company paid interest of $114,000, $366,000, $750,000 and
$450,000, respectively.

 INCOME TAXES

  The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code and North Carolina General Statutes. As a result, the Company is not subject to federal income taxes, and the taxable income of the Company is included in the individual tax returns of the Company's stockholders. Accordingly, no provision for federal or state income taxes has been recorded in the accompanying financial statements.

  The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. The principal differences relate to the timing of the recognition of accrued expenses that are not deductible for federal income tax purposes until paid and the use of accelerated methods of depreciation for income tax purposes. At December 31, 1995, the financial reporting basis of the Company's net assets exceeds the tax basis of the net assets by approximately $580,000. In the event that the S Corporation is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 8), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relate to state and local income taxes and expenses not deductible for tax purposes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amounts of the line of credit, note payable and long-term debt approximate fair value on the balance sheet dates.

 PREPAID AGENT LICENSE FEES

  The Company capitalizes the cost of licensing its agents and amortizes license fees over a 12-month period. Prepaid agent license fees amounted to $59,000 and $172,000 at December 31, 1994 and 1995, respectively.

 ACCOUNTING OF STOCK-BASED COMPENSATION

  The Company currently utilizes Accounting Principles Board Opinion No. 25 in its accounting for stock options. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." The accounting method as provided in the pronouncement is not required to be adopted; however, it is encouraged. The Company does not anticipate adopting the accounting provisions of the statement but will include in the footnotes to the financial statements the disclosures required by SFAS No. 123 in fiscal 1996.

 TRAINING COSTS

  The Company maintains ongoing training programs for its employees. The cost of this training is charged to expense when incurred. As of December 31, 1995, the Company recorded a $407,000 receivable from a State Economic Development Agency for certain educational and training costs that are to be reimbursed.

                                  SOMAR, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

2. PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31
                                              USEFUL   ---------------  JUNE 30
                                               LIVES    1994    1995     1996
                                             --------- ------  -------  -------
                                                           (IN THOUSANDS)
   Furniture and fixtures................... 5-7 years $  874  $ 2,265  $3,074
   Telemarketing equipment..................   5 years  1,694    3,263   4,010
   Building.................................  40 years    --       --      900
   Leasehold improvements................... 5-6 years      9      359     362
                                                       ------  -------  ------
                                                        2,577    5,887   8,346
   Less--Accumulated depreciation and
    amortization............................             (712)  (1,487) (2,080)
                                                       ------  -------  ------
                                                       $1,865  $ 4,400  $6,266
                                                       ======  =======  ======

  The gross cost of equipment under capital lease obligations included above amounted to $1,547,000, $2,547,000 and $4,485,000 at December 31, 1994, 1995
and June 30, 1996, respectively.

  Depreciation and amortization expense for the years ended December 31, 1993, 1994, 1995, and for the six months ended June 30, 1996 was $145,000, $288,000,
$775,000 and $593,000, respectively.

3. LINE OF CREDIT AND NOTE PAYABLE--BANK:

  At December 31, 1994 and 1995, the Company had a line of credit with Fremont Financial Corporation ("Fremont"). The Company has entered into an agreement with NationsBank of Georgia ("NationsBank") for a revolving line of credit with a maximum borrowing limit of $6,500,000. Interest on the NationsBank line of credit is payable monthly and accrues on borrowings under the revolving line of credit at the bank's prime rate (8 1/2%) plus 1%.

  The Company's borrowing base under the NationsBank revolver is limited to 85% of eligible receivables as defined by the agreement. The line is secured by trade accounts receivable, equipment and other assets of the Company. At July 12, 1996, the Company's availability under the NationsBank revolver was approximately $780,000.

  The agreement terminates on January 1, 1997, and contains certain restrictive covenants that, among other things, require the maintenance of certain financial ratios, limitations on capital expenditures and bonuses, and restrictions on future indebtedness. As of March 31, 1996, the Company was in violation of certain loan covenants for which it has obtained a waiver letter from the bank. This waiver letter modified the loan covenants related to certain required financial ratios. As of June 30, 1996, the Company is in compliance with these revised loan covenants.

                                  SOMAR, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

  At December 31, 1995, the Company was transitioning its line of credit arrangement from Fremont to NationsBank. In connection with the transition, the Company borrowed $1,000,000 from NationsBank on a short-term basis at an interest rate equal to the bank's prime rate (8.5%) plus 1%. This note was repaid on January 3, 1996, with the proceeds from the new revolving line of credit arrangement.

4. LONG-TERM DEBT:

                                                     DECEMBER 31
                                                     -------------    JUNE 30
                                                     1994    1995      1996
                                                     -----  ------  -----------
                                                        (IN THOUSANDS)
Note payable to MCI Telecommunications Corporation,
 unsecured, payable in monthly installments of
 $128,300 through July 1996, and remaining payment
 of $118,700 due in August 1996, interest at 9.75%
 (on June 15, 1996, this note was refinanced; the
 refinanced note is payable in monthly installments
 of $128,300 through March 1997 and $43,400 in
 April 1997, at an interest rate of 9.75%).........  $ --   $  981  $ 1,149
Notes payable to a bank, secured by related
 equipment, payable on July 1, 1996, interest
 payable monthly at the bank's prime rate plus 150
 basis points (10% at December 31, 1995),
 guaranteed by the Company's two principal
 stockholders and two affiliated companies (on July
 5, 1996, these notes were refinanced by the West
 Virginia Economic Development Authority; the
 refinanced notes are secured by assets of the
 Company and are payable in monthly installments of
 $21,250 including interest, through July 1999, at
 an interest rate of 4%)...........................    --      720      720
Installment note payable to a bank, secured by
 related equipment, payable in monthly installments
 of $11,900 including interest, through August
 1998, at the bank's prime interest rate plus 150
 basis points (10% at December 31, 1995),
 guaranteed by the Company's two principal
 stockholders and two affiliated companies.........    --      331      274
Note payable to Network Sampling Services, balance
 due July 1, 1997, including interest at 10%,
 guaranteed by one of the Company's principal
 stockholders......................................    382     300      300
Installment note payable to a bank, secured by
 related equipment, payable in monthly installments
 of $11,957 including interest, through April 1998,
 at the bank's prime interest rate plus 150 basis
 points (10% at December 31, 1995), guaranteed by
 the Company's two principal stockholders and two
 affiliated companies..............................    --      288      230
Installment note payable to a bank, secured by
 related equipment, payable in monthly installments
 of $21,774 including interest, through October
 1996, at the bank's prime rate plus 150 basis
 points (10% at December 31, 1995), guaranteed by
 the Company's two principal stockholders and two
 affiliated companies..............................    --      226      114
Installment note payable to a finance company,
 unsecured, payable in monthly installments of
 $3,800 including interest, through August 1998 at
 an interest rate of 9%............................    --      103       85
                                                     -----  ------  -------
                                                       382   2,949    2,872
  Less--Current portion............................    (82) (2,182) (1,798)
                                                     -----  ------  -------
                                                     $ 300  $  767  $ 1,074
                                                     =====  ======  =======

                                  SOMAR, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

  Minimum principal repayments of long-term debt as of December 31, 1995, are as follows (in thousands):

   1996.................................................................. $2,182
   1997..................................................................    602
   1998..................................................................    165
                                                                          ------
                                                                          $2,949
                                                                          ======

  The notes payable to a bank contain certain restrictive covenants. As of June 30, 1996, the Company was in violation of one of the loan covenants for which it has obtained a waiver from the bank.

5. COMMITMENTS AND CONTINGENCIES:

  The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

 LEASES

  The Company leases administrative offices, telephone call centers and equipment under noncancelable operating leases. In addition, the Company has capital leases covering certain operating equipment. Future minimum lease payments at December 31, 1995, are as follows (in thousands):

                                                              OPERATING CAPITAL
                                                               LEASES   LEASES
                                                              --------- -------
   1996......................................................  $  673    $ 989
   1997......................................................     549      647
   1998......................................................     449      280
   1999......................................................     221       16
   2000......................................................     179      --
   Thereafter................................................     503      --
                                                               ------    -----
       Total.................................................  $2,574    1,932
                                                               ======
     Less--Amount representing interest......................             (208)
                                                                         -----
   Present value of future minimum lease payments............            1,724
     Less--Current portion...................................             (852)
                                                                         -----
                                                                         $ 872
                                                                         =====

  Rent expense under operating leases was approximately $631,000, $599,000, $673,000 and $389,000 for the years ended December 31, 1993, 1994, 1995, and for the six months ended June 30, 1996, (including amounts paid to related parties), respectively (see Note 7).

  The Company financed purchases of approximately $59,000, $1,488,000, $1,000,000 and $1,948,000 through capital leases in 1993, 1994, 1995, and for the six months ended June 30, 1996, respectively.

 EMPLOYEE BENEFIT PLAN

  The Company sponsors a defined contribution 401(k) profit-sharing plan for eligible employees. Company contributions to the plan, which are based on a company match percentage, amounted to $8,000, $21,000,

                                  SOMAR, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

$30,000 and $23,000 for the years ended December 31, 1993, 1994, 1995, and for the six months ended June 30, 1996, respectively.

6. STOCK OPTIONS:

  In December 1991, the Company's two principal stockholders granted stock options to three key employees for the purchase of up to 2,588 shares of their common stock at an exercise price of $10 per share. The options vested immediately and were exercisable through December 31, 1994. The deemed value of the options for accounting purposes at the date of grant was less than the $10 exercise price. Accordingly, no compensation expense was recorded at the date of these grants.

  In December 1994, the principal stockholders extended all option exercise dates from December 31, 1994 to March 31, 1996. All remaining option terms, including the $10 per share exercise price, remained unchanged. The deemed value of the options for accounting purposes at the extension date was $125 per share. Accordingly, $298,000 of compensation expense was recorded at the date of extension.

  In May 1995, the Company's two principal stockholders granted stock options to another key employee for the purchase of up to 117 shares of their common stock at an exercise price of $10 per share through March 31, 1996. The deemed value of the options for accounting purposes at the date of grant was $156 per share. Accordingly, $17,000 of compensation expense was recorded at the date of grant.

  At December 31, 1994 and 1995, no options had been exercised and 2,588 and 2,705 options were outstanding, respectively.

  In March 1996, all options were exercised and 2,705 shares were issued by the Company's principal shareholders to the option holders.

7. RELATED-PARTY TRANSACTIONS:

  Southern Investments (a partnership), The Development Group, Inc. ("DGI"), Southern Alloy of America, Inc., SOMAR Telecommunications, Inc. ("STI") and Engineered Machine Technologies, Inc. ("EMTI") are affiliated with the Company through common ownership.

  The Company leases residential real estate, automobiles, computer equipment and furniture and equipment from Southern Investments on a month-to-month basis. Rent expense related to these operating leases totaled approximately $495,000, $363,000, $278,000 and $144,000 for the years ended December 31,
1993, 1994, 1995 and for the six months ended June 30, 1996, respectively.

                                  SOMAR, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

  Following is a schedule of amounts due from a stockholders and affiliates (in thousands):

                                                         DECEMBER 31,
                                                         ------------- JUNE 30,
                                                         1994   1995     1996
                                                         ------------- --------
   Stockholders.........................................  $529 $   881  $  925
   Southern Investments.................................   --      102     115
   DGI..................................................   --       42      23
   EMTI.................................................     1       5       9
   STI..................................................   --       61     165
                                                         ----- -------  ------
                                                          $530  $1,091  $1,237
                                                         ===== =======  ======

  Following is a schedule of amounts due to an affiliate (in thousands):

                                                         DECEMBER 31,
                                                         ------------- JUNE 30,
                                                          1994   1995    1996
                                                         ------ ------ --------
   Southern Alloy of America, Inc.......................   $105   $562   $439
                                                         ====== ======   ====

  Included in interest expense and interest income in the accompanying financial statements is interest income (expense) from (to) related parties (including allocated interest expense) as follows (in thousands):

                                                            FROM (TO)
                                                     --------------------------
                                                      DECEMBER 31,
                                                     ----------------  JUNE 30,
                                                     1993  1994  1995    1996
                                                     ----  ----  ----  --------
   Southern Alloy of America, Inc................... $(18) $(99) $(94)   $(49)
   Southern Investments.............................  (14)   12   --        6
                                                     ----  ----  ----    ----
                                                     $(32) $(87) $(94)   $(43)
                                                     ====  ====  ====    ====

  In 1993, 1994, 1995 and for the six months ended June 30, 1996, the Company was allocated interest expense from Southern Alloy of America, Inc., amounting to approximately $18,000, $99,000, $94,000 and $49,000, respectively.

  The Company's senior management are employees of DGI. DGI charges the Company for services provided by these individuals. These expenses amounted to approximately $879,000, $1,132,000, $1,136,000 and $675,000 in 1993, 1994, 1995
and for the six months ended June 30, 1996, respectively.

  The Company has guaranteed a line of credit agreement for Southern Alloy of America, Inc. The outstanding balance under this agreement amounted to $1,424,000 at December 31, 1995 and $1,667,000 at June 30, 1996. The guarantee related to this line of credit agreement is not being assumed in connection with the sale of the business discussed in Note 8 below.

8. SALE OF BUSINESS:

  In April 1996, the Company entered into an Asset Purchase Agreement with TeleSpectrum Worldwide, a wholly owned subsidiary of CRW Financial, Inc. ("CRW"), whereby CRW agreed to purchase substantially all of the Company's net assets.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NBG Services, Inc.:

  We have audited the accompanying balance sheets of NBG Services, Inc. (a Massachusetts corporation--see Note 1) as of December 30, 1994 and December 29, 1995, and the related statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended December 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NBG Services, Inc. as of December 30, 1994 and December 29, 1995, and the results of its operations and its cash flows for each of the three fiscal years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Philadelphia, Pa.,
 May 8, 1996

                               NBG SERVICES, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                          DECEMBER 30, DECEMBER 29,  JUNE 28,
                                              1994         1995        1996
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............    $  --        $  700      $1,959
  Short-term investments.................        14          210         170
  Accounts receivable, net of reserves of
   $37 in 1994 and $90 in 1995 and 1996..       527        1,757       1,286
  Due from TeleSpectrum Worldwide, Inc...       --           --           42
  Prepaid expenses and other.............        31          129         205
                                             ------       ------      ------
    Total current assets.................       572        2,796       3,662
PROPERTY AND EQUIPMENT, net..............       817        1,336       1,893
OTHER ASSETS.............................        94          102         108
                                             ------       ------      ------
    Total assets.........................    $1,483       $4,234      $5,663
                                             ======       ======      ======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of capital lease
   obligations...........................    $  273       $  277      $  434
  Bank overdraft.........................        82          --          --
  Demand note............................       --           500         --
  Accounts payable.......................       196          212         350
  Accrued expenses.......................       259          537         467
                                             ------       ------      ------
    Total current liabilities............       810        1,526       1,251
                                             ------       ------      ------
CAPITAL LEASE OBLIGATIONS................       277          454         760
                                             ------       ------      ------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 10,000
   shares authorized,
   100 shares issued and outstanding.....       --           --          --
  Retained earnings......................       396        2,254       3,652
                                             ------       ------      ------
    Total shareholders' equity...........       396        2,254       3,652
                                             ------       ------      ------
    Total liabilities and shareholders'
     equity..............................    $1,483       $4,234      $5,663
                                             ======       ======      ======

        The accompanying notes are an integral part of these statements.

                               NBG SERVICES, INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                 FOR THE TWENTY-
                                                                       SIX
                               FOR THE FISCAL YEAR ENDED           WEEKS ENDED
                         -------------------------------------- -----------------
                         DECEMBER 31, DECEMBER 30, DECEMBER 29, JUNE 30, JUNE 28,
                             1993         1994         1995       1995     1996
                         ------------ ------------ ------------ -------- --------
                                                                   (UNAUDITED)
REVENUES................    $4,849       $5,778      $12,829     $5,599   $8,924
                            ------       ------      -------     ------   ------
OPERATING EXPENSES:
  Cost of services......     3,200        4,259        8,572      3,556    5,995
  Selling, general and
   administrative
   expenses.............     1,289        1,443        2,115      1,046    1,389
                            ------       ------      -------     ------   ------
    Total operating
     expenses...........     4,489        5,702       10,687      4,602    7,384
                            ------       ------      -------     ------   ------
    Operating income....       360           76        2,142        997    1,540
INTEREST INCOME.........         1           17           19        --        32
INTEREST EXPENSE........       (76)         (60)         (55)       (30)     (54)
                            ------       ------      -------     ------   ------
NET INCOME..............    $  285       $   33      $ 2,106     $  967   $1,518
                            ======       ======      =======     ======   ======
PRO FORMA DATA
 (UNAUDITED)
  Historical net
   income...............    $  285       $   33      $ 2,106     $  967   $1,518
  Pro forma provision
   for income taxes.....       125           25          864        396      622
                            ------       ------      -------     ------   ------
  Pro forma net income..    $  160       $    8      $ 1,242     $  571   $  896
                            ======       ======      =======     ======   ======

        The accompanying notes are an integral part of these statements.

                               NBG SERVICES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                                                      TOTAL
                                                         RETAINED SHAREHOLDERS'
                                           SHARES AMOUNT EARNINGS    EQUITY
                                           ------ ------ -------- -------------
BALANCE, JANUARY 1, 1993..................  100   $ --    $   78     $   78
  Net income..............................  --      --       285        285
                                            ---   -----   ------     ------
BALANCE, DECEMBER 31, 1993................  100     --       363        363
  Net income..............................  --      --        33         33
                                            ---   -----   ------     ------
BALANCE, DECEMBER 30, 1994................  100     --       396        396
  Net income..............................  --      --     2,106      2,106
  Distributions...........................  --      --      (248)      (248)
                                            ---   -----   ------     ------
BALANCE, DECEMBER 29, 1995................  100     --     2,254      2,254
  Net income (unaudited)..................                 1,518      1,518
  Distributions (unaudited)...............  --      --      (120)      (120)
                                            ---   -----   ------     ------
BALANCE, JUNE 28, 1996 (unaudited)........  100   $ --    $3,652     $3,652
                                            ===   =====   ======     ======

        The accompanying notes are an integral part of these statements.

                               NBG SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 FOR THE TWENTY-
                               FOR THE FISCAL YEAR ENDED         SIX WEEKS ENDED
                         -------------------------------------- -----------------
                         DECEMBER 31, DECEMBER 30, DECEMBER 29, JUNE 30, JUNE 28,
                             1993         1994         1995       1995     1996
                         ------------ ------------ ------------ -------- --------
                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
  Net income............    $ 285         $ 33       $ 2,106     $ 967    $1,518
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities--
    Depreciation and
     amortization.......      128          205           319       132       230
    Provision for loss
     on accounts
     receivable.........      --            37           113        50        15
    Changes in operating
     assets
     and liabilities--
      Accounts
       receivable.......     (176)        (182)       (1,343)     (135)      456
      Due from
       TeleSpectrum
       Worldwide, Inc...      --           --            --        --        (42)
      Prepaid expenses
       and other........      (45)         (46)         (106)      (71)      (82)
      Accounts payable..       41           93            16        64       138
      Accrued expenses..       47           75           278       280       (70)
                            -----         ----       -------     -----    ------
        Net cash
         provided by
         operating
         activities.....      280          215         1,383     1,287     2,163
                            -----         ----       -------     -----    ------
INVESTING ACTIVITIES:
  Purchase of short-term
   investments..........      (41)         (35)         (205)      --        --
  Proceeds from short-
   term investments.....      --            62             9       --         40
  Purchases of property
   and equipment........      (37)         (69)         (398)     (143)      (92)
                            -----         ----       -------     -----    ------
        Net cash used in
         investing
         activities.....      (78)         (42)         (594)     (143)      (52)
                            -----         ----       -------     -----    ------
FINANCING ACTIVITIES:
  Bank overdraft........      --            82           (82)      (82)      --
  Repayment of capital
   lease obligations....     (207)        (264)         (259)     (134)     (232)
  Proceeds from demand
   note.................      --           --            500       --        --
  Repayment of demand
   note.................      --           --            --        --       (500)
  Distributions to
   shareholders.........      --           --           (248)      --       (120)
                            -----         ----       -------     -----    ------
        Net cash used in
         financing
         activities.....     (207)        (182)          (89)     (216)     (852)
                            -----         ----       -------     -----    ------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............       (5)          (9)          700       928     1,259
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD..............       14            9           --        --        700
                            -----         ----       -------     -----    ------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD.................    $   9         $ --       $   700     $ 928    $1,959
                            =====         ====       =======     =====    ======

        The accompanying notes are an integral part of these statements.

                               NBG SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  (INFORMATION AS OF JUNE 28, 1996 AND FOR THE
      TWENTY-SIX WEEKS ENDED JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  RG Associates, Inc., d/b/a NBG Services, Inc. was incorporated in June 1991. In April 1996, RG Associates, Inc., d/b/a NBG Services, Inc., amended its Articles of Incorporation to change the name of the corporation to NBG Services, Inc. (the "Company"). The Company provides outbound telemarketing data processing and fulfillment services in the financial services, telecommunications and high technology industries.

  The Company operates on a fifty-two, fifty-three week fiscal year ending on the last Friday of the calendar year.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISKS

  The Company recognizes revenues as services are performed for its clients. Cash received in advance of services performed is deferred and recorded as deferred revenue in the accompanying balance sheets. For the fiscal years ended December 31, 1993, December 30, 1994 and December 29, 1995, and the twenty-six weeks ended June 28, 1996 the Company had one, two, two and two clients, respectively, that each accounted for more than 10% of the Company's revenues. For the fiscal year ended December 31, 1993, one client accounted for 95% of the Company's revenues. For the fiscal year ended December 30, 1994, the two clients accounted for 13% and 77% of the Company's revenues, respectively. For the fiscal year ended December 29, 1995, the two clients accounted for 40% and 53% of the Company's revenues, respectively. For the twenty-six weeks ended June 28, 1996, the two clients accounted for 27% and 66% of the Company's revenue, respectively. The loss of either of these significant clients would have a material adverse effect on the Company's business.

  The concentration of credit risk is limited to trade accounts receivables and is subject to the financial conditions of the Company's clients. The Company does not require collateral or other securities to support customer receivables.

 CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Investments are held at market value, and at December 29, 1995 and June 28, 1996 were classified as short-term. Cash, cash equivalents and investments consisted of the following:

                                           DECEMBER 30,  DECEMBER 29,  JUNE 28,
                                               1994          1995        1996
                                           ------------ -------------- --------
                                                        (IN THOUSANDS)
   CASH:
     Money market and demand accounts.....    $ --           $700       $1,959
   INVESTMENTS:
     Common stocks........................       11           196          160
     Mutual funds.........................        3            14           10
                                              -----          ----       ------
                                              $  14          $910       $2,129
                                              =====          ====       ======

  The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115) effective January 1, 1994. This statement requires the Company to classify its investment securities as: (1) held to maturity, (2) available for sale or (3) held for trading purposes. At December 30, 1994, December 29, 1995, and June 28, 1996 all of the Company's short-term investments are classified as available for sale, therefore any unrealized holding gains or losses should be

                               NBG SERVICES, INC.

                  (INFORMATION AS OF JUNE 28, 1996 AND FOR THE
      TWENTY-SIX WEEKS ENDED JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

presented in a separate component of shareholders' equity. At December 30, 1994, December 29, 1995 and June 28, 1996, there were no significant unrealized holding gains or losses.

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the term of the lease. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or the lease term, whichever is shorter.

  Expenditures for maintenance, repairs and betterments which do not prolong the useful life of an asset have been charged to operations as incurred. Additions and betterments which substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

 STATEMENT OF CASH FLOWS

  For the fiscal years ended December 31, 1993, December 30, 1994, December 29, 1995 and the twenty-six weeks ended June 28, 1996, the Company paid interest of $76,000, $60,000, $55,000 and $54,000, respectively. For the fiscal years ended December 31, 1993, December 30, 1994, December 29, 1995 and the twenty-six weeks ended June 28, 1996 the Company financed equipment purchases with capital leases of $381,000, $302,000, $440,000 and $695,000, respectively.

 INCOME TAXES

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, the Company is not subject to federal income taxes, and the taxable income of the Company is included in the shareholders' tax returns. Therefore, no provision for federal and state income taxes has been made for the fiscal years ended December 31, 1993, December 30, 1994 and December 29, 1995 and the twenty-six weeks ended June 28, 1996.

  The Company is on the cash basis of accounting for income tax reporting purposes and on the accrual basis for financial reporting purposes. Therefore, the Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. At December 29, 1995, the Company's financial reporting basis of the net assets exceeds the tax basis of the net assets by approximately $1,500,000. In the event that the S Corporation is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 7), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state and local income taxes and expenses not deductible for tax purposes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amount of the demand note and capital lease obligations approximates fair value at December 29, 1995 and June 28, 1996.

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                               NBG SERVICES, INC.

                    (INFORMATION AS OF JUNE 28, 1996 AND THE
      TWENTY-SIX WEEKS ENDED JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of June 28, 1996 and the twenty six weeks ended June 30, 1995 and June 28, 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the twenty six weeks ended June 28, 1996 are not necessarily indicative of the results to be expected for the full year.

2. PROPERTY AND EQUIPMENT:

                                      USEFUL DECEMBER 30, DECEMBER 29, JUNE 28,
                                      LIVES      1994         1995       1996
                                      ------ ------------ ------------ --------
                                                       (IN THOUSANDS)
   Telemarketing equipment..........     5      $1,097       $1,845     $2,495
   Furniture and office equipment...     7         155          195        332
   Leasehold improvements...........     7         --            50         50
                                                ------       ------     ------
                                                 1,252        2,090      2,877
   Less--Accumulated depreciation
    and amortization................              (435)        (754)      (984)
                                                ------       ------     ------
                                                $  817       $1,336     $1,893
                                                ======       ======     ======

  Depreciation expense for the fiscal years ended December 31, 1993, December
30, 1994, December 29, 1995 and the twenty six weeks ended June 28, 1996 was
$128,000, $205,000, $319,000 and $230,000, respectively.

3. ACCRUED EXPENSES:
                                             DECEMBER 30, DECEMBER 29, JUNE 28,
                                                 1994         1995       1996
                                             ------------ ------------ --------
                                                       (IN THOUSANDS)
   Accrued compensation.............            $   84       $  174     $  293
   Accrued profit sharing...........               110          139        --
   Accrued telephone................                50           77         86
   Accrued other....................                15          147         88
                                                ------       ------     ------
                                                $  259       $  537     $  467
                                                ======       ======     ======

4. DEBT:
                                             DECEMBER 30, DECEMBER 29, JUNE 28,
                                                 1994         1995       1996
                                             ------------ ------------ --------
                                                       (IN THOUSANDS)
   Demand note......................            $  --        $  500     $  --
   Capitalized lease obligations
    (Note 5)........................               550          731      1,194
                                                ------       ------     ------
                                                   550        1,231      1,194
   Less-current portion.............              (273)        (777)      (434)
                                                ------       ------     ------
                                                $  277       $  454     $  760
                                                ======       ======     ======

  On December 29, 1995, the Company borrowed $500,000 from a bank under a demand note which bears interest at prime rate (8.5% at December 29, 1995). The note was repaid on March 29, 1996. Interest expense on this note was $15,000 for the twenty-six weeks ended June 28, 1996.

                               NBG SERVICES, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
                  (INFORMATION AS OF JUNE 28, 1996 AND FOR THE
      TWENTY-SIX WEEKS ENDED JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

  The Company has a line of credit with a bank which provides for maximum borrowings of $500,000. The line is collateralized by all of the assets of the Company and is personally guaranteed by the shareholders. The line of credit expires on May 31, 1997. At December 29, 1995 and June 28, 1996, there was no outstanding balance on this line of credit.

5. COMMITMENTS AND CONTINGENCIES:

  The Company leases facilities and equipment under capital and noncancelable operating leases through December, 2002. Interest rates on the capital leases range from 4% to 18%. Rent expense under operating leases for the fiscal years ended December 31, 1993, December 30, 1994, December 29, 1995 and the twenty-six weeks ended June 28, 1996 was $110,000, $213,000, $331,000 and $288,000,
respectively.

  Future minimum lease payments under the Company's leases as of December 29, 1995 are as follows:

                                                              OPERATING CAPITAL
                                                               LEASES   LEASES
                                                              --------- -------
                                                               (IN THOUSANDS)
   1996......................................................  $  747    $ 328
   1997......................................................     512      277
   1998......................................................     514      154
   1999......................................................     524       57
   2000......................................................     470      --
   Thereafter................................................     462      --
                                                               ------    -----
   Total minimum lease payments..............................  $3,229      816
                                                               ======
   Less--Amount representing interest........................              (85)
                                                                         -----
   Present value of future minimum lease payments............              731
                                                                         -----
   Less--Current portion of principal payments...............             (277)
                                                                         -----
                                                                         $ 454
                                                                         =====

  The Company subleases two of its facilities under noncancelable operating leases through December 31, 1996. Total minimum lease payments have not been reduced by the minimum sublease rentals of $90,000 due to the Company under these two noncancelable subleases.

6. EMPLOYEE BENEFIT PLANS:

  The Company sponsors a noncontributory profit sharing plan for employees. The Company's contributions to the plan are at the discretion of the Board of Directors. For the fiscal years ended December 31, 1993, December 30, 1994 and December 29, 1995 the Company's discretionary contributions to the plan were $75,000, $110,000 and $139,000, respectively. There were no contributions to the plan for the twenty-six weeks ended June 28, 1996.

  On January 1, 1996, the Company adopted a defined contribution 401(k) savings plan. The plan provides for a matching contribution by the Company based on employee contributions. Additional Company contributions may be made at the discretion of management. For the twenty six-weeks ended June 28, 1996, the Company contributed $9,000 to the plan.

7. SALE OF BUSINESS:

  In May 1996, an asset purchase agreement was signed among TeleSpectrum Worldwide Inc., a wholly-owned subsidiary of CRW Financial, Inc., the Company and the shareholders of the Company, whereby TeleSpectrum Worldwide agreed to purchase substantially all of the net assets of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Harris Direct Marketing, Inc. and Harris Fulfillment, Inc.:

  We have audited the accompanying combined balance sheets of Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. (Pennsylvania corporations) as of December 31, 1994 and 1995, and the related combined statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Philadelphia, Pa.,
 April 19, 1996

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                                    DECEMBER 31
                                                   ---------------    JUNE 30
                                                    1994    1995       1996
                                                   ------  -------  -----------
                                                                    (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................... $  975  $ 2,919    $  877
  Accounts receivable, net of reserves of $25,
   $161 and $77 at December 31, 1994, 1995 and
   June 30, 1996..................................  2,872    2,930     3,760
  Prepaid expenses and other......................    592      651       576
                                                   ------  -------    ------
    Total current assets..........................  4,439    6,500     5,213
PROPERTY AND EQUIPMENT, net.......................  4,270    4,139     4,135
OTHER ASSETS......................................     64      164        53
                                                   ------  -------    ------
    Total assets.................................. $8,773  $10,803    $9,401
                                                   ======  =======    ======
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt............... $  349  $   299    $  309
  Accounts payable................................    338      362       267
  Accrued expenses................................    616      635       442
  Customer advances...............................    876    1,463       753
                                                   ------  -------    ------
    Total current liabilities.....................  2,179    2,759     1,771
                                                   ------  -------    ------
LONG-TERM DEBT....................................  1,863    1,530     1,390
                                                   ------  -------    ------
DEFERRED RENT.....................................    116      120       139
                                                   ------  -------    ------
OTHER NONCURRENT LIABILITIES......................     35       19        31
                                                   ------  -------    ------
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Common stock (Harris Direct Marketing, Inc.), no
   par value, 10,000 shares authorized, 99 shares
   issued.........................................      1        1         1
  Common stock (Harris Fulfillment, Inc.), $1 par
   value, 1,000 shares authorized, 111 1/9 shares
   issued and outstanding.........................    --       --        --
  Additional paid-in capital......................     45       45        45
  Retained earnings...............................  4,659    6,454     6,149
  Treasury stock, at cost.........................   (125)    (125)     (125)
                                                   ------  -------    ------
    Total shareholders' equity....................  4,580    6,375     6,070
                                                   ------  -------    ------
    Total liabilities and shareholders' equity.... $8,773  $10,803    $9,401
                                                   ======  =======    ======

        The accompanying notes are an integral part of these statements.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                  FOR THE YEAR ENDED      FOR THE SIX MONTHS
                                     DECEMBER 31             ENDED JUNE 30
                                ------------------------  --------------------
                                  1993   1994     1995      1995       1996
                                ------  -------  -------  ---------  ---------
                                                              (UNAUDITED)
REVENUES....................... $7,018  $10,115  $12,690     $7,525     $5,367
                                ------  -------  -------  ---------  ---------
OPERATING EXPENSES:
  Cost of services.............  3,834    5,530    6,402      3,543      2,762
  Selling, general and
   administrative expenses.....  2,473    2,680    2,986      1,431      1,521
                                ------  -------  -------  ---------  ---------
    Total operating expenses...  6,307    8,210    9,388      4,974      4,283
                                ------  -------  -------  ---------  ---------
    Operating income...........    711    1,905    3,302      2,551      1,084
INTEREST INCOME................     21        9       70         20         46
INTEREST EXPENSE...............   (163)    (195)    (214)      (117)       (79)
                                ------  -------  -------  ---------  ---------
NET INCOME..................... $  569  $ 1,719  $ 3,158     $2,454  $   1,051
                                ======  =======  =======  =========  =========
PRO FORMA DATA (UNAUDITED)
  Historical net income........ $  569  $ 1,719  $ 3,158  $   2,454  $   1,051
  Pro forma provision for in-
   come taxes..................    271      784    1,425      1,110        474
                                ------  -------  -------  ---------  ---------
  Pro forma net income......... $  298  $   935  $ 1,733  $   1,344  $     577
                                ======  =======  =======  =========  =========

        The accompanying notes are an integral part of these statements.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                          HARRIS DIRECT         HARRIS
                         MARKETING, INC.   FULFILLMENT, INC.
                          COMMON STOCK       COMMON STOCK         ADDITIONAL                        TOTAL
                         ----------------  ---------------------   PAID-IN   RETAINED  TREASURY SHAREHOLDERS'
                         SHARES   AMOUNT    SHARES       AMOUNT    CAPITAL   EARNINGS   STOCK      EQUITY
                         -------  -------  --------     --------  ---------- --------  -------- -------------
BALANCE, JANUARY 1,
 1993...................       99  $     1      111 1/9  $    --     $ 45    $ 2,544    $(125)     $ 2,465
 Net income.............      --       --        --           --      --         569      --           569
 Distributions..........      --       --        --           --      --         (27)     --           (27)
                          -------  -------  --------     --------    ----    -------    -----      -------
BALANCE, DECEMBER 31,
 1993...................       99        1      111 1/9       --       45      3,086     (125)       3,007
 Net income.............      --       --        --           --      --       1,719      --         1,719
 Distributions..........      --       --        --           --      --        (146)     --          (146)
                          -------  -------  --------     --------    ----    -------    -----      -------
BALANCE, DECEMBER 31,
 1994...................       99        1      111 1/9       --       45      4,659     (125)       4,580
 Net income.............      --       --        --           --      --       3,158      --         3,158
 Distributions..........      --       --        --           --      --      (1,363)     --        (1,363)
                          -------  -------  --------     --------    ----    -------    -----      -------
BALANCE, DECEMBER 31,
 1995...................       99        1      111 1/9       --       45      6,454     (125)       6,375
 Net income
  (unaudited)...........      --       --        --           --      --       1,051      --         1,051
 Distributions
  (unaudited)...........      --       --        --           --      --      (1,356)     --        (1,356)
                          -------  -------  --------     --------    ----    -------    -----      -------
BALANCE, JUNE 30, 1996
 (unaudited)............       99  $     1      111 1/9  $    --     $ 45    $ 6,149    $(125)     $ 6,070
                          =======  =======  ========     ========    ====    =======    =====      =======

        The accompanying notes are an integral part of these statements.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 FOR THE SIX
                                        FOR THE YEAR ENDED      MONTHS ENDED
                                           DECEMBER 31             JUNE 30
                                      ------------------------  --------------
                                         1993   1994    1995     1995    1996
                                      -------  ------  -------  ------  ------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net income......................... $   569  $1,719  $ 3,158  $2,454  $1,051
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities--
    Depreciation and amortization....     436     527      591     286     309
    Provision for loss on accounts
     receivable......................      31      25      136      42      29
    Provision for deferred rent......      22      94        4       2      18
    Changes in operating assets and
     liabilities--
      Accounts receivable............  (1,265)   (628)    (195)   (658)   (858)
      Prepaid expenses and other.....    (330)    (51)    (159)     (1)    186
      Accounts payable...............     305    (152)      24      87     (94)
      Accrued expenses...............      44     160        3    (136)   (182)
      Customer advances..............     418     189      587      60    (710)
                                      -------  ------  -------  ------  ------
        Net cash provided by (used
         in) operating activities....     230   1,883    4,149   2,136    (251)
                                      -------  ------  -------  ------  ------
INVESTING ACTIVITIES:
  Proceeds from the sale of property
   and equipment.....................     255     --       --      --      --
  Purchases of property and
   equipment.........................    (684)   (903)    (460)   (325)   (305)
                                      -------  ------  -------  ------  ------
        Net cash used in investing
         activities..................    (429)   (903)    (460)   (325)   (305)
                                      -------  ------  -------  ------  ------
FINANCING ACTIVITIES:
  Net borrowings (repayments) on
   lines of credit...................     --     (250)     --      --      --
  Repayment of long-term debt........    (398)   (360)    (382)   (174)   (146)
  Proceeds from long-term debt.......     489     417      --      --       16
  Shareholder distributions..........     (27)   (146)  (1,363) (1,060) (1,356)
                                      -------  ------  -------  ------  ------
        Net cash provided by (used
         in) financing activities....      64    (339)  (1,745) (1,234) (1,486)
                                      -------  ------  -------  ------  ------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................    (135)    641    1,944     577  (2,042)
CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD...........................     469     334      975     975   2,919
                                      -------  ------  -------  ------  ------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD.............................. $   334  $  975  $ 2,919  $1,552  $  877
                                      =======  ======  =======  ======  ======

        The accompanying notes are an integral part of these statements.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. (together the Company) are a regional, vertically-integrated direct mail and fulfillment organization which provides its services primarily to companies in the pharmaceutical, financial services and insurance industries.

  The financial statements reflect the combined financial position, results of operations and cash flows of Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. The Companies are engaged in related operations, and are owned by the same shareholders who have identical ownership in each entity. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISKS

  The Company recognizes revenues on programs as services are performed for its clients based upon hours incurred. Cash received in advance of services performed is deferred and recorded as customer advances in the accompanying balance sheets. For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, the Company had one customer in the pharmaceutical industry which accounted for 17.0%, 32.0%, 44.0% and 46.0%, respectively, of the Company's revenues. The loss of this significant customer would have a material adverse effect on the Company's business.

  The concentration of credit risk is limited to trade accounts receivables and is subject to the financial conditions of the Company's customers. The Company does not require collateral or other securities to support customer receivables.

 CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents were composed primarily of investments in money market funds.

  The Company maintains cash accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits and believes that they are not exposed to any significant risks on their cash accounts.

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives.

  Expenditures for maintenance, repairs and improvements that do not prolong the useful life of an asset have been charged to operations as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

 STATEMENT OF CASH FLOWS

  For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, the Company paid interest of $150,000, $197,000, $222,000 and
$70,000, respectively.

 INCOME TAXES

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, the Company is not subject to federal income taxes, and the taxable income of the Company is included in the shareholders' tax returns. The Company has also elected S Corporation status for state income tax purposes. Therefore, no provision for federal and state income taxes has been made for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996.

  The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. The principal differences relate to timing of the recognition of bad debt expense, and the use of accelerated methods of depreciation for income tax purposes. At December 31, 1995, the Company's financial reporting basis of the net assets exceeds the tax basis of the net assets by approximately $300,000. In the event that the S Corporation is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 9), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state and local income taxes and expenses not deductible for tax purposes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amount of long-term debt obligations approximates fair value at the balance sheet dates.

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL SERVICES

  The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

2. PREPAID EXPENSES AND OTHER:

                                                            DECEMBER 31
                                                            ----------- JUNE 30
                                                            1994  1995   1996
                                                            ----- ----- -------
                                                              (IN THOUSANDS)
   Prepaid postage......................................... $ 418 $ 498  $433
   Other...................................................   174   153   143
                                                            ----- -----  ----
                                                            $ 592 $ 651  $576
                                                            ===== =====  ====

3. PROPERTY AND EQUIPMENT:

                                                   DECEMBER 31
                                          USEFUL ----------------  JUNE 30
                                          LIVES     1994   1995      1996
                                          ------ -------  -------  -------
                                                     (IN THOUSANDS)
   Machinery and equipment...............  5-10  $ 3,344  $ 3,543  $ 3,582
   Furniture and office equipment........  5-10      814      969    1,231
   Building and building improvements.... 10-30    2,341    2,345    2,349
   Leasehold improvements................    15       41       41       41
   Land..................................             80       80       80
                                                 -------  -------  -------
                                                   6,620    6,978    7,283
   Less--Accumulated depreciation and
    amortization.........................         (2,350)  (2,839)  (3,148)
                                                 -------  -------  -------
                                                 $ 4,270  $ 4,139  $ 4,135
                                                 =======  =======  =======

  Depreciation expense for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1996 was $436,000, $527,000, $591,000, and
$309,000, respectively.

4. ACCRUED EXPENSES:

                                                         DECEMBER 31
                                                         ----------- JUNE 30
                                                          1994 1995    1996
                                                         ----- ----- -------
                                                          (IN THOUSANDS)
   Accrued vacation..................................... $ 217 $ 210 $210
   Accrued compensation.................................   139   161   48
   Accrued other........................................   260   264  184
                                                         ----- ----- ----
                                                         $ 616 $ 635 $442
                                                         ===== ===== ====

5. LINES OF CREDIT:

  The Company had two lines of credit with the same bank that expired in April 1996 and had a combined borrowing limit of $850,000. The lines bear interest at the bank's prime rate (9.0% at December 31, 1994 and 8.25% at December 31, 1995). The Company had no outstanding balances on the lines of credit at December 31, 1994 and 1995. The maximum borrowed under the lines was $390,000 and $850,000 in 1994 and 1995, respectively, and the average amount outstanding was $128,000 and $212,000 in 1994 and 1995, respectively. The weighted average interest rate during 1994 and 1995 was approximately 6.92% and 9.0%, respectively.

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

6. LONG-TERM DEBT:

                                                       DECEMBER 31
                                                      -------------  JUNE 30
                                                        1994  1995    1996
                                                      ------ ------ --------
                                                         (IN THOUSANDS)
   Mortgage payable to bank, payable in variable
    monthly installments including interest at the
    bank's prime rate plus .75% (10.25% at December
    31, 1995) through June 2005...................... $1,317 $1,245 $1,202
   Note payable to bank, payable in monthly
    installments of $17,000 plus interest at 8.25%
    through October 1998.............................    791    584    481
   Note payable to bank, payable in monthly
    installments of $4,000 plus interest at 7%
    through December 1996............................     93    --     --
   Note payable to bank, payable in monthly
    installments of $2,000 plus interest at prime
    plus 1% through March 1995.......................      5    --     --
   Other.............................................      6    --      16
                                                      ------ ------ ------
                                                       2,212  1,829  1,699
   Less--Current portion.............................    349    299    309
                                                      ------ ------ ------
                                                      $1,863 $1,530 $1,390
                                                      ====== ====== ======

  In November 1994, the Company refinanced $509,000 of its outstanding debt with an $825,000 note with the same bank. The net proceeds were used to finance additional equipment purchases.

  The mortgage and notes payable are with the same bank and are collateralized by all of the Company's assets. Minimum principal repayments of long-term debt as of December 31, 1995, are as follows (in thousands):

   1996.................................................................. $  299
   1997..................................................................    298
   1998..................................................................    273
   1999..................................................................    112
   2000..................................................................    124
   Thereafter............................................................    723
                                                                          ------
                                                                          $1,829
                                                                          ======

           HARRIS DIRECT MARKETING, INC. AND HARRIS FULFILLMENT, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)
                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

7. COMMITMENTS AND CONTINGENCIES:

  The Company leases facilities through August 31, 2002. Rent expense under operating leases for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 was $272,000, $568,000, $583,000 and $285,000,
respectively.

  Future minimum lease payments under the Company's operating leases as of December 31, 1995, are as follows (in thousands):

                                                                      OPERATING
                                                                       LEASES
                                                                      ---------
   1996..............................................................  $  567
   1997..............................................................     357
   1998..............................................................     388
   1999..............................................................     433
   2000..............................................................     464
   Thereafter........................................................     821
                                                                       ------
   Total minimum lease payments......................................  $3,030
                                                                       ======

  The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

8. PROFIT SHARING PLAN:

  The Company has a noncontributory profit sharing plan to provide retirement benefits to its eligible employees. The amount of the Company's contribution is determined at the discretion of the Company's Board of Directors. For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 the Company contributed $62,000, $55,000, $49,000 and $0, respectively, to the profit sharing plan.

9. SALE OF BUSINESS:

  In April 1996, an asset purchase agreement was entered into among CRW Financial Inc. ("CRW"), the Company and the shareholders of the Company, whereby TeleSpectrum Worldwide Inc., a wholly-owned subsidiary of CRW agreed to purchase substantially all of the net assets of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Reich Group Companies:

  We have audited the accompanying combined balance sheets of The Reich Group Companies identified in Note 1 as of December 31, 1994 and 1995, and the related combined statements of operations, shareholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Reich Group Companies as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Philadelphia, Pa.,
 April 24, 1996

                           THE REICH GROUP COMPANIES

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                                     DECEMBER 31
                                                    --------------   JUNE 30,
                                                     1994    1995      1996
                                                    ------  ------  -----------
                                                                    (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash............................................. $   31  $  220    $  371
  Accounts receivable, net of reserves of $16 in
   1994, and $73 in 1995 and $45 in 1996...........    691   2,544     3,511
  Due from shareholder.............................     49     132       135
  Prepaid expenses and other.......................     87      79       129
                                                    ------  ------    ------
    Total current assets...........................    858   2,975     4,146
EQUIPMENT AND FURNITURE, net.......................    248   1,328     2,193
OTHER ASSETS.......................................      5      15        21
                                                    ------  ------    ------
    Total assets................................... $1,111  $4,318    $6,360
                                                    ======  ======    ======
  LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Line of credit................................... $   70  $   --    $   --
  Current portion of long-term debt................    102     155       246
  Current portion of deferred rent.................     68      68        68
  Accounts payable.................................    370     930       548
  Accrued salaries and wages.......................    128     363       527
  Notes payable to shareholder.....................     --     570        70
  Other current liabilities........................    179      68        33
                                                    ------  ------    ------
    Total current liabilities......................    917   2,154     1,492
                                                    ------  ------    ------
LONG-TERM DEBT.....................................    273     371       414
                                                    ------  ------    ------
DEFERRED RENT......................................    193     125        91
                                                    ------  ------    ------
COMMITMENTS AND CONTINGENCIES (Note 6)
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock (see Note 8)........................      2       2         2
  Additional paid-in capital.......................    350     450       450
  Retained earnings (deficit)......................   (385)  1,455     4,150
  Treasury stock, at cost (TRG/Communications, Inc.
   150 shares).....................................   (239)   (239)     (239)
                                                    ------  ------    ------
    Total shareholder's equity (deficit)...........   (272)  1,668     4,363
                                                    ------  ------    ------
    Total liabilities and shareholder's equity
     (deficit)..................................... $1,111  $4,318    $6,360
                                                    ======  ======    ======

        The accompanying notes are an integral part of these statements.

                           THE REICH GROUP COMPANIES

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                FOR THE SIX
                                       FOR THE YEAR ENDED       MONTHS ENDED
                                           DECEMBER 31            JUNE 30
                                      -----------------------  ---------------
                                       1993    1994    1995     1995    1996
                                      ------  ------  -------  ------  -------
                                                                (UNAUDITED)
REVENUES............................. $4,375  $5,424  $12,253  $5,521  $11,347
                                      ------  ------  -------  ------  -------
OPERATING EXPENSES:
  Cost of services...................  3,172   4,225    7,836   3,417    6,692
  Selling, general and administrative
   expenses..........................  1,111     976    2,534     665    1,199
                                      ------  ------  -------  ------  -------
    Total operating expenses.........  4,283   5,201   10,370   4,082    7,891
                                      ------  ------  -------  ------  -------
    Operating income.................     92     223    1,883   1,439    3,456
INTEREST INCOME......................     16      13       14       8       15
INTEREST EXPENSE.....................    (37)    (37)     (57)    (35)     (46)
                                      ------  ------  -------  ------  -------
NET INCOME........................... $   71  $  199  $ 1,840  $1,412  $ 3,425
                                      ======  ======  =======  ======  =======
PRO FORMA DATA (UNAUDITED)
  Historical net income.............. $   71  $  199  $ 1,840  $1,412  $ 3,425
  Pro forma provision for income
   taxes.............................     39      97      746     578    1,397
                                      ------  ------  -------  ------  -------
  Pro forma net income............... $   32  $  102  $ 1,094  $  834  $ 2,028
                                      ======  ======  =======  ======  =======

        The accompanying notes are an integral part of these statements.

                           THE REICH GROUP COMPANIES

             COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                      (IN THOUSANDS - EXCEPT SHARE DATA)

                                                       DIALDIRECT
                     THE REICH                            TELE-          TRG/ COMMUNI- INSUREDIRECT
                    GROUP, INC.  DIALDIRECT, INC.    MARKETING, LTD.     CATIONS, INC.  AGENCY INC.
                   ------------- ------------------  ------------------  ------------- -------------
                   COMMON STOCK    COMMON STOCK       COMMON STOCK       COMMON STOCK  COMMON STOCK  ADDITIONAL RETAINED
                   ------------- ------------------  ------------------  ------------- -------------  PAID-IN   EARNINGS  TREASURY
                   SHARES AMOUNT  SHARES    AMOUNT   SHARES    AMOUNT    SHARES AMOUNT SHARES AMOUNT  CAPITAL   (DEFICIT)  STOCK
                   ------ ------ --------  --------  -------   --------  ------ ------ ------ ------ ---------- --------- --------
BALANCE, JANUARY
1, 1993..........   100    $--        100   $    --       100   $    --   150    $ 2    100    $--      $350     $ (655)   $(239)
 Net income......   --      --        --         --       --         --   --     --     --      --       --          71      --
                    ---    ----   -------   --------  -------   --------  ---    ---    ---    ----     ----     ------    -----
BALANCE, DECEMBER
31, 1993.........   100     --        100        --       100        --   150      2    100     --       350       (584)    (239)
 Net income......   --      --        --         --       --         --   --     --     --      --       --         199      --
                    ---    ----   -------   --------  -------   --------  ---    ---    ---    ----     ----     ------    -----
BALANCE, DECEMBER
31, 1994.........   100     --        100        --       100        --   150      2    100     --       350       (385)    (239)
 Capital
 contribution to
 Dial Direct
 Telemarketing,
 Ltd. by
 shareholder.....   --      --        --         --       --         --   --     --     --      --       100        --       --
 Net income......   --      --        --         --       --         --   --     --     --      --       --       1,840      --
                    ---    ----   -------   --------  -------   --------  ---    ---    ---    ----     ----     ------    -----
BALANCE, DECEMBER
31, 1995.........   100     --        100        --       100        --   150      2    100     --       450      1,455     (239)
                    ---    ----   -------   --------  -------   --------  ---    ---    ---    ----     ----     ------    -----
 Net income
 (unaudited).....   --      --        --         --       --         --   --     --     --      --       --       3,425      --
 Distribution to
 shareholder
 (unaudited).....   --      --        --         --       --         --   --     --     --      --       --        (730)     --
                    ---    ----   -------   --------  -------   --------  ---    ---    ---    ----     ----     ------    -----
BALANCE, JUNE 30,
1996
(unaudited)......   100    $--        100   $    --       100   $    --   150    $ 2    100    $--      $450     $4,150    (239)
                    ===    ====   =======   ========  =======   ========  ===    ===    ===    ====     ====     ======    =====
                       TOTAL
                   SHAREHOLDER'S
                      EQUITY
                     (DEFICIT)
                   -------------
BALANCE, JANUARY
1, 1993..........     $ (542)
 Net income......         71
                   -------------
BALANCE, DECEMBER
31, 1993.........       (471)
 Net income......        199
                   -------------
BALANCE, DECEMBER
31, 1994.........       (272)
 Capital
 contribution to
 Dial Direct
 Telemarketing,
 Ltd. by
 shareholder.....        100
 Net income......      1,840
                   -------------
BALANCE, DECEMBER
31, 1995.........      1,668
                   -------------
 Net income
 (unaudited).....      3,425
 Distribution to
 shareholder
 (unaudited).....       (730)
                   -------------
BALANCE, JUNE 30,
1996
(unaudited)......     $4,363
                   =============

       The accompanying notes are an integral part of these statements.

                           THE REICH GROUP COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 FOR THE SIX
                                         FOR THE YEAR ENDED     MONTHS ENDED
                                             DECEMBER 31           JUNE 30
                                         ---------------------  --------------
                                         1993   1994    1995     1995    1996
                                         -----  -----  -------  ------  ------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net income............................ $  71  $ 199  $ 1,840  $1,412  $3,425
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities--
    Depreciation and amortization.......   106    143      220      87     213
    Amortization of deferred rent.......   (68)   (68)     (68)    (33)    (33)
    Loss on disposal of property........     8      1        7     --      --
    Changes in operating assets and
     liabilities--
      Accounts receivable...............   (34)  (193)  (1,853)   (959)   (967)
      Due from shareholder..............    57    (40)     (83)    (16)     (3)
      Prepaid expenses and other
       assets...........................   227    (33)      (2)   (115)    (56)
      Accounts payable..................  (348)    88      560     543    (382)
      Accrued salaries and wages........   (43)    37      235     126     164
      Other current liabilities.........    20     85     (111)     46     (35)
                                         -----  -----  -------  ------  ------
        Net cash provided by (used in)
         operating activities...........    (4)   219      745   1,091   2,326
                                         -----  -----  -------  ------  ------
INVESTING ACTIVITIES:
  Purchases of furniture and equipment,
   net of capital lease obligations of
   $178 in 1993 and $95 in 1995.........   (37)  (138)  (1,212)   (595)   (829)
                                         -----  -----  -------  ------  ------
        Net cash used in investing
         activities.....................   (37)  (138)  (1,212)   (595)   (829)
                                         -----  -----  -------  ------  ------
FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of
   credit...............................    60     10      (70)    (70)    --
  Repayment of long-term debt...........   (97)   (88)    (109)    (45)   (116)
  Proceeds from long-term debt..........    76    --       165     --      --
  Capital contribution to DialDirect
   Telemarketing, Ltd. from
   shareholder..........................   --     --       100     --      --
  Proceeds from (repayment of) notes
   payable to shareholder...............   --     --       570     --     (500)
  Distribution to shareholder...........   --     --       --      --     (730)
                                         -----  -----  -------  ------  ------
        Net cash provided by (used in)
         financing activities...........    39    (78)     656    (115) (1,346)
                                         -----  -----  -------  ------  ------
NET INCREASE (DECREASE) IN CASH.........    (2)     3      189     381     151
CASH, BEGINNING OF PERIOD...............    30     28       31      31     220
                                         -----  -----  -------  ------  ------
CASH, END OF PERIOD..................... $  28  $  31  $   220  $  412  $  371
                                         =====  =====  =======  ======  ======

        The accompanying notes are an integral part of these statements.

                           THE REICH GROUP COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  The Reich Group Companies (the "Company") offers telemarketing services to clients in the financial services, insurance, telecommunications and publishing industries. In 1995, the Company derived 93% of its revenue from telemarketing activities.

  The 1993, 1994 and 1995 financial statements reflect the combined financial position, results of operations and cash flows of The Reich Group, Inc., DialDirect, Inc., DialDirect Telemarketing, LTD., TRG/Communications, Inc. and InsureDirect Agency, Inc. The accompanying financial statements are presented on a combined basis, as all companies are owned by the same shareholder. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

  The Company recognizes revenues on programs as services are performed for customers, generally based upon hours incurred. For the years ended December 31, 1993, 1994, 1995 and for the six months ended June 30, 1996, the Company had three, two, four and three clients, respectively, that each accounted for more than 10% of the Company's revenues. For the year ended December 31, 1993, the three clients accounted for 36%, 21% and 11% of the Company's revenues, respectively. For the year ended December 31, 1994, the two clients accounted for 47% and 24% of the Company's revenues, respectively. For the year ended December 31, 1995, the four clients accounted for 46%, 12%, 15% and 15% of the Company's revenues, respectively. For the six months ended June 30, 1996 the three clients accounted for 43%, 10% and 34% of the Company's revenues, respectively. The loss of one or more of these major clients could have a materially adverse effect on the Company's business.

  The concentration of credit risk is limited to trade accounts receivables and is subject to the financial and industry conditions of the Company's customers. The Company does not require collateral or other securities to support customer receivables.

 CASH

  The Company maintains cash accounts which, at times, may exceed federally insured limits. The Company has not experienced losses from maintaining cash accounts in excess of federally insured limits. The Company believes that it is not exposed to significant credit risk in relation to their cash accounts.

 EQUIPMENT AND FURNITURE

  Equipment and furniture are recorded at cost. Equipment and furniture capitalized under capital leases are recorded at the present value of the minimum lease payments due over the term of the lease. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of five to seven years.

  Expenditures for maintenance, repairs and betterments which do not prolong the useful life of an asset are charged to expense as incurred. Additions and betterments which extend the useful life of the properties are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

                           THE REICH GROUP COMPANIES

(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

 PROFIT SHARING PLAN

  The Company has a noncontributory profit sharing plan covering all eligible employees. Contributions to the plan are at the sole discretion of the management. Contributions of $40,000, and $62,000 were made for the years ended December 31, 1993 and 1994, respectively. No contribution was made for the year ended December 31, 1995, or for the six months ended June 30, 1996.

 STATEMENT OF CASH FLOWS

  For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, the Company paid interest of $37,000, $37,000, $57,000 and $46,000.

 INCOME TAXES

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, the Company is not subject to federal or state income taxes, and the taxable income of the Company is included in the shareholder's tax returns. Therefore, no provision for federal and state income taxes has been made for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1996.

  The Company is on the cash basis of accounting for income tax reporting purposes and on the accrual basis for financial reporting purposes. Therefore, the Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. At December 31, 1995, the Company's financial reporting basis of the net assets exceeds the tax basis of the net assets by approximately $934,000. In the event that the S Corporation status is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 9), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state and local taxes and expenses not deductible for tax purposes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amount of long-term debt and capital lease obligations approximates fair value at the balance sheet dates.

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

                           THE REICH GROUP COMPANIES

(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

2. EQUIPMENT AND FURNITURE:

                                                  DECEMBER 31
                                         USEFUL ----------------  JUNE 30
                                         LIVES   1994     1995      1996
                                         ------ -------  -------  -------
                                                    (IN THOUSANDS)
   Telemarketing equipment..............   5    $   471  $ 1,766  $ 2,477
   Furniture and office equipment.......  5-7       777      768    1,034
   Leasehold improvements...............   7         60       76      177
                                                -------  -------  -------
                                                  1,308    2,610    3,688
   Less--Accumulated depreciation and
    amortization........................         (1,060)  (1,282)  (1,495)
                                                -------  -------  -------
                                                $   248  $ 1,328  $ 2,193
                                                =======  =======  =======

  Depreciation expense for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 was $106,000, $143,000, $220,000 and
$213,000, respectively.

3. OTHER CURRENT LIABILITIES:

                                                             DECEMBER 31
                                                             ----------- JUNE 30
                                                             1994  1995   1996
                                                             ----- ----- -------
                                                               (IN THOUSANDS)
   Accrued profit sharing................................... $  62 $ --   $--
   Advance billings.........................................    82    60    26
   Other accrued liabilities................................    35     8     7
                                                             ----- -----  ----
                                                             $ 179 $  68  $ 33
                                                             ===== =====  ====

4. LINE OF CREDIT:

  The Company has a revolving line of credit with a bank which provides for maximum borrowings of $700,000. Borrowings under the line are limited to 60% of eligible accounts receivable, as defined. The line is collateralized by the Company's accounts receivable and general intangibles, a second mortgage on the personal residences of the Company's shareholder and his wife and other personal assets of the Company's shareholder and his wife. The line is also personally guaranteed by the Company's shareholder and his wife. At December 31, 1995 and June 30, 1996, there was no outstanding balance on this line of credit. Interest on the outstanding balance is payable monthly and accrues on borrowings under the revolving line of credit at the bank's base rate (10.5% at December 31, 1995).

  The agreement shall continue until all indebtedness to the bank has been repaid in full and the parties terminate the agreement.

                           THE REICH GROUP COMPANIES

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

5. LONG-TERM DEBT:

                                                         DECEMBER 31
                                                         ------------  JUNE 30
                                                         1994   1995    1996
                                                         -----  -----  -------
                                                           (IN THOUSANDS)
   Note payable to bank, interest is payable monthly at
    the bank's rate plus 1/2% (11% on December 31,
    1995). Principal due in monthly installments of
    $4,000 through August 1998. This note is collater-
    alized by accounts receivable, equipment and other
    assets of the Company and a second mortgage on the
    personal residences of the Company's shareholder
    and his wife. Payment on the note is also guaran-
    teed by the Company's shareholder and his wife.....  $ 140  $ 105   $  86
   Note payable to regional industrial development au-
    thority, interest accrues at 5%, principal and in-
    terest due in monthly installments of $3,000
    through August 2000, collateralized by specified
    furniture and equipment of the Company.............    --     155     140
   Payable to landlord, no stated interest (discounted
    at 8.9%), unsecured, due in varying monthly in-
    stallments from $3,000 to $4,000 through October
    31, 1998...........................................    117     96      79
   Capitalized lease obligations (Note 6)..............    118    170     355
                                                         -----  -----   -----
                                                           375    526     660
   Less--Current portion...............................   (102)  (155)   (246)
                                                         -----  -----   -----
                                                         $ 273  $ 371   $ 414
                                                         =====  =====   =====

  Minimum principal repayments of long-term debt as of December 31, 1995, excluding capitalized lease obligations (see Note 6), are as follows (in thousands):

   1996.................................................................... $ 95
   1997....................................................................  111
   1998....................................................................   91
   1999....................................................................   35
   2000....................................................................   24
                                                                            ----
                                                                            $356
                                                                            ====

  In December 1995, the City of Wheeling, West Virginia issued a commitment to provide $235,000 of financing at 5% interest for a term of five years. Additionally, the West Virginia Economic Development Authority issued a commitment to provide $500,000 of financing at prime less 4% (minimum rate of 5%) interest for a term of five years. Each loan is to be collateralized by the furniture and equipment in the Company's West Virginia facility.

  In 1995, the Company received a grant of $187,000 from the West Virginia Economic Development Authority as a reimbursement for certain costs in connection with the establishment of a calling center in West Virginia. The grant has been recorded as an offset to cost of services in the combined statement of income.

                           THE REICH GROUP COMPANIES

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES:

  The Company leases facilities and equipment under capital and noncancelable operating leases with terms through 2000. Interest rates on the capital leases range from 11.0% to 15.5%. At December 31, 1995, the capital leases are collateralized by telemarketing equipment with a book value of $137,000 (net of accumulated amortization of $313,000). Rent expense under operating leases for the years ended December 31, 1993, 1994, 1995, and the six months ended June 30, 1996 was $132,000, $140,000, $195,000, and $103,000, respectively.

  Future minimum lease payments under the Company's leases as of December 31, 1995 are as follows (in thousands):

                                                               OPERATING CAPITAL
                                                                LEASES   LEASES
                                                               --------- -------
   1996.......................................................   $238     $ 78
   1997.......................................................    220       78
   1998.......................................................    188       44
   1999.......................................................     11        1
   2000.......................................................      1      --
                                                                 ----     ----
   Total minimum lease payments...............................   $658      201
                                                                 ====
   Less--Amount representing interest.........................             (31)
                                                                          ----
   Present value of future minimum lease payments.............             170
   Less--Current portion of principal payments................             (60)
                                                                          ----
                                                                          $110
                                                                          ----

  In February 1996, the Company entered into an additional capital lease for the acquisition of furniture and equipment for the Company's Delaware facility. The total amount of the future lease commitment was $250,000 with monthly payments of $8,000 for 36 months.

  In November and December 1995, the Company entered into two leases for new office space in connection with the expansion of its telemarketing facilities in Delaware and West Virginia. The lease for the Delaware facility commenced on January 1, 1996 with a minimum monthly rental payment of $6,000 for a term of three years. The lease for the West Virginia facility commenced on April 1, 1996 with a minimum monthly rental payment of $10,000 beginning June 15, 1996 for a term of five years.

  The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

7. NOTES PAYABLE TO SHAREHOLDER:

  In December 1995, the Company received the proceeds from two demand notes payable to its shareholder for $500,000 (repaid subsequent to December 31, 1995) and $70,000, respectively. The remaining note of $70,000 accrues interest at 8%.

                           THE REICH GROUP COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

8. COMMON STOCK:

  The description of the Company's common stock is as follows:

                                                                       COMMON
                                                                        STOCK
                                                                      PAR VALUE
                                                                      ---------
   The Reich Group, Inc.
      $1 par value, 1,000 shares authorized, 100 shares issued and outstanding....................................................  $  100
   DialDirect, Inc.
      $1 par value, 1,000 shares authorized, 100 shares issued and
      outstanding....................................................     100
   DialDirect Telemarketing, Ltd.
      $1 par value, 1,000 shares authorized, 100 shares issued and
      outstanding....................................................     100
   TRG/Communications, Inc.
      $2,000 stated value, 150 shares outstanding....................   2,000
   InsureDirect Agency, Inc.
      $1 par value, 1,000 shares authorized, 100 shares issued and
      outstanding....................................................     100
                                                                       ------
                                                                       $2,400
                                                                       ======

9. SALE OF BUSINESS:

  In April 1996, an asset purchase agreement was entered into among CRW Financial Inc. ("CRW"), the Company and the shareholder of the Company whereby TeleSpectrum Worldwide Inc., a wholly-owned subsidiary of CRW agreed to purchase substantially all of the net assets of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Response Center, Inc. and The Tab House, Inc.:

  We have audited the accompanying combined balance sheets of The Response Center, Inc. and The Tab House, Inc. (Pennsylvania corporations) as of September 30, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for each of the two fiscal years in the period ended September 30, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Response Center, Inc. and The Tab House, Inc. as of September 30, 1994 and 1995, and the results of their operations and their cash flows for each of the two fiscal years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the combined financial statements, the Company changed its method of accounting for marketable securities in fiscal 1995.

                                          Arthur Andersen LLP
Philadelphia, Pa.,
 April 26, 1996

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                        SEPTEMBER 30
                                        -------------  MARCH 31,   JUNE 30,
                                         1994   1995     1996        1996
                                        ------ ------ ----------- -----------
                                                      (UNAUDITED) (UNAUDITED)
                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............ $   72 $  282   $  641      $  744
  Marketable securities................    248    324      310         313
  Accounts receivable, net of reserves
   of $32, $28, $28, and $28...........  1,357  1,522    1,087       1,396
  Due from TeleSpectrum Worldwide
   Inc. ...............................    --     --       --           44
  Prepaid expenses and other...........     14     23       41         109
                                        ------ ------   ------      ------
    Total current assets...............  1,691  2,151    2,079       2,606
PROPERTY AND EQUIPMENT, net............    164    139      250         240
OTHER ASSETS...........................      8      8       96          88
                                        ------ ------   ------      ------
    Total assets....................... $1,863 $2,298   $2,425      $2,934
                                        ====== ======   ======      ======
 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................... $  126 $  119   $  198      $  217
  Accrued expenses.....................    326    275      241         287
  Deferred revenue.....................    128     92      282         300
                                        ------ ------   ------      ------
    Total current liabilities..........    580    486      721         804
                                        ------ ------   ------      ------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDERS' EQUITY:
  Common stock (The Response Center,
   Inc.), no par value, 1,000 shares
   authorized, 550 shares issued and
   outstanding.........................     51     51       51          51
  Common stock (The Tab House, Inc.),
   $.01 par value, 1,000 shares
   authorized, 550 shares issued and
   outstanding.........................    --     --       --          --
  Additional paid-in capital...........      1      1        1           1
  Net unrealized gain on marketable
   securities available for sale.......    --     121       98         100
  Retained earnings....................  1,231  1,639    1,554       1,978
                                        ------ ------   ------      ------
    Total shareholders' equity.........  1,283  1,812    1,704       2,130
                                        ------ ------   ------      ------
    Total liabilities and shareholders'
     equity............................ $1,863 $2,298   $2,425      $2,934
                                        ====== ======   ======      ======

        The accompanying notes are an integral part of these statements.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                              FOR THE FISCAL YEAR   FOR THE SIX   FOR THE NINE
                                     ENDED         MONTHS ENDED   MONTHS ENDED
                                 SEPTEMBER 30        MARCH 31        JUNE 30
                              -------------------- -------------  -------------
                                1994       1995     1995   1996    1995   1996
                              ---------  --------- ------ ------  ------ ------
                                                    (UNAUDITED)    (UNAUDITED)
REVENUES..................... $   6,183  $   6,719 $3,584 $2,781  $5,199 $4,583
                              ---------  --------- ------ ------  ------ ------
OPERATING EXPENSES:
  Cost of services...........     3,426      3,583  1,811  1,534   2,702  2,438
  Selling, general and
   administrative............     2,800      2,717  1,551  1,310   2,107  1,731
                              ---------  --------- ------ ------  ------ ------
    Total operating
     expenses................     6,226      6,300  3,362  2,844   4,809  4,169
                              ---------  --------- ------ ------  ------ ------
    Operating income (loss)..       (43)       419    222    (63)    390    414
INTEREST INCOME..............         8         10    --     --      --     --
INTEREST EXPENSE.............        (2)       --     --     --      --     --
                              ---------  --------- ------ ------  ------ ------
NET INCOME (LOSS)............ $     (37) $     429 $  222 $  (63) $  390 $  414
                              =========  ========= ====== ======  ====== ======
PRO FORMA DATA (UNAUDITED)
  Historical net income
   (loss).................... $     (37) $     429 $  222 $  (63) $  390 $  414
  Pro forma provision
   (benefit) for income
   taxes.....................       (15)       180     91    (25)    160    164
                              ---------  --------- ------ ------  ------ ------
  Pro forma net income
   (loss).................... $     (22) $     249 $  131 $  (38) $  230 $  250
                              =========  ========= ====== ======  ====== ======

        The accompanying notes are an integral part of these statements.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                         THE RESPONSE        THE
                         CENTER, INC.  TAB HOUSE, INC.                UNREALIZED
                         COMMON STOCK   COMMON STOCK       ADDITIONAL  GAIN ON                TOTAL
                         ------------- ------------------   PAID-IN   MARKETABLE RETAINED SHAREHOLDERS'
                         SHARES AMOUNT  SHARES   AMOUNT     CAPITAL   SECURITIES EARNINGS    EQUITY
                         ------ ------ -------   --------  ---------- ---------- -------- -------------
BALANCE, OCTOBER 1,
 1993...................  550    $ 51       550   $    --     $  1       $--      $1,301     $ 1,353
 Net loss...............  --      --        --         --      --         --         (37)        (37)
 Distributions..........  --      --        --         --      --         --         (33)        (33)
                          ---    ----   -------   --------    ----       ----     ------     -------
BALANCE, SEPTEMBER 30,
 1994...................  550      51       550        --        1        --       1,231       1,283
 Net income.............  --      --        --         --      --         --         429         429
 Distributions..........  --      --        --         --      --         --         (21)        (21)
 Net unrealized gain on
  marketable
  securities............  --      --        --         --      --         121        --          121
                          ---    ----   -------   --------    ----       ----     ------     -------
BALANCE, SEPTEMBER 30,
 1995...................  550      51       550        --        1        121      1,639       1,812
 Net loss (unaudited)...  --      --        --         --      --         --         (63)        (63)
 Distributions
  (unaudited)...........  --      --        --         --      --         --         (22)        (22)
 Net unrealized loss on
  marketable securities
  (unaudited)...........  --      --        --         --      --         (23)       --          (23)
                          ---    ----   -------   --------    ----       ----     ------     -------
BALANCE, MARCH 31, 1996
 (unaudited)............  550      51       550        --        1         98      1,554       1,704
 Net income
  (unaudited)...........  --      --        --         --      --         --         477         477
 Distributions
  (unaudited)...........                                                             (53)        (53)
 Net unrealized gain on
  marketable securities
  (unaudited)...........  --      --        --         --      --           2        --            2
                          ---    ----   -------   --------    ----       ----     ------     -------
BALANCE, JUNE 30, 1996
 (unaudited)............  550    $ 51       550   $    --     $  1       $100     $1,978     $ 2,130
                          ===    ====   =======   ========    ====       ====     ======     =======

        The accompanying notes are an integral part of these statements.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    FOR THE
                             FOR THE FISCAL YEAR   FOR THE SIX    NINE MONTHS
                                    ENDED          MONTHS ENDED   ENDED JUNE
                                SEPTEMBER 30         MARCH 31         30
                             --------------------  -------------  ------------
                               1994       1995     1995    1996   1995   1996
                             ---------  ---------  -----  ------  -----  -----
                                                   (UNAUDITED)    (UNAUDITED)
 OPERATING ACTIVITIES:
 Net income (loss).......... $     (37) $     429  $ 222  $  (63) $ 390  $ 414
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities--
   Depreciation and
    amortization............        43         48     28      30     40     47
   Gain on sale of
    marketable securities...        (7)       (22)   (16)     (2)   (16)    (2)
   Changes in operating
    assets and
    liabilities--
    Accounts receivable.....        13       (165)   (47)    435   (205)   126
      Due from TeleSpectrum
       Worldwide............       --         --     --      --     --     (44)
    Prepaid expenses and
     other..................        41         (8)   (19)    (18)   (31)     5
    Other assets............        (2)       --     --      (87)   --    (169)
    Accounts payable........      (202)        (7)    35      78     69     97
    Accrued expenses........       219        (51)   (74)    (34)  (110)    11
    Deferred revenue........        43        (36)     1     190    (56)   208
                             ---------  ---------  -----  ------  -----  -----
     Net cash provided by
      (used in) operating
      activities............       111        188    130     529     81    693
                             ---------  ---------  -----  ------  -----  -----
 INVESTING ACTIVITIES:
   Purchases of marketable
    securities..............       (93)       --     --      (15)   --     (17)
   Proceeds on sales of
    marketable securities...        73         67     44       9     45      9
   Purchases of property and
    equipment...............       (39)       (23)   (21)   (142)   (27)  (148)
                             ---------  ---------  -----  ------  -----  -----
     Net cash provided by
      (used in) investing
      activities............       (59)        44     23    (148)    18   (156)
                             ---------  ---------  -----  ------  -----  -----
 FINANCING ACTIVITIES:
   Repayment of shareholder
    loan....................      (160)       --     --      --     --     --
   Distributions paid.......       (33)       (22)   (22)    (22)   (22)   (75)
                             ---------  ---------  -----  ------  -----  -----
     Net cash used in
      financing activities..      (193)       (22)   (22)    (22)   (22)   (75)
                             ---------  ---------  -----  ------  -----  -----
 NET INCREASE (DECREASE) IN
  CASH AND CASH
  EQUIVALENTS...............      (141)       210    131     359     77    462
 CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD.......       213         72     72     282     72    282
                             ---------  ---------  -----  ------  -----  -----
 CASH AND CASH EQUIVALENTS,
  END OF PERIOD............. $      72  $     282  $ 203  $  641  $ 149  $ 744
                             =========  =========  =====  ======  =====  =====

        The accompanying notes are an integral part of these statements.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (INFORMATION AS OF MARCH 31, 1996 AND JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995 AND 1996 AND THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996
                                 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  The Response Center, Inc. and the Tab House, Inc. (collectively the "Company") provide custom market research and analysis, principally to clients in the telecommunications, financial services, pharmaceutical and healthcare industries.

  The accompanying financial statements reflect the combined financial position and results of operations of The Response Center, Inc. and The Tab House, Inc. The accompanying financial statements are presented on a combined basis, as The Response Center, Inc. and The Tab House, Inc. are owned by the same shareholders who have identical ownership in each entity. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

  The Company recognizes revenues as services are performed for customers on a per project basis. In fiscal 1994, 1995, the six months ended March 31, 1996 and the nine months ended June 30, 1996, the Company had one customer, which accounted for 36%, 27%, 21% and 26% of revenues, and 24%, 27%, 22% and 30% of accounts receivable, respectively. The Company expects total revenues for this customer to decline in fiscal 1996 versus 1995.

  The concentration of credit risk is limited to trade accounts receivables and is subject to the financial conditions of the Company's customers. The Company does not require collateral or other securities to support customer receivables.

 CASH AND CASH EQUIVALENTS

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents were composed primarily of investments in money market funds.

  The Company maintains cash accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits. The Company believes that they are not exposed to any significant credit risks on their cash accounts.

 MARKETABLE SECURITIES

  During fiscal 1995, the Company began reporting marketable securities in accordance with Statement of Financial Accounting Standards No. 115. All securities have been classified as available-for-sale and reported at quoted market value with net unrealized gains being reported as a separate component of shareholders' equity. Prior to 1995, marketable securities were reported at the lower of cost or market.

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

   Computer and office equipment...... 5 years
   Furniture and fixtures............. 7 years
   Leasehold improvements............. The lessor of 6 years or the lease term.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

   (INFORMATION AS OF MARCH 31, 1996 AND JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995 AND 1996 AND THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996
                                 IS UNAUDITED)

  Expenditures for maintenance, repairs and betterments which do not prolong the normal useful life of an asset have been charged to operations as incurred. Additions and improvements which substantially extend the useful lives of the properties are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

 INCOME TAXES

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, the Company is not subject to federal income taxes, and the taxable income of the Company is included in the shareholders' tax returns. The Company has also elected S Corporation status for state income tax purposes. Therefore, no provision for federal and state income taxes has been made in the accompanying financial statements.

  The Company is on the cash basis of accounting for income tax purposes and on the accrual basis for financial reporting purposes. Therefore, the Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. At September 30, 1995, the Company's financial reporting basis of the net assets exceeds the tax basis of the net assets by approximately $1,000,000. In the event that the S Corporation is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 6), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the federal statutory income tax rate and the pro forma income tax rate primarily relates to state and local income taxes and expenses not deductible for tax purposes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at the fair value due to the short-term nature of those instruments.

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and June 30, 1996 and for the six months ended March 31, 1995 and 1996 and for the nine months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended March 31, 1996 and for the nine months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

 401(K) PLAN

  On October 1, 1991, the Company adopted a 401(k) plan for its employees (the "Plan"). The Plan allows all participants to contribute a percentage of their compensation with Company contributions. The Company contributed $10,000 and $13,000 in fiscal 1994 and 1995, respectively.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

   (INFORMATION AS OF MARCH 31, 1996 AND JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED MARCH 31, 1995 AND 1996 AND THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996
                                 IS UNAUDITED)

2. MARKETABLE SECURITIES:

  The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115) effective October 1, 1994. This statement requires the Company to classify its investment securities as: (1) held-to-maturity, (2) available-for-sale or (3) trading securities. At September 30, 1995, all of the Company's marketable securities are classified as available for sale and reported at market value; therefore, any unrealized holding gains or losses are presented as a separate component of shareholders' equity. The cumulative effect of adopting SFAS 115 was an increase in shareholders' equity of $121,000.

  In accordance with SFAS 115, the Company has not restated the financial statements for prior years. For the year ended September 30, 1994, marketable securities are carried at the lower of cost or market. The following is a summary of available-for-sale securities as of September 30, 1995 (in thousands):

                                                   UNREALIZED UNREALIZED
                                                    HOLDING    HOLDING   MARKET
                                              COST   LOSSES     GAINS    VALUE
                                              ---- ---------- ---------- ------
   Common stocks............................. $118    $ (6)      $106     $218
   Municipal bonds, maturity dates ranging
    from 12/99 to 3/05.......................   59     --          20       79
   Mutual Funds..............................   26     --           1       27
                                              ----    ----       ----     ----
   Total Marketable Securities............... $203    $ (6)      $127     $324
                                              ====    ====       ====     ====

  During the year ended September 30, 1995 the Company sold marketable securities in the amount of $103,000. Under the specific identification method, the Company realized gains of $22,000 on these sales.

  The following is a summary of available-for-sale securities as of September 30, 1994 (in thousands):

                                                   UNREALIZED UNREALIZED
                                                    HOLDING    HOLDING   MARKET
                                              COST   LOSSES     GAINS    VALUE
                                              ---- ---------- ---------- ------
   Common stocks............................. $148    $ (9)      $ 77     $216
   Municipal bonds, maturity dates ranging
    from 12/99 to 3/05.......................   59     --          12       71
   Mutual Funds..............................   41      (2)       --        39
                                              ----    ----       ----     ----
   Total Marketable Securities............... $248    $(11)      $ 89     $326
                                              ====    ====       ====     ====

  During the period ended September 30, 1994, the Company sold marketable securities in the amount of $243,000. Under the specific identification method, the Company realized gains of $17,000 on these sales.

               THE RESPONSE CENTER, INC. AND THE TAB HOUSE, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)
   (INFORMATION AS OF MARCH 31, 1996 AND JUNE 30, 1996 AND FOR THE SIX MONTHS
     ENDED MARCH 31, 1995 AND 1996 AND THE NINE MONTHS ENDED JUNE 30, 1995
                            AND 1996 IS UNAUDITED)

3. PROPERTY AND EQUIPMENT:

                                               SEPTEMBER 30
                                               --------------  MARCH 31 JUNE 30
                                                1994    1995     1996    1996
                                               ------  ------  -------- -------
                                                       (IN THOUSANDS)
   Computer equipment......................... $  161  $  154   $ 198    $ 199
   Furniture and office equipment.............     89      96     148      145
   Leasehold improvements.....................     19      19      65       74
                                               ------  ------   -----    -----
                                                  269     269     411      418
   Less--Accumulated depreciation and
    amortization..............................   (105)   (130)   (161)    (178)
                                               ------  ------   -----    -----
                                               $  164  $  139   $ 250    $ 240
                                               ======  ======   =====    =====

  Depreciation and amortization expense for the fiscal years ended September 30, 1994 and 1995, the six months ended March 31, 1996 and the nine months ended June 30, 1996 was $43,000, $48,000, $30,000 and $47,000, respectively.

4. ACCRUED EXPENSES:

                                 SEPTEMBER 30
                                 ------------- MARCH 31 JUNE 30
                                  1994   1995    1996    1996
                                 ------ ------ -------- -------
                                         (IN THOUSANDS)
   Accrued compensation and
    related expenses............ $  115 $  132   $103    $175
   Accrued local taxes..........     19     30     30      32
   Other accrued liabilities....    192    113    108      80
                                 ------ ------   ----    ----
                                 $  326 $  275   $241    $287
                                 ====== ======   ====    ====

5. COMMITMENTS AND CONTINGENCIES:

  The Company leases a facility and equipment. Such leases have terms which extend through 2000. Rent expense for the fiscal years ended September 30, 1994 and 1995 and the six months ended March 31, 1996 and the nine months ended June 30, 1996 was $157,000, $161,000, $64,000 and $90,000, respectively.

  Future minimum lease payments under the Company's leases as of September 30, 1995 are as follows (in thousands):

   1996................................................................... $138
   1997...................................................................  111
   1998...................................................................   58
   1999...................................................................   55
   2000...................................................................   55
                                                                           ----
   Total minimum lease payments........................................... $417
                                                                           ====

6. SALE OF BUSINESS:

  In April 1996, an asset purchase agreement was entered into among TeleSpectrum Worldwide Inc. a wholly-owned subsidiary of CRW Financial, the Company, and the shareholders of the Company whereby TeleSpectrum Worldwide agreed to purchase substantially all of the net assets of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc.:

  We have audited the accompanying combined balance sheet of TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. (Maryland corporations) as of December 31, 1995, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Philadelphia, Pa.,
April 17, 1996

(Except with respect
to the matter
discussed in Note 3,
as to which the date
is May 1, 1996)

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

                             COMBINED BALANCE SHEET

                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                                        DECEMBER 31
                                                        -----------   JUNE 30
                                                           1995        1996
                                                        ----------- -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash.................................................   $   15      $  605
  Accounts receivable, net of reserves of $22 and $30..    2,690       3,409
  Due from TeleSpectrum Worldwide, Inc.................      --           51
  Due from shareholder/officer.........................        4         --
  Prepaid expenses and other...........................       95         283
                                                          ------      ------
    Total current assets...............................    2,804       4,348
PROPERTY AND EQUIPMENT, net............................      657       1,085
OTHER ASSETS...........................................       88         157
                                                          ------      ------
    Total assets.......................................   $3,549      $5,590
                                                          ======      ======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.......................................   $1,350      $2,289
  Current portion of long-term debt....................      198         594
  Accounts payable.....................................      498         534
  Accrued compensation.................................      161         240
  Deferred revenue.....................................      197         261
  Other accrued expenses...............................      363         464
                                                          ------      ------
    Total current liabilities..........................    2,767       4,382
                                                          ------      ------
LONG-TERM DEBT AND OTHER NONCURRENT LIABILITIES........       81           3
                                                          ------      ------
DEFERRED TAXES.........................................       14          14
                                                          ------      ------
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY:
  Common stock, TeleSpectrum, Inc. $.01 par value,
   5,000 shares authorized, 3,000 shares issued and
   outstanding.........................................      --          --
  Common stock, TeleSpectrum Training Services, Inc. no
   par value, 5,000 shares authorized, 200 shares
   issued and outstanding..............................        6           6
  Additional paid-in capital...........................      217         217
  Retained earnings....................................      464         968
                                                          ------      ------
    Total stockholders' equity.........................      687       1,191
                                                          ------      ------
    Total liabilities and stockholders' equity.........   $3,549      $5,590
                                                          ======      ======

        The accompanying notes are an integral part of these statements.

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

                          COMBINED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                 FOR THE SIX
                                                                MONTHS ENDED
                                                                   JUNE 30
                                             FOR THE YEAR ENDED --------------
                                             DECEMBER 31, 1995   1995    1996
                                             ------------------ ------  ------
                                                                 (UNAUDITED)
REVENUES....................................      $11,854       $5,592  $8,034
                                                  -------       ------  ------
OPERATING EXPENSES:
  Cost of services..........................        8,338        3,828   5,290
  Selling, general and administrative
   expenses.................................        3,072        1,652   2,121
                                                  -------       ------  ------
    Total operating expenses................       11,410        5,480   7,411
                                                  -------       ------  ------
    Operating income........................          444          112     623
INTEREST EXPENSE............................         (184)         (85)   (119)
                                                  -------       ------  ------
    Income before income taxes..............          260           27     504
INCOME TAX BENEFIT..........................           18           --      --
                                                  -------       ------  ------
NET INCOME..................................      $   278       $   27  $  504
                                                  =======       ======  ======
PRO FORMA DATA (UNAUDITED)
  Historical net income.....................      $   278       $   27  $  504
  Pro forma provision for income taxes......          112           11     199
                                                  -------       ------  ------
  Pro forma net income......................      $   166       $   16  $  305
                                                  =======       ======  ======

        The accompanying notes are an integral part of these statements.

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS--EXCEPT SHARE DATA)

                                   COMMON STOCK
                         ---------------------------------
                                       TELESPECTRUM
                                         TRAINING
                         TELESPECTRUM,  SERVICES,          ADDITIONAL              TOTAL
                             INC.          INC.             PAID-IN   RETAINED STOCKHOLDERS'
                            SHARES        SHARES    AMOUNT  CAPITAL   EARNINGS    EQUITY
                         ------------- ------------ ------ ---------- -------- -------------
BALANCE, JANUARY 1,
 1995...................     3,000         200       $  6     $217      $186      $  409
  Net income............       --          --         --       --        278         278
                             -----         ---       ----     ----      ----      ------
BALANCE, DECEMBER 31,
 1995...................     3,000         200          6      217       464         687
                             -----         ---       ----     ----      ----      ------
  Net income
   (unaudited)..........       --          --         --       --        504         504
                             -----         ---       ----     ----      ----      ------
BALANCE, JUNE 30, 1996
 (unaudited)............     3,000         200       $  6     $217      $968      $1,191
                             =====         ===       ====     ====      ====      ======

        The accompanying notes are an integral part of these statements.

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 FOR THE SIX
                                                                MONTHS ENDED
                                                                   JUNE 30
                                             FOR THE YEAR ENDED --------------
                                             DECEMBER 31, 1995  1995    1996
                                             ------------------ ------ -------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net income................................       $ 278        $ 154  $   504
  Adjustments to reconcile net income to net
   cash used in operating activities--
    Depreciation and amortization...........         343          107       99
    Changes in operating assets and
     liabilities--
      Accounts receivable...................        (679)         (42)    (720)
      Due from TeleSpectrum Worldwide,
       Inc..................................         --           --       (51)
      Due from stockholder/officer..........           1            5      --
      Prepaid expenses and other............          (2)        (162)    (187)
      Other, net ...........................        (114)          57       63
      Deferred revenue......................        (205)        (405)      64
      Accounts payable and accrued
       liabilities..........................         374          278       58
                                                   -----        -----  -------
        Net cash used in operating
         activities.........................          (4)          (8)    (170)
                                                   -----        -----  -------
INVESTING ACTIVITIES:
  Purchases of property and equipment.......         (99)        (288)    (526)
                                                   -----        -----  -------
        Net cash used in investing
         activities.........................         (99)        (288)    (526)
                                                   -----        -----  -------
FINANCING ACTIVITIES:
  Net borrowings on line of credit..........         807          (14)   2,289
  Proceeds from notes payable...............         --           204      500
  Principal payments on long-term debt and
   capital leases...........................        (852)         (16)  (1,503)
  Bank overdraft............................         --           (41)     --
                                                   -----        -----  -------
        Net cash used in financing
         activities.........................         (45)         133    1,286
                                                   -----        -----  -------
NET (DECREASE) INCREASE IN CASH.............        (148)        (163)     590
CASH, BEGINNING OF PERIOD...................         163          163       15
                                                   -----        -----  -------
CASH, END OF PERIOD.........................       $  15        $ --   $   605
                                                   =====        =====  =======
CASH PAID FOR:
  Interest..................................         182           82      116
                                                   =====        =====  =======
  Taxes.....................................          36           35       81
                                                   =====        =====  =======

        The accompanying notes are an integral part of these statements.

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

 INDUSTRY INFORMATION

  TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. (together the "Company") specializes in providing both outbound and inbound telemarketing services and fullfillment to the high technology, pharmaceutical and healthcare and consumer products industries.

  The financial statements reflect the combined financial position and results of operations of TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. The accompanying financial statements are presented on a combined basis, as TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. are owned by the same stockholders who have identical ownership in each entity. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

 REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

  The Company recognizes revenues on programs as services are performed for the clients, generally based upon hours incurred. In 1995 and the six months ended June 30, 1996, the Company had one client which accounted for approximately 12% and 25% of revenues and 15% and 28% of accounts receivable, respectively.

  The concentration of credit risk is limited to trade accounts receivables and is subject to the financial conditions of the Company's clients. The Company does not require collateral or other securities to support client receivables.

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the term of the lease. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of three to ten years.

  Expenditures for maintenance, repairs and betterments which do not prolong the normal useful life of an asset have been charged to operations as incurred. Additions and betterments which substantially extend the useful life of the properties are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

 INCOME TAXES

  TeleSpectrum, Inc. elected to be taxed as an S Corporation under the provisions of the federal and state statutes. In lieu of federal and state corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision for federal or state income taxes was recorded for the year ended December 31, 1995 or the six months ended June 30, 1996.

  The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. The principal differences relate to the timing of the recognition of accrued expenses which are not deductible for federal income tax purposes until paid and the use of accelerated methods of depreciation for income tax purposes. At December 31, 1995, the financial reporting basis of the Company's net assets exceeds the tax basis of the net assets by approximately $140,000. In the event that the S Corporation is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements.

  Given the pending sale of the business (see Note 6), for informational purposes, the accompanying statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if the Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

differences between the federal statutory income tax rate and the pro forma income tax rate primarily related to state and local income taxes and expenses not deductible for tax purposes.

  TeleSpectrum Training Services, Inc. is a C Corporation and follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires an asset and liability approach to the recognition of deferred tax assets and liabilities related to the expected future consequences of events that have been recognized in the financial statements or tax returns.

  TeleSpectrum Training Services, Inc. has recorded $14,000 of long-term deferred tax liabilities as of December 31, 1995 and June 30, 1996. This amount relates principally to differences between the accelerated depreciation methods used for income tax purposes and those used for financial reporting purposes.

  The (benefit) for income taxes for TeleSpectrum Training Services, Inc. is comprised of the following (in thousands):

                                                           DECEMBER 31 JUNE 30,
                                                              1995       1996
                                                           ----------- --------
Current...................................................    $  2       $--
Deferred..................................................     (20)       --
                                                              ----       ----
  Total benefit...........................................    $(18)      $--
                                                              ====       ====

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amounts of line of credit, long-term debt and capital lease obligations approximate fair value at the balance sheet dates.

 PERVASIVENESS OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

2. PROPERTY AND EQUIPMENT (IN THOUSANDS--EXCEPT USEFUL LIFE DATA):

                                                      USEFUL DECEMBER 31 JUNE 30
                                                      LIVES     1995      1996
                                                      ------ ----------- -------
   Telemarketing equipment..........................    5-7    $   825   $1,244
   Furniture and office equipment...................    3-5      1,221    1,329
   Leasehold Improvements...........................   3-10         91       91
                                                               -------   ------
                                                                 2,137    2,664
   Less--Accumulated depreciation and amortization..            (1,480)  (1,579)
                                                               -------   ------
                                                               $   657   $1,085
                                                               =======   ======

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995
                            AND 1996 IS UNAUDITED)

  Depreciation expense for the year ended December 31, 1995 and the six months ended June 30, 1996, was $343,000 and $99,000, respectively.

3. LINE OF CREDIT:

  The Company entered into a new line of credit agreement in May 1996 (the "new line") and used proceeds from the new line to pay down the amount owed under the existing line of credit (the "old line"). The amount available for borrowing under the new line is $4.0 million, with interest at the bank's prime rate plus 1.5% (under the old line, interest, calculated as the bank's prime rate plus 2.5%, was 11% at December 31, 1995). At December 31, 1995, the balance of the old line was $1.35 million. Interest expense on borrowings under the old line amounted to $127,000 during 1995 and interest expense under the old and new lines amounted to $95,000 during the six months ended June 30, 1996.

4. LONG-TERM DEBT (in thousands):

                                                         DECEMBER 31, JUNE 30,
                                                             1995       1996
                                                         ------------ --------
Note payable to bank (see Note 3), interest at the
 bank's prime rate plus 2%, monthly principal payments
 of $13,000 plus interest, maturing July 1996,
 collateralized by all assets of the Company; eighty
 percent (80%) guaranteed by the United States Small
 Business Administration (SBA); personally guaranteed by
 the Company's officers.................................    $  91      $ --
Note payable, interest at 15%, monthly principal and
 interest payments of $2,000, maturing October 1997,
 guaranteed by an officer of the
 company................................................       38         24
Note payable, interest at 22%, maturing June 1996,
 guaranteed by an officer of the Company................      --         --
Note Payable, interest at 9%, maturity May 1997,
 guaranteed by CRW Financial, Inc.......................      --         500
Capitalized lease obligations (Note 5)..................      126         73
                                                            -----      -----
                                                              255        597
Less--Current portion...................................     (198)      (594)
                                                            -----      -----
                                                            $  57      $   3
                                                            =====      =====

  Minimum principal repayments of long-term debt as of December 31, 1995, excluding capitalized lease obligations, are as follows (in thousands):

  1996.................................................................     $110
  1997.................................................................       19
                                                                            ----
                                                                            $129
                                                                            ====

5. COMMITMENTS AND CONTINGENCIES:

  The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

          TELESPECTRUM, INC. AND TELESPECTRUM TRAINING SERVICES, INC.

(INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND
                               1996 IS UNAUDITED)

  The Company leases facilities and equipment at several locations. Rent expense under operating leases for the year ended December 31, 1995 and the six months ended June 30, 1996 was $264,000 and $194,000 respectively.

  Future minimum lease payments under the Company's leases as of December 31, 1995 are as follows (in thousands):

                                                              OPERATING CAPITAL
                                                               LEASES   LEASES
                                                              --------- -------
   1996......................................................  $  395    $ 99
   1997......................................................     447      36
   1998......................................................     441       4
   1999......................................................     382     --
   2000......................................................      19     --
                                                               ------    ----
   Total minimum lease payments..............................  $1,684     139
                                                               ======
   Less--Amount representing interest........................             (13)
                                                                         ----
   Present value of future minimum lease payments............             126
   Less--Current portion.....................................             (88)
                                                                         ----
                                                                         $ 38
                                                                         ====

6. SALE OF BUSINESS:

  In April 1996, an asset purchase agreement was entered into among CRW Financial, Inc. ("CRW"), the Company and the shareholders of the Company whereby TeleSpectrum Worldwide Inc., a wholly-owned subsidiary of CRW, agreed to purchase substantially all of the net assets of the Company.

  Upon signing the asset purchase agreement, CRW advanced the Company $500,000 in the form of a promissory note due one year from the date the proceeds are received with interest at 9%. Upon the closing of the transaction, a portion of the purchase price will be paid by cancellation of the promissory note.

     The inside back cover depicts two flow charts. The first flow chart is entitled "Inbound Process" and describes the inbound process using the following text:

        Customers Desire Product or Service or Have Questions
        Response Via
        Phone, Mail, Internet
        Connect With
        Telespectrum Representative
        Who
        Collects, Verifies, and Enhances Data and Interfaces with
        External Customer Database
        Client Needs Met Through
        Fulfillment, E-Mail, Internet
        Phone Call Back, Customer Satisfied, Client Reports

     The second flow chart is entitled "Outbound Process" and describes the outbound process using the following text:

        Product/Service Offering
        Generate List & Conduct Market Research to Segment List
        Ongoing Database Management to Adjust Offering
        Outbound Autodialing by Telespectrum Representative to Reach Customers Customer Says Yes or Customer Says No
        Quality Control
        Fulfill/Take Orders or Capture Why
        Update Master File/Generate Reports for Client

     The back cover depicts the Company logo above the words "Telespectrum Worldwide, Inc."

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with issuance and distribution of securities being registered. All such fees and expenses shall be paid by the Company.

      Securities and Exchange Commission Registration Fee........... $   74,555
      NASD Fee......................................................     22,121
      Nasdaq National Market Listing Fee............................     50,000
      Printing and Engraving Expenses...............................    300,000
      Accounting Fees and Expenses..................................  1,400,000
      Legal Fees and Expenses.......................................    400,000
      Directors and Officers Insurance..............................    150,000
      Blue Sky Qualification Fees and Expenses......................     25,000
      Transfer Agent Fees and Expenses..............................      7,500
      Miscellaneous.................................................    170,824
                                                                     ----------
        Total....................................................... $2,600,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived and improper personal benefit.
Article 7 of the registrant's Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

  Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director of officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 7 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 7 further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant maintains directors' and officers' liability insurance.

  Under Section 9 of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 hereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On April 29, 1996, the registrant sold 8,510,137 shares of its common stock (after giving effect to a 8.510137-to-1 stock split effected through a stock dividend paid to stockholders of record on May 21, 1996) to CRW Financial, Inc. in an organizational subscription for aggregate cash consideration of $10,000. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996, the registrant entered into an Amended and Restated Asset Purchase Agreement with Harris Direct Marketing Inc., Harris Fulfillment Inc., Bruce M. Schorle and Edward M. Idzik, pursuant to which the registrant has agreed to issue 202,192 shares of its Common Stock and warrants to purchase 60,900 shares, as partial consideration for the purchase by the registrant of all of the net assets of the "Harris Operating Business" (as defined in the Prospectus which forms a part of this registration statement (the "Prospectus")). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 26,100 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996, the registrant entered into an Amended and Restated Asset Purchase Agreement with Dial Direct, Inc., Insure Direct, Inc., Dial Direct Telemarketing, Ltd., TRG/Communication, Inc., The Reich Group, Inc. and Morton
M. Reich, pursuant to which the registrant has agreed to issue 441,468 shares of its Common Stock and warrants to purchase 105,000 shares as partial consideration for the purchase by the registrant of all of the net assets of the "Reich Operating Business" (as defined in the Prospectus). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 45,000 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996 the registrant entered into an Amended and Restated Asset Purchase Agreement with TeleSpectrum, Inc., TeleSpectrum Training Services, Inc., Karen Schweitzer and Sherry Paterra, pursuant to which the registrant has agreed to issue 176,587 shares of its Common Stock and warrants to purchase 44,100 shares as partial consideration for the purchase by the registrant of all of the net assets of the "TeleSpectrum Operating Business" (as defined in the Prospectus). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 18,900 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996, the registrant entered into an Amended and Restated Asset Purchase Agreement with SOMAR, Inc., and Richard W. Virtue, pursuant to which the registrant has agreed to issue 2,207,340 shares of its Common Stock and warrants to purchase 210,000 shares as partial consideration for the purchase by the registrant of all of the net assets of the "SOMAR Operating Business" (as defined in the Prospectus). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 90,000 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996, the registrant entered into an Amended and Restated Asset Purchase Agreement with The Response Center, Inc., The Tab House, Inc., Patrick M. Baldasare, Richard Raquet and Edward Olesky, pursuant to which the registrant has agreed to issue 256,051 shares of its Common Stock and warrants to purchase 60,900 shares as partial consideration for the purchase by the registrant of all of the net assets of "The Response Center Operating Business" (as defined in the Prospectus). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 26,100 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  On May 22, 1996, the registrant entered into an Amended and Restated Asset Purchase Agreement with NBG Services, Inc., William F. Rhatigan and Michael J. Gallant, pursuant to which the registrant has agreed to issue 1,120,225 shares of its Common Stock and warrants to purchase 112,500 shares as partial consideration for the purchase by the registrant of all of the net assets of the "NBG Operating Business" (as defined in the Prospectus). Pursuant to the Amended and Restated Asset Purchase Agreement, the Company has agreed to grant 75,000 stock options to certain employees of this Operating Business following consummation of the asset purchase. The transaction was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed as part of this registration statement:

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     1.01  Form of Underwriting Agreement.*
     3.01  Restated Certificate of Incorporation of TeleSpectrum Worldwide
           Inc.*
     3.02  Bylaws of TeleSpectrum Worldwide Inc.*
     5.01  Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.*
    10.01  Asset Purchase Agreement, dated as of April 4, 1996, supplemented
           April 6, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc., TeleSpectrum Worldwide Inc., Harris
           Direct Marketing, Inc., Harris Fulfillment, Inc., Bruce M. Schorle
           and Edward M. Idzik.*
    10.02  Asset Purchase Agreement, dated as of April 5, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc.,
           TeleSpectrum Worldwide Inc., DialDirect, Inc., InsureDirect, Inc.,
           DialDirect Telemarketing, Ltd., TRG/Communications, Inc., The Reich
           Group, Inc. and Morton M. Reich.*
    10.03  Asset Purchase Agreement, dated as of April 10, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc.,
           TeleSpectrum Worldwide Inc., TeleSpectrum, Inc., TeleSpectrum
           Training Services, Inc., Karen Schweitzer and Sherry Paterra.*
    10.04  Asset Purchase Agreement, dated as of April 26, 1996 and amended and restated as of May 22, 1996, by and among SOMAR, Inc., Richard W.
           Virtue, CRW Financial, Inc. and TeleSpectrum Worldwide Inc.*
    10.05  Asset Purchase Agreement, dated as of April 30, 1996 and amended and restated as of May 22, 1996, by and among TeleSpectrum Worldwide
           Inc., The Response Center, Inc., The Tab House, Inc., Patrick M.
           Baldasare, Richard Raquet and Edward Olesky.*
    10.06  Asset Purchase Agreement, dated as of May 3, 1996 and amended and restated as of May 22, 1996, by and among TeleSpectrum Worldwide
           Inc., CRW Financial, Inc., NBG Services, Inc., William F. Rhatigan
           and Michael J. Gallant.*
    10.07  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc. and Edward M. Idzik.*
    10.08  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial Inc. and Karen Schweitzer.*
    10.09  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc. and Morton M. Reich.*
    10.10  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc. and Patrick M. Baldasare.*
    10.11  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., and Gregory M. Alcorn.*
    10.12  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., and Michael J. Gallant.*

- --------
 *Previously filed.
**Filed herewith.

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
    10.13  Form of Employment Agreement to be entered into between TeleSpectrum
           Worldwide Inc. and William F. Rhatigan.*
    10.14  Form of Consulting Agreement to be entered into between TeleSpectrum
           Worldwide Inc. and Richard W. Virtue.*
    10.15  Employment Agreement, dated as of May 21, 1996, into between
           TeleSpectrum Worldwide Inc. and J. Brian O'Neill.*
    10.16  Employment Agreement, dated as of April 22, 1996, between
           TeleSpectrum Worldwide Inc. and Michael C. Boyd.
    10.17  Employment Agreement, dated as of May 6, 1996, between TeleSpectrum
           Worldwide Inc. and Richard C. Schwenk, Jr.
    10.18  TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan.*
    23.01  Consent of Arthur Andersen LLP.**
    23.02  Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as
           Exhibit 5.01).*
    24.01  Power of Attorney.*
    27.01  Financial Data Schedule.*
    99.01  Consent of William F. Rhatigan as a person named to become a director.*
    99.02  Consent of Richard W. Virtue as a person named to become a director.*
    99.03  Consent of Kevin W. Walsh as a person named to become a director.**

- --------
* Previously filed.
**Filed herewith.

  (b) Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registrations statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 7, 1996.

                                          TeleSpectrum Worldwide Inc.

                                          By:     /s/ J. Brian O'Neill
                                              ---------------------------------
                                              J. Brian O'Neill
                                              Chairman of the Board and
                                              Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE              CAPACITY                       DATE
         ---------              --------                       ----

  /s/ J. Brian O'Neill     Chairman of the Board         August 7, 1996
- -------------------------   and Chief Executive
J. Brian O'Neill            Officer and a Director
                            (Principal Executive
                            Officer)


            *              President and Chief           August 7, 1996
- -------------------------   Operating Officer and a
Micheal C. Boyd             Director


            *              Chief Financial Officer       August 7, 1996
- -------------------------   (Principal Financial
Richard C. Schwenk, Jr.     and Accounting Officer)


            *              Director                      August 7, 1996
- -------------------------
Mark J. Denino


*By  /s/ J. Brian O'Neill
  -------------------------------------
  J. Brian O'Neill, Attorney-in-Fact,
  pursuant to powers of attorney
  previously filed as part of this
  registration statement.

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     1.01  Form of Underwriting Agreement.*
     3.01  Restated Certificate of Incorporation of TeleSpectrum Worldwide
           Inc.*
     3.02  Bylaws of TeleSpectrum Worldwide Inc.*
     5.01  Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.*
    10.01  Asset Purchase Agreement, dated as of April 4, 1996, supplemented
           April 6, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc., TeleSpectrum Worldwide Inc., Harris
           Direct Marketing, Inc., Harris Fulfillment, Inc., Bruce M. Schorle
           and Edward M. Idzik.*
    10.02  Asset Purchase Agreement, dated as of April 5, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc.,
           TeleSpectrum Worldwide Inc., DialDirect, Inc., InsureDirect, Inc.,
           DialDirect Telemarketing, Ltd., TRG/Communications, Inc., The Reich
           Group, Inc. and Morton M. Reich.*
    10.03  Asset Purchase Agreement, dated as of April 10, 1996 and amended and restated as of May 22, 1996, by and among CRW Financial, Inc.,
           TeleSpectrum Worldwide Inc., TeleSpectrum, Inc., TeleSpectrum
           Training Services, Inc., Karen Schweitzer and Sherry Paterra.*
    10.04  Asset Purchase Agreement, dated as of April 26, 1996 and amended and restated as of May 22, 1996, by and among SOMAR, Inc., Richard W.
           Virtue, CRW Financial, Inc. and TeleSpectrum Worldwide Inc.*
    10.05  Asset Purchase Agreement, dated as of April 30, 1996 and amended and restated as of May 22, 1996, by and among TeleSpectrum Worldwide
           Inc., The Response Center, Inc., The Tab House, Inc., Patrick M.
           Baldasare, Richard Raquet and Edward Olesky.*
    10.06  Asset Purchase Agreement, dated as of May 3, 1996 and amended and restated as of May 22, 1996, by and among TeleSpectrum Worldwide
           Inc., CRW Financial, Inc., NBG Services, Inc., William F. Rhatigan
           and Michael J. Gallant.*
    10.07  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., Edward M. Idzik.*
    10.08  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc. and Karen Schweitzer.*
    10.09  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc. and Morton M. Reich.*
    10.10  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., Patrick M. Baldasare.*
    10.11  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., and Gregory M. Alcorn.*
    10.12  Form of Employment Agreement to be entered into among TeleSpectrum
           Worldwide Inc., CRW Financial, Inc., and Michael J. Gallant.*
    10.13  Form of Employment Agreement to be entered into between TeleSpectrum
           Worldwide Inc. and William F. Rhatigan.*
    10.14  Form of Consulting Agreement to be entered into between TeleSpectrum
           Worldwide Inc. and Richard W. Virtue.*
    10.15  Employment Agreement, dated as of May 21, 1996, between TeleSpectrum
           Worldwide Inc. and J. Brian O'Neill.*
    10.16  Employment Agreement, dated as of April 22, 1996, between
           TeleSpectrum Worldwide Inc. and Michael C. Boyd.*
    10.17  Employment Agreement, dated as of May 6, 1996, between TeleSpectrum
           Worldwide Inc. and Richard C. Schwenk, Jr.*
    10.18  TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan.*
    23.01  Consent of Arthur Andersen LLP.**
    23.02  Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as
           Exhibit 5.01).*
    24.01  Power of Attorney.*
    27.01  Financial Data Schedule.*
    99.01  Consent of William F. Rhatigan as a person named to become a director.*
    99.02  Consent of Richard W. Virtue as a person named to become a director.*
    99.03  Consent of Kevin W. Walsh as a person named to become a director.**

- --------
 * Previously filed.
** Filed herewith.